SCHEDULE 14A
                              (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box [  ]


[ x ]Preliminary Proxy Statement
[   ]Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[   ]Definitive Proxy Statement
[   ]Definitive Additional Materials

[   ]Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                      Ag Services of America, Inc.
           (Name of Registrant as Specified in its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[  ]No fee required.
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

    [  ] Fee paid previously with preliminary materials.

    [  ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                        AG SERVICES OF AMERICA, INC.
                          1309 Technology Parkway
                          Cedar Falls, Iowa 50613

April ___, 2003

Dear Shareholder:

     You are invited to a special meeting of shareholders, to be held on [Date] at the corporate headquarters of Ag Services of America, Inc., 1309 Technology Parkway, Cedar Falls, Iowa 50613, at [Time], Central Standard Time. You will find information about the special meeting in the enclosed Notice of Special Meeting and proxy statement. In addition, you will also find enclosed a form of proxy and information on how to grant your proxy by mail. The subjects to be considered at the meeting are important to our future. We encourage you to vote by granting your proxy as soon as possible in order to ensure that your vote will be counted at the special meeting.

     At the special meeting, we will ask you to consider and vote on two proposals:

     1. To approve a securities purchase agreement that we entered into on February 24, 2003 with ASP/ASA, LLC, pursuant to which, among other things, we will issue and sell up to 70,000 shares of 8.375% convertible preferred stock to ASP/ASA, LLC; and

     2. To elect five new members to our board of directors, who will replace the members who have agreed to resign from our board of directors effective upon the completion of the first closing of the sale of convertible preferred stock to ASP/ASA, LLC.

     As described in the enclosed materials, our board of directors unanimously approved the securities purchase agreement and believes that it is in the best interests of our company. The board of directors recommends a vote "for" the proposal to approve the securities purchase agreement and to elect the nominees named in this proxy statement to our board of directors.

     Regardless of whether you plan to attend the special meeting, your vote is important. We urge you to participate by promptly completing and returning the enclosed proxy card as soon as possible. You may revoke your proxy and vote in person if you decide to attend the special meeting.

     On behalf of the board of directors and management, we thank you for your continued support of Ag Services of America, Inc. during these challenging times.

                                                 Sincerely,

                                                 ---------------------
                                                 Henry C. Jungling, Jr.
                                                 President


                                                 ---------------------
                                                 Gaylen D. Miller
                                                 Chairman of the Board


                                                 ---------------------
                                                 Kevin D. Schipper
                                                 Chief Executive Officer
                                                 and Secretary


This proxy statement is dated [Date] and is first being mailed to shareholders on or about [Date].

                          AG SERVICES OF AMERICA, INC.
                            1309 Technology Parkway
                            Cedar Falls, Iowa 50613

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON [DATE], 2003


Dear Ag Services of America, Inc. Shareholder,

     It is my pleasure to invite you to a special meeting of the shareholders of Ag Services of America, Inc. to be held on [Day of the week], [Date], at our corporate headquarters, 1309 Technology Parkway, Cedar Falls, Iowa 50613, at [Time], Central Standard Time.

     At the special meeting, we will ask you to consider and vote on the following proposals:

     1. The approval of a securities purchase agreement that we entered into on February 24, 2003 with ASP/ASA, LLC, pursuant to which, among other things, we will issue and sell up to 70,000 shares of 8.375% convertible preferred stock to ASP/ASA, LLC. ASP/ASA, LLC will hold a majority of voting power with respect to our company upon the sale of the convertible preferred stock.

     2. The election of five new members to our board of directors, who will replace the members who have agreed to resign from our board of directors effective upon the completion of the first closing of the sale of convertible preferred stock to ASP/ASA, LLC.

     The accompanying proxy statement describes these proposals in greater detail. If you were a shareholder at the close of business on [Record Date], you are entitled to notice of, and you may vote at, the special meeting.

     Whether or not you plan to attend the special meeting, we ask that you submit your proxy as soon as possible so that your shares can be voted at this meeting. You may vote by mailing a traditional proxy card or by voting in person. Submitting your proxy will NOT prevent you from voting in person. Please review the instructions on the enclosed proxy card and in the proxy statement regarding your voting options.


                                        By order of the board of directors,


                                        ----------------------------------
                                        Kevin D. Schipper
                                        Corporate Secretary
Cedar Falls, IA
[   ], 2003



                         YOUR VOTE IS IMPORTANT

       Please mark, sign and date the enclosed proxy card and mail it promptly in the enclosed return envelope.

                          TABLE OF CONTENTS
                                                                    Page

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING      1

SUMMARY                                                                4

     Overview                                                          4
     The Parties to the Securities Purchase Agreement                  4
     The Special Meeting                                               5
     Shareholder Voting Agreement                                      6
     Recommendation of Our Board of Directors                          6
     Opinion of Our Financial Advisor                                  6
     Interests of Certain Persons in the Transaction                   6
     Appraisal Rights                                                  6
     Conditions to the Transactions                                    6
     Termination of the Securities Purchase Agreement                  7
     Certificate of Designations                                       7
     Additional Agreements                                             7
     Election of Directors                                             8
     Additional Information                                            8

THE PARTIES TO THE SECURITIES PURCHASE AGREEMENT                       9

     Ag Services of America, Inc.                                      9
     ASP/ASA, LLC                                                      9
     American Securities Capital Partners, LLC                         9

THE SPECIAL MEETING                                                   10
     Date, Time and Place                                             10
     Matters to Be Considered                                         10
     Record Date and Shares Entitled to Vote;
          Procedures for Voting; Quorum                               10
     Vote Required                                                    10
     Voting of Proxies                                                11
     Revocability of Proxies                                          11
     Proxy Solicitation                                               12

THE TRANSACTION                                                       13

     Background of the Transaction                                    13
     Reasons for the Transaction                                      15
     Factors Considered by the Board                                  15
     Opinion of Our Financial Advisor                                 16
     Reasons for Seeking Shareholder Approval                         25
     Interests of Certain Persons in the Transaction                  26
     Appraisal Rights                                                 26
     Shareholder Voting Agreement                                     27

PROPOSAL 1 - APPROVAL OF SECURITIES PURCHASE AGREEMENT                28

     Securities Purchase Agreement                                    28
     Certificate of Designations, Rights and Preferences              39
     Registration Rights Agreement                                    41
     Shareholder Agreement                                            42
     Management Consulting Agreement                                  43

PROPOSAL 2 - ELECTION OF DIRECTORS                                    44

EXECUTIVE OFFICERS                                                    48

BENEFICIAL OWNERSHIP OF COMMON STOCK AND CORPORATE INFORMATION        49

EXECUTIVE COMPENSATION AND OTHER RELATED INFORMATION                  52

FINANCIAL DATA                                                        58

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS             60

OTHER MATTERS; FUTURE SHAREHOLDER PROPOSALS                           61

WHERE YOU CAN FIND MORE INFORMATION                                   62

ANNEX A - SECURITIES PURCHASE AGREEMENT                              A-1

ANNEX B - CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
8.375% CONVERTIBLE PREFERRED STOCK OF AG SERVICES OF AMERICA, INC.   B-1

ANNEX C - SHAREHOLDER VOTING AGREEMENT                               C-1

ANNEX D - OPINION OF RABOBANK                                        D-1

ANNEX E - ANNUAL REPORT FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2002  E-1

ANNEX F - QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 30, 2002	   F-1

       QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING

     Below are brief answers to frequently asked questions concerning the proposals and the special meeting. These questions and answers do not, and are not intended to, address all the information that may be important to you. You should read the summary and the remainder of this proxy statement, including all annexes, carefully.


1.   Q:  Why Did You Send Me This Proxy Statement?

A:   We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at a special meeting of shareholders. This proxy statement summarizes the information you need to know to vote at the special meeting. However, you do not need to actually attend the special meeting to vote your shares. Instead, you may simply complete, date, and sign the enclosed proxy card and return it in the enclosed envelope.

     We intend to send this proxy statement, the attached Notice of Special Meeting and the enclosed proxy card on or about [Date] to all shareholders of record at the close of business on [Record Date], the record date for the special meeting. At the close of business on the record date for the special meeting, there were [Number of Shares on Record Date] shares of our common stock entitled to vote on the matter to be voted upon at the special meeting. Our common stock is currently our only class of voting stock.


2.   Q:  What am I Being Asked to Vote on at the Special Meeting?

A:   At our special meeting, we will ask you to consider and vote on two proposals:

     1. To approve a securities purchase agreement that we entered into with ASP/ASA, LLC on February 24, 2003, pursuant to which we will, among other things, issue and sell up to 70,000 shares of 8.375% convertible preferred stock to ASP/ASA, LLC.

     2. To approve the election of five new members to our board of directors. Five of our current directors will be resigning effective upon the completion of the first closing of the sale of convertible preferred stock to ASP/ASA, LLC.


3. Q: Is the Board of Directors recommending that I Vote in Favor of the Proposals?

A:   Yes.  After considering a number of factors, our board of directors unanimously believes that the terms of the securities purchase agreement are in the best interests of Ag Services and our shareholders. Our board of directors recommends that you vote FOR the approval of the securities purchase agreement and the election to our board of directors of the nominees named in this proxy statement.

4.   Q:  How Many Votes Do I Have?

A:   Each share of our common stock that you own entitles you to one vote on the matters to be voted on at the special meeting. The enclosed proxy card indicates the number of shares of our common stock that you own.

5. Q: What Vote Is Required to Hold a Valid Meeting and to Approve the Proposal?

A:   A quorum is necessary to hold a valid special meeting. A quorum is reached when the holders of at least a majority of the outstanding shares of stock are present in person or represented by proxy at the special meeting. The affirmative vote of a majority of the shares present at a meeting at which a quorum is present is required for approval of the proposals.

6.   Q:  How Will the Votes be Counted?

A:   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If you indicate "ABSTAIN" on either of the proposals when granting your proxy, your shares will still count towards a quorum but will not be counted as a vote either for or against the proposal. Broker non-votes will not be counted towards a quorum and also will not be counted as a vote either for or against the proposals. Therefore, broker non-votes will not be considered present and will not be counted in determining the number of votes on the proposals. Broker non-votes occur when brokers do not vote on some matters because they have not been authorized to vote by the beneficial owners of the shares and do not have discretionary authority to vote on those matters.

7.   Q:  How Do I Vote by Granting a Proxy?

A:   If you are a shareholder of record, you may direct your vote by granting a proxy. You can grant your proxy by mailing in your completed, signed and dated proxy card. Whether or not you plan to attend the special meeting, we urge you to grant your proxy by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid
(for the United States only) envelope.

8.   Q:   How Do I Direct My Vote If My Shares Are Held in a Brokerage
Account or By a Bank or Other Nominee?

A:   If you are the beneficial owner of shares held for you in a brokerage account or by a bank or other nominee, you may direct your vote by submitting voting instructions to your broker, bank or nominee, which will grant a proxy in accordance with your instructions. To direct your vote, you should follow the instructions provided on the voting instructions card provided by your broker, bank or nominee.

     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your broker or bank is participating in that program, you may be able to direct the voting of your shares by telephone, by calling the telephone number shown on the voting form that you receive from your broker or bank, or over the Internet at the voting website of ADP Investor Communications (www.proxyvote.com). If your broker or bank participates in a different program and provides different instructions for directing your vote telephonically or over the Internet, you should follow those instructions instead.

9.   Q:   How Will My Shares be Voted If I Grant My Proxy?

A:   If you properly fill in your proxy card and send it to us in time to vote, the proxy holders named on your proxy card will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy holders will vote your shares "FOR" approval of the proposals as recommended by our board of directors.

10.  Q:   May I Revoke My Proxy?

A:   If you grant your proxy, you may revoke it at any time before it is exercised at the special meeting by any one of the following three ways:

     * filing a written notice of revocation with our Corporate Secretary no later than the date of the special meeting;

     * filing another executed proxy, which bears a later date, with our Corporate Secretary; or

     * attending the special meeting and voting in person. Please note that simply attending the special meeting (but not voting) will NOT revoke your proxy.

11.  Q:   Can I Still Vote in Person if I Have Already Granted My Proxy?

A:   Yes.  If you plan to attend the special meeting and vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy issued in your name from the broker, bank or nominee indicating that you were the beneficial owner of the shares on [Record Date], the record date for voting. Granting your proxy will not affect your right to attend the special meeting and vote in person.

12.  Q:  Who Pays the Costs of Soliciting These Proxies?

A:   We will pay all costs of soliciting these proxies, including preparing, assembling, printing and mailing the enclosed materials. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals. We may reimburse them for expenses.

13.  Q:  Do I Have Appraisal Rights for Any of the Matters to be
Considered at the Special Meeting?

A:   As a shareholder, you are not entitled to appraisal rights in the event you dissent from approval of the proposals.

                                 SUMMARY

     This summary, together with the preceding question and answer section, highlights important information discussed in greater detail elsewhere in this proxy statement. This summary includes parenthetical references to pages in other portions of this proxy statement containing a more detailed description of the topics presented in this summary. This summary does not contain all of the information you should consider before voting on the proposals. To more fully understand the matters to be considered at the special meeting, you should read carefully this entire proxy statement and all of its annexes, including the securities purchase agreement, which is attached as Annex A, before voting on whether to approve the proposals. In addition, we incorporate by reference important business and financial information about us into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions described in "Where You Can Find More Information."

Overview

On February 24, 2003, we entered into a securities purchase agreement with ASP/ASA, LLC. The securities purchase agreement provides for, among other things, the sale to ASP/ASA, LLC of up to 70,000 shares of 8.375% convertible preferred stock at $1,000 per share.

Under the securities purchase agreement, the convertible preferred stock will be sold at three closings. At the first closing, we will sell 35,000 shares of convertible preferred stock to ASP/ASA, LLC for $35 million. At the second closing, we will sell 17,500 shares of convertible preferred stock for $17.5 million. At the third closing, we will sell 17,500 shares of convertible preferred stock to ASP/ASA, LLC for $17.5 million.

The first closing will occur upon the satisfaction of various conditions, as described more fully on page / /. The second and third closings will occur no sooner than May 2004 and May 2005, upon the satisfaction of additional conditions, as described more fully on page /?/. We and ASP/ASA, LLC will have the option to forego the third closing in the event we do not need the funds to support our growth plans.

After the first closing occurs, ASP/ASA, LLC will hold a majority of our voting rights and will control our board of directors.

The Parties to the Securities Purchase Agreement (page / /)

     Ag Services of America, Inc.

Ag Services of America, Inc.
1309 Technology Parkway
Cedar Falls, Iowa 50613
319-277-0261

Ag Services of America, Inc., an Iowa corporation, is a supplier of financing and agricultural crop inputs, including seeds, chemicals and fertilizer, to farmers throughout the United States.

Our common stock is traded on the New York Stock Exchange under the symbol "ASV".

     ASP/ASA, LLC

ASP/ASA, LLC
c/o American Securities Capital Partners, LLC
The Chrysler Center
666 Third Avenue, 29th Floor
New York, NY 10017
(212) 476-8000

ASP/ASA, LLC is a Delaware limited liability company and an indirect subsidiary of American Securities Capital Partners, LLC. ASP/ASA, LLC was formed solely for the purpose of facilitating the transactions contemplated by the securities purchase agreement.

     American Securities Capital Partners, LLC

American Securities Capital Partners, LLC
The Chrysler Center
666 Third Avenue, 29th Floor
New York, NY 10017
(212) 476-8000

American Securities Capital Partners, LLC is a private investment management company that makes equity investments in both privately and publicly held companies, primarily in the United States and Canada. American Securities Capital Partners, LLC is not a party to the securities purchase agreement.

The Special Meeting (page / /)

     * Date, Time and Place (page / /). The special meeting will take place on / /, 2003, at / /[a.m.] [p.m.], local time, at / /.

     * Matters to be Considered (page / /). Shareholders will consider and vote on two proposals:

        *  the approval of the securities purchase agreement; and

        *  the election of five new members to our board of directors.

     * Record Date and Shares Entitled to Vote; Quorum (page / /). The record date for determining the holders of shares of our common stock entitled to notice of, and to vote at, the special meeting is / /, 2003. On the record date, / / shares of our common stock were outstanding and entitled to vote on the proposal to approve the transaction. The presence, in person or by proxy, of shares representing at least a majority of all the votes entitled to be cast on the approval of the transaction is necessary to constitute a quorum for the transaction of business at the special meeting.

     * Vote Required (page / /). The affirmative vote of a majority of the shares present at a meeting at which a quorum is present is required for approval of the proposal. Each share of our common stock is entitled to one vote. Certain of our shareholders, who currently hold approximately 23% of our outstanding shares, have agreed to vote to approve the securities purchase agreement.

     * Procedures for Voting (page / /). You may vote shares you hold of record in either of two ways:

        *  by completing and returning the enclosed proxy card, or

        *  by voting in person at the special meeting.

        If you hold shares of our common stock in "street name" through a broker or other financial institution, you must follow the instructions provided by the broker or other financial institution regarding how to instruct it to vote those shares.

     * Voting of Proxies (page / /). Shares of common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. Shares of common stock represented by properly executed proxies for which no instruction is given will be voted FOR approval of the transaction.

     * Revocability of Proxies (page / /). Your proxy may be revoked at any time before it is voted. If you complete and return the enclosed proxy card but wish to revoke it, you must either
        (1) file with our Corporate Secretary a written, later-dated notice of revocation, (2) send a later-dated proxy card relating to our Corporate Secretary at or before the special meeting, or (3) attend the special meeting and vote in person. Please note that your attendance at the meeting will not, by itself, revoke your proxy.

     * Failure to vote (page / /). If you indicate "ABSTAIN" on either of the proposals when granting your proxy, your shares will still count towards a quorum but will not be counted as a vote either for or against such proposal. If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, your shares will not count towards a quorum and will also not be counted as a vote either for or against the proposals. If you send your proxy but do not instruct how to vote, your shares will count toward a quorum and will be counted as a vote FOR the proposals.

Shareholder Voting Agreement(page / /)

James D. Gerson, Henry C. Jungling, Rebecca L. Jungling, Michael Lischin, Ervin Mellema, Gaylen D. Miller, Glenna R. Miller and Kevin D. Schipper, who currently own approximately 23% of the outstanding shares of our common stock, entered into a shareholder voting agreement with ASP/ASA, LLC, under which they agreed to vote their shares in favor of approval of the securities purchase agreement. The shareholder voting agreement is attached to this proxy statement as Annex C.

Recommendation of Our Board of Directors(page / /)

Our board of directors has unanimously adopted the securities purchase agreement and has determined that it is in the best interests of
Ag Services that we enter into the securities purchase agreement and complete the transactions contemplated by the securities purchase
agreement.   Our board of directors unanimously recommends that
shareholders vote FOR approval of the securities purchase agreement and the election to our board of directors of the nominees named in this proxy statement.

Opinion of Our Financial Advisor(page / /)

In connection with the proposed transactions, our financial advisor, Rabobank, delivered to our board of directors an opinion as to the fairness to our company, as of the date of the opinion, from a financial point of view, of the consideration to be received by us for the sale of convertible preferred stock pursuant to the securities purchase agreement. The full text of the written opinion of Rabobank, dated February 24, 2003, is attached to this proxy statement as Annex D. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on Rabobank's review. The opinion of Rabobank is addressed to our board of directors and does not constitute a recommendation to any shareholder as to any matters relating to the securities purchase agreement.

Interests of Certain Persons in the Transaction(page / /)

When considering the recommendation of our board of directors, you should be aware that some of our directors and executive officers have interests in the transaction that are different from, or in addition to, yours. These interests include, among others, payments to some of our directors and executive officers in connection with non-competition agreements to be entered with us, the execution of new employment agreements with some of our directors and executive officers and the repayment to some of our directors and executive officers of notes due to them.

Appraisal Rights(page / /)

Our shareholders are not entitled to appraisal rights in connection with the transactions contemplated by the securities purchase agreement.

Conditions to the Transactions(page / /)

The completion of the transactions contemplated by the securities purchase agreement depends on the satisfaction or waiver of a number of conditions, including, but not limited to, the following:

     * the approval of the securities purchase agreement by our shareholders and the election of the nominees named in this proxy statement to our board of directors;

     * the receipt of debt financing for Ag Services satisfactory to ASP/ASA, LLC;

     *  the execution of various additional agreements;

     * the absence of any legal restraint preventing the consummation of the transactions;

     * the accuracy of the parties' representations and warranties in the securities purchase agreement, subject to materiality qualifiers;

     * the performance by each party of its obligations under the securities purchase agreement in all material respects; and

     *  the absence of a material adverse effect.

Termination of the Securities Purchase Agreement(page / /)

We and ASP/ASA, LLC may mutually agree in writing to terminate the securities purchase agreement.

Either we or ASP/ASA, LLC may terminate the securities purchase agreement if:

     *  our shareholders do not approve the securities purchase agreement;

     *  the first closing does not occur by June 15, 2003;

     * a governmental entity has issued a permanent injunction or other order or decree preventing the transactions that is in effect and has become final and nonappealable;

     * the other party breaches any of its representations, warranties or covenants in the securities purchase agreement, which breach is incurable or is not cured within 30 calendar days of written notice of the breach.;

     *  the second closing does not occur by July 31, 2004; or

     *  the third closing does not occur by July 31, 2005.

ASP/ASA, LLC may terminate the securities purchase agreement if our board of directors withdraws its recommendation in favor of the proposals contained in this proxy statement or recommends another transaction.

Certificate of Designations(page / /)

The terms of the convertible preferred stock are set forth in a certificate of designations, preferences and rights attached to this proxy statement as Annex B. The convertible preferred stock will rank senior to all other classes or series of our capital stock with respect to liquidation, dissolution or winding up of our company. The convertible preferred stock is convertible into our common stock at the rate of $8.50 per share, subject to adjustments, and will accrue cumulative cash dividends at the rate of 8.375% per year. We will be required to redeem the convertible preferred stock, including the compounded accrued dividends on that stock, on the seventh anniversary of the first closing date.

The certificate of designations provides for liquidation preference for the holders of convertible preferred stock in the event of a liquidation or change of control.

Under the terms of the certificate of designations, ASP/ASA, LLC will hold a majority of our voting power after the first closing.

Additional Agreements

Under the securities purchase agreement, we are required to enter into various additional agreements, including:

     *  a registration rights agreement with ASP/ASA, LLC (page / /); and

     * a management consulting agreement with American Securities Capital Partners, LLC (page / /).

In addition, certain of our shareholders will be required to enter into a shareholder agreement with ASP/ASA, LLC (page / /).

Election of Directors(page / /)

Five members of our board of directors have agreed to resign, effective upon the first closing. The descriptions of the persons nominated to become members of our board of directors upon completion of the first closing are contained in this proxy statement. Our board of directors unanimously recommends that shareholders vote FOR the election to the board of directors of the nominees named in this proxy statement.

Additional Information(page / /)

If you have questions about the proposals or this proxy statement, you should call Kevin D. Schipper, our Corporate Secretary, at (319) 277-0261. If you would like additional copies of this proxy statement or the proxy card, you should call / / , our / / , at / / .

             THE PARTIES TO THE SECURITIES PURCHASE AGREEMENT

Ag Services of America, Inc.

     We are an Iowa corporation and a supplier of financing and agricultural crop inputs, including seed, chemicals and fertilizer, to farmers throughout the United States.

Our principal executive office is located at 1309 Technology Parkway, Cedar Falls, Iowa 50613, and our telephone number is 319-277-0261.

Our common stock is traded on New York Stock Exchange under the symbol
"ASV."

ASP/ASA, LLC

     ASP/ASA, LLC is a Delaware limited liability company and an indirect subsidiary of American Securities Capital Partners, LLC. ASP/ASA, LLC was formed solely for the purpose of facilitating the transactions contemplated by the securities purchase agreement.

     The mailing address of ASP/ASA, LLC is c/o American Securities Capital Partners, LLC, The Chrysler Center, 666 Third Avenue, 29th Floor,
New York, New York 10017, and its telephone number is (212) 476-8000.

American Securities Capital Partners, LLC

     American Securities Capital Partners, LLC is a private investment management company that makes equity investments in both privately and publicly held companies, primarily in the United States and Canada. American Securities Capital Partners, LLC is not a party to the securities purchase agreement.

     The principal executive office of American Securities Capital Partners, LLC is located at The Chrysler Center, 666 Third Avenue, 29th Floor, New York, New York 10017, and its telephone number is
(212) 476-8000.

                         THE SPECIAL MEETING

Date, Time and Place

     We are furnishing this proxy statement to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the special meeting to be held on /?/, 2003, /?/ a.m., local time, at /?/, and at any adjournments or postponements of the special meeting. This proxy statement, the attached notice of special meeting and the accompanying proxy card are first being sent or given to our shareholders on or about /?/, 2003.

Matters to Be Considered

     At the special meeting, holders of record of our common stock as of the close of business on /?/, 2003 will consider and act on:

     * a proposal to approve the securities purchase agreement dated as of February 24, 2003, between Ag Services of America, Inc. and ASP/ASA, LLC, which provides for, among other things, the sale of up to 70,000 shares of 8.375% convertible preferred stock to ASP/ASA, LLC at three closings; and

     * the election of five new members to our board of directors, who will replace the five directors who have agreed to resign effective upon the first closing.

No other business will be transacted at the special meeting other than possible postponements or adjournments.

Record Date and Shares Entitled to Vote; Procedures for Voting; Quorum

     Our board of directors has fixed the close of business on / /, 2003, as the record date for determining the holders of shares of our common stock who are entitled to notice of, and to vote at, the special meeting. A shareholders' list will be available for inspection by any shareholder entitled to vote at the special meeting beginning two business days after the date of the Notice of Special Meeting and continuing through the special meeting. As of the record date, /?/ shares of our common stock were issued and outstanding. You are entitled to one vote for each share of our common stock that you hold as of the record date.

     If you are a record holder of shares of our common stock on the record date, you may vote those shares of our common stock in person at the special meeting or by proxy as described below under "Voting of Proxies." If you hold shares of our common stock in "street name" through a broker or other financial institution, you must follow the instructions provided by the broker or other financial institution regarding how to instruct it to vote those shares.

     The presence, in person or by proxy, of shares representing at least a majority of all the votes entitled to be cast on the approval of the proposals is necessary to constitute a quorum for the transaction of business at the special meeting.

Vote Required

     Under the rules of the New York Stock Exchange, we are required to submit the securities purchase agreement to our shareholders for approval. Pursuant to our Articles of Incorporation, we are required to submit to our shareholders the director nominees named in this proxy statement for permanent election to our board of directors.

     To hold a valid special meeting of our shareholders, a quorum must be present, which means the holders of at least a majority of the outstanding shares of our common stock must be present, in person or by proxy. Approval of the securities purchase agreement and the election of the new directors require the affirmative vote of a majority of the shares present at the special meeting.

     James D. Gerson, Henry C. Jungling, Rebecca L. Jungling,
Michael Lischin, Ervin Mellema, Gaylen D. Miller, Glenna R. Miller and Kevin D. Schipper have agreed, under the terms of a shareholder voting agreement, to vote shares currently representing approximately 23% of the outstanding shares of our common stock in favor of approval of the securities purchase agreement. See "Proposal 1 - Approval of the Purchase Agreement -- Shareholder Voting Agreement." For information with respect to the beneficial ownership of our common stock by our directors and executive officers, please see "Beneficial Ownership of Common Stock."

Voting of Proxies

     Whether or not you plan to attend the special meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that your shares are voted. Shares of common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies as to the proposal to approve the proposals and in accordance with the judgment of the persons named in the proxies on all other matters that may properly come before the special meeting. Shares of common stock represented by properly executed proxies for which no instruction is given on the proxy card will be voted FOR approval of the proposals.

     If you indicate "ABSTAIN" on either of the proposals when granting your proxy, your shares will still count towards a quorum but will not be counted as a vote either for or against such proposal. Broker non-votes will not be counted towards a quorum and will also not be counted as a vote either for or against the proposals. Therefore, broker non-votes will not be considered present and will not be counted in determining the number of votes on the proposals. Broker non-votes occur when brokers do not vote on some matters because they have not been authorized to vote by the beneficial owners of the shares and do not have discretionary authority to vote on those matters.

     If the special meeting is postponed or adjourned, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting (except for any proxies that previously have been revoked or withdrawn effectively), even if they have been effectively voted on the same or any other matter at a previous meeting.

     Please return your marked proxy card promptly so your shares can be represented at the special meeting, even if you plan to attend the meeting in person.

Revocability of Proxies

     You may revoke your proxy at any time prior to the time it is voted at the special meeting. You may revoke your proxy by:

     * executing a later-dated proxy card relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the special meeting;

     * filing with our Corporate Secretary, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy card; or

     * attending the special meeting and voting in person (although attendance at the special meeting will not, in and of itself, revoke a proxy).

     Any written revocation or subsequent proxy card should be delivered to Ag Services of America, Inc., 1309 Technology Parkway, P.O. Box 668, Cedar Falls, IA 50613, Attention: Corporate Secretary, or hand delivered to our Corporate Secretary or his representative before the taking of the vote at the special meeting.

Proxy Solicitation

     This proxy solicitation is being made on behalf of our board of directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold of record. We will bear the expenses incurred in connection with printing, filing and mailing of this proxy statement.

                            THE TRANSACTION

Background of the Transaction

     Our business is seasonal in nature, and depends in large part upon continued access to capital markets and the availability of large amounts of debt financing. In 2002, our management began facing difficulty refinancing our debt obligations. As a result, management considered several options, including increasing our equity to support additional debt. In March of 2002, we announced that we had defaulted on our primary credit facility. As a condition to a waiver of this default, we agreed to obtain additional equity. To assist us in meeting our continued financing needs and additional capital requirements, we retained the investment banking services of Rabobank International on May 9, 2002.

     As part of its investment banking activities, Rabobank analyzed our capital structure, including the debt facilities we had in place at that time. On June 10, 2002, Rabobank recommended that we pursue strategic financial alternatives, including a significant investment in, or sale of, our company. The recommendation was based in large part on our need for additional equity to support increased credit facilities in a very challenging credit environment. On June 24, 2002, we announced a $35 million increase to our revolving line of credit and an additional $30 million increase to our commercial paper securitization program to a total facility size of $375 million. With these increased credit facilities, we anticipated that we would be able to meet our financing needs for the 2002 crop year.

     At our request, Rabobank initiated contact with 75 parties to elicit their interest in acquiring or making an investment in our company.
These potential investors consisted of 34 financial sponsors, 33 commercial banks and other specialty financial institutions and eight strategic companies in the wholesale/retail crop input distribution industry or related industries. During the first two weeks of July 2002, Rabobank received 31 indications of interest, which resulted in 31 fully negotiated confidentiality agreements.

     By August 1, 2002, seven parties had expressed interest in proceeding to the next stage and had requested a meeting with our senior management. In addition to these seven parties, three crop input participants expressed an interest in discussing joint venture opportunities with us only after a substantial investment in our company by a financial sponsor.

     From September 9 to September 12, 2002, our senior management made presentations to the seven parties who expressed an interest in making an investment, including American Securities Capital Partners, LLC, or ASCP, which indirectly owns ASP/ASA, LLC. These presentations provided the parties with further details regarding our business, historical performance, key financial aspects and future projections. On
October 1, 2002, management met with ASCP to answer further questions.

     During this time, we, with the assistance of Rabobank, continued to seek a replacement for our credit facilities and found that market conditions continued to be very challenging. We had previously requested permission from our lenders to extend credit to our 2003 crop year customers. On October 28, 2002, we were notified that our request had been denied. We then reviewed our alternatives and announced on November 5, 2002, that financing for 2003 crop year customers was not available and that we were pursuing other alternatives, including the sale of or strategic investment in our company.

     On November 2, 2002, we received a preliminary letter of intent from ASCP. From November 4 through November 6, 2002, we met with several other prospective investors and continued to negotiate the final terms of a letter of intent with ASCP. The other prospective investors ultimately elected not to proceed with a transaction with us.
On November 13, 2003, our board of directors met to review our options, including a review of the letter of intent submitted by ASCP. At that time, our directors also reviewed a preliminary liquidation model of our company prepared by our management. Our directors believed that a liquidation was the only viable alternative to a sale of, or a significant investment in, our company.

     Because three of our directors, Messrs. Miller, Jungling and Schipper, will each receive non-competition payments and their loans to us will be repaid if we complete the proposed transaction with ASCP, our board concluded that the proposal should be reviewed by our independent directors. Accordingly, the board of directors appointed a Special Committee consisting of Messrs. Gerson, Mellema and Lischin to make a recommendation to the entire board of directors. Upon review of the available alternatives, the Special Committee voted to authorize our management to enter into the letter of intent with ASCP. Upon further negotiation of its terms, the letter of intent was recommended by the Special Committee and approved by unanimous consent of the board on November 14, 2002.

     On November 27, 2002, we were made aware of concerns regarding the accounting structure of transaction proposed in the letter of intent. Specific concerns related to the accounting treatment of the sale of preferred stock based on the dividend and participation rights. As a result, ASCP presented us with an alternative transaction structure. On December 12, 2002, our board of directors met to review this proposed alternative transaction structure and to review a more detailed liquidation analysis prepared by our management. Our board of directors requested additional review of the alternative structure by Rabobank to address the accounting concerns.

     On December 4, 2002, we obtained commitments for $100 million of financing and authorization to make customer commitments of up to $125 million for the 2003 crop year.

     On January 13, 2003, the board of directors met to review a third structure proposed by ASCP. The structure provided for the sale of convertible preferred stock with cumulative cash dividends that would result in more favorable accounting treatment than the structure initially proposed. Among other changes to the terms of the convertible preferred stock, the conversion price was lowered to $8.50 per share from $10.50 per share as a result of the elimination of warrants and the addition of a cumulative cah pay dividend.

     On January 22, 2003, the board met to review the financial presentation of each of the alternative proposed structures. Upon review of the terms and the financial impact of each of proposed structures, the Special Committee recommended the third proposed structure, providing for the sale of convertible preferred stock with cumulative cash pay dividends and a conversion price of $8.50 per share. The Special Committee also engaged an outside accounting firm to assist the Special Committee in its review of the liquidation analysis. On February 4, 2003, the board of directors met to hear the presentation of the outside accounting firm stating that, based on its review, nothing came to its attention that caused it to believe that management's assumptions used in the liquidation analysis did not provide a reasonable basis for the analysis, assuming an orderly liquidation could occur. The liquidation analysis showed that the discounted net present value of the amount to be realized upon liquidation was estimated to be approximately $8.82 per share.

     On February 18, 2003, the Special Committee met telephonically and reviewed the proposed transaction with ASCP. The discussion included topics such as the financial impact to our shareholders, accounting presentation, our ability to secure financing before and after closing the transaction, and other aspects of the transaction. At that meeting, Rabobank presented its analysis and delivered its oral opinion to our board of directors, subsequently confirmed in its written opinion dated as of February 24, 2003, to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the consideration to be received by the company pursuant to the transaction was fair, from a financial point of view, to the company at that time. In addition, the Special Committee discussed liquidation as the only other viable alternative for us, and reviewed the impact liquidation would have on our shareholders, employees and customers. Upon conclusion of significant discussion, the Special Committee recommended the transaction and the board unanimously approved the proposed transaction.

Reasons for the Transaction

     The Special Committee believes that there are a number of reasons for entering into the securities purchase agreement and completing the transactions contemplated by the securities purchase agreement, and that these transactions will be vital for our continued success in the future. Some of these reasons are described below.

     * Immediate Need for Capital. The market for debt financing has been and continues to be very challenging. We have an immediate need for capital to support our business. The sale of convertible preferred stock to ASP/ASA, LLC would provide us with $35 million in the near term, and up to an additional $35 million by July 2005.

     * Line of Credit. Because of the difficult financial environment, we have been unable to obtain a line of credit without an equity investment by a significant financial partner. We anticipate that the transactions contemplated by the securities purchase agreement will provide us with increased access to credit.

     * Limited Financing Alternatives. During the past nine months, Rabobank contacted more than 75 parties regarding an equity investment in, or possible sale of, our company. ASA/ASP, LLC is the only party that has elected to proceed with a transaction. Because of our current financial condition, the Special Committee believes that the transactions contemplated by the securities purchase agreement are the only available alternative to liquidation.

     * Liquidation Analysis. A liquidation analysis was prepared by management and reviewed by an independent accounting firm, which showed that the discounted net present value of the amount to be realized upon liquidation of the company was estimated to be $8.82 per share.

     * Uncertainties of Liquidation. The Special Committee believes that the process of liquidation could be very costly and uncertain. In addition, we were informed by our current lenders that a liquidation event and wind down of our credit facilities would be managed by the lenders' agents and we would not manage the liquidation in the normal course of business. Accordingly, the likelihood of our being able to undergo an orderly liquidation would be low. Therefore, the Special Committee concluded that the completion of sale of convertible preferred stock to ASP/ASA, LLC and the other transactions contemplated by the securities purchase agreement would be a preferable alternative for us.

Factors Considered by the Board

     Our board of directors has approved the securities purchase agreement and believes that the sale of convertible preferred stock under the securities purchase agreement is in the best interest of our company and our shareholders. During the course of its deliberations, the board considered, with the assistance of our management and our financial and other advisors, various factors, including, but not limited to, the following:

     * All of the reasons described under "Reasons for the Transactions" above;

     * Our financial condition, as well as our historical results of operations and prospects for the future;

     * The potential uses of the proceeds from the sale of convertible preferred stock and the potential to obtain larger credit facilities;

     * The requirement of existing and prospective lenders that we obtain additional equity contributions in order to obtain a new and larger credit facility;

     *  Our limited ability to obtain other sources of capital and credit;

     * The final securities purchase agreement and terms of the convertible preferred stock;

     * Advice rendered by the financial advisor and legal counsel to our board of directors;

     * The oral opinion of Rabobank International to our board of directors on February 18, 2003, subsequently confirmed in its written opinion dated as of February 24, 2003, to the effect that, as of that date and based upon the assumption made, matters considered and limits of review set forth in its written opinion, the consideration to be received by the company pursuant to the transaction was fair, from a financial point of view, to the company;

     *  Discussions with management;

     * Interests in the transaction of some of our directors and executive officers;

     *  Stock price and volume performance for the prior year;

     *  Stock ownership before and after the transaction;

     *  Dilution to our current shareholders;

     *  Accounting treatment of the sale of convertible preferred stock;

     * Income tax consequences to us with respect to the sale of convertible preferred stock;

     * The effect of filing a registration statement for all of the stock issued in the transactions; and

     *  The liquidation analysis.

The board did not quantify or otherwise assign relative weights to the individual items described above. The board relied on the experience and expertise of its investment banker for quantitative analysis of the financial terms of the transactions. In considering the factors described above, individual members of the board may have given different weight to different factors. The board considered all of these factors as a whole and believes that the factors favor the sale of convertible preferred stock contemplated by the securities purchase agreement.

Opinion of Our Financial Advisor

     On February 18, 2003 Rabobank delivered its oral opinion to the company's board of directors, subsequently confirmed in its written opinion dated as of February 24, 2003, to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the Consideration to be received by the company pursuant to the Transaction was fair from a financial point of view to the company. For the purposes of its opinion, Rabobank assumed, with the company's consent, that the first closing and the second closing will be consummated in accordance with the terms of the securities purchase agreement, and that the third closing may or may not be consummated as the result of the determination by the company or ASP/ASA, LLC that the additional funds are not needed by the company. The issuance and sale of the convertible preferred stock pursuant to the first closing, the second closing and the third closing, as applicable, is referred to in this section of the proxy statement as the "Transaction," and the aggregate consideration to be received by the company at the first closing, the second closing and the third closing, as applicable, is referred to in this section of the proxy statement as the "Consideration." A copy of Rabobank's written opinion dated February 24, 2003 is attached to this proxy statement as Annex D.

     Rabobank's written opinion sets forth the assumptions made, matters considered and limits on the scope of review undertaken by Rabobank. Each holder of the company's common stock is urged to read Rabobank's opinion in its entirety. Rabobank's opinion was intended for the use and benefit of the company's board of directors, does not address the merits of the underlying decision by the company to engage in the Transaction and does not constitute a recommendation to any shareholder as to how that shareholder should vote on the Transaction or any related matter. The consideration was determined on the basis of negotiations between the company and ASP/ASA, LLC and was approved by the company's board of directors. This summary of Rabobank's opinion is qualified by reference to the full text of the opinion attached as Annex D.

     In arriving at its opinion, Rabobank, among other things:

     *  Examined the securities purchase agreement;

     * Examined the company's audited financial statements for the fiscal years 1996 through 2002;

     * Examined certain publicly available business and financial information relating to the company that Rabobank deemed to be relevant, including the company's annual reports on Form 10-K for the fiscal years ended 1996 through 2002 and the company's quarterly reports on Form 10-Q for the quarters ended May 31, August 31 and November 30, 2002;

     * Examined certain monthly financial statements provided to Rabobank by the company;

     * Examined certain internal business, operating and financial information, including financial forecasts for the company for the fiscal years 2003 through 2010 prepared by the senior management of the company which gives effect to the Transaction;

     * Examined a liquidation analysis prepared by the senior management of the company which gives effect to a liquidation of the company;

     * Examined the financial position, operating results and certain stock market information regarding the company and compared them with those of certain publicly traded companies that Rabobank deemed to be relevant;

     * Examined the potential pro forma impact of the Transaction on the company, including its capitalization, fully-diluted earnings and book value;

     * Examined other financial studies and analyses and took into account other matters as Rabobank deemed necessary, including Rabobank's assessment of general economic, market and monetary conditions;

     * Conducted discussions with members of senior management of the company concerning the matters described in the bullet-points set forth above, and the prospects for the company if the Transaction is not consummated; and

     * Considered other matters which Rabobank deemed relevant to its inquiry and took into account accepted financial and investment banking procedures that Rabobank deemed relevant.

     Management of the company advised Rabobank that, absent our board of directors approving the Transaction, the company would be forced to liquidate, and that if the company were liquidated, the discounted book value of the company would be less than the current book value on a going-concern basis. The company did not provide Rabobank with any financial forecast that did not give effect to the Transaction other than the liquidation analysis.

     In connection with the preparation of its opinion, Rabobank contacted more than 70 parties to solicit their interest in acquiring or making an investment in the company.

     In preparing its opinion, Rabobank assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with Rabobank for purposes of its opinion, including without limitation the financial forecasts and the liquidation analysis prepared by the senior management of the company. Rabobank was advised by the senior management of the company that the financial forecasts and liquidation analysis were each reasonably prepared on good faith bases reflecting the best currently available estimates and judgments of the senior management of the company. With regard to the financial forecasts, Rabobank further assumed that (i) the financial forecasts would be achieved in the amounts and at the times contemplated by the financial forecasts and (ii) all material assets and liabilities (contingent or otherwise) of the company were as set forth in the company's financial statements or other information made available to Rabobank. These financial forecasts did not take into account any payments that may be made to management of the company in respect of any non-competition arrangements to be entered into with the company. With regard to the liquidation analysis, Rabobank further assumed that all material assets and liabilities (contingent or otherwise) of the company were as set forth in the liquidation analysis. Rabobank thus expressed no opinion with respect to the financial forecasts or the liquidation analysis or any of the assumptions, estimates or judgments upon which either was based. The company did not request that Rabobank evaluate the potential consideration to be received by the holders of the company's common stock in a liquidation scenario.

     Rabobank did not make or obtain an independent valuation or appraisal of the assets, liabilities, solvency or other issues relating to the solvency of the company. Rabobank further assumed that in all respects material to its analysis, the representations and warranties contained in the securities purchase agreement were true and correct and that each party to the securities purchase agreement would perform all of the covenants and agreements required to be performed by it under the securities purchase agreement without any waiver of any material terms or conditions by the company. Rabobank further assumed that all material corporate, governmental, regulatory or other consents and approvals requisite to consummate the Transaction had been or would be obtained.

     Rabobank's opinion was limited to the consideration the company would receive pursuant to the Transaction and did not address any other matters, including, but not limited to, the company's ability to satisfy its obligations or the company's ability to access capital markets for financing requirements or solvency, in each case at any time, including presently and following consummation of the Transaction. Without limiting the foregoing, Rabobank expressed no opinion (i) as to the price at which the company's common stock would trade at any future time or as to the effect of the Transaction on the trading price of the company's common stock; (ii) whether any alternative transaction might produce consideration for the company in an amount in excess of that contemplated by the Transaction; or (iii) as to the fairness or any other aspect of any portion of the Transaction (including the voting rights associated with the convertible preferred stock) other than the issuance and sale by the company of the convertible preferred stock for the Consideration.

     Rabobank's opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to Rabobank, as of the date of its opinion. It should be understood that, although subsequent developments may affect Rabobank's opinion, Rabobank does not have any obligation to update, revise or reaffirm its opinion.

     The following is a summary of certain financial and comparative analyses performed by Rabobank that were presented to the board of directors in connection with the written opinion delivered to the board of directors on February 24, 2003. The financial analyses summarized below include information presented in tabular format. In order to understand fully Rabobank's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Rabobank's financial analyses.

Public Company Trading Analysis

     Using publicly available information and estimates of future financial results published by Bloomberg, L.P. and the SNL Financial DataSource database, Rabobank performed a public company trading analysis and compared certain financial and operations data and ratios provided by company management (on a stand-alone basis assuming the Transaction is not consummated) with the corresponding data and ratios of the following thirteen publicly traded companies in the specialty finance industry:

     *  Delta Financial Corporation
     *  HPSC, Inc.
     *  Consumer Portfolio Services, Inc.
     *  American Business Financial Services, Inc.
     *  PMC Capital, Inc.
     *  ASTA Funding, Inc.
     *  Medallion Financial Corp.
     *  Wilshire Financial Services Group Inc,
     *  Pacific Crest Capital, Inc.
     *  DVI, Inc.
     *  Capital Crossing Bank
     *  United PanAm Financial Corp.
     *  World Acceptance Corporation

     No company utilized as a comparison in the analyses described below is identical to the company. In addition, the analyses performed by Rabobank incorporate projections prepared by research analysts using only publicly available information. These estimates may or may not prove to be accurate. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the public companies and other factors that could affect the public trading value of the companies to which they are being compared.

     Rabobank derived estimated per-share valuation ranges for the company's common stock by comparing:

     * price to earnings ratios based upon the selected companies' last-twelve-months earnings per share as of February 21, 2003;

     * price to earnings ratios based upon the selected companies' estimated 2003 earnings per share; and

     * price to book value ratios based on the selected companies' stated book values as of February 21, 2003.

     The results of this analysis were as follows:

                                                                       Adjusted
                                              High for   Average for  Average for   Low for
                                              Selected     Selected    Selected     Selected
                                 Company     Companies    Companies    Companies*   Companies
                               -----------  -----------  -----------  -----------  -----------
Price to earnings ratios based
upon last twelve months
earnings per share as of
February 21, 2003                     6.3x        12.1x         6.7x         6.6x         1.7x

Price to earnings ratios based
upon estimated 2003
earnings per share                    5.9x         9.7x         7.8x         7.9x         5.4x


* Determined by excluding highest and lowest multiples


     Based on these analyses, Rabobank derived an average present value per share of company common stock, prior to the company's receipt of the consideration to be paid by ASP/ASA, LLC pursuant to the Transaction, of:

     * $6.65 per share, by comparing price to earnings ratios based upon fiscal year ending February 28, 2003 unaudited earnings and using a price to earnings ratio of 6.5x, representing the approximate mid-point for its range; and

     * $10.39 per share, by comparing price to earnings ratios based upon fiscal year ending February 28, 2003 unaudited book value and using a price to book value ratio of 0.75x, representing the approximate mid-point for its range.

Terminal Equity Value Analysis

     Rabobank performed a terminal equity value analysis to derive an implied valuation range for the company under the following two scenarios:

     *  The first closing and the second closing are consummated; and
     * The first closing, second closing and third closing are consummated.

In each scenario, Rabobank used financial projections provided by the company's management for the fiscal years 2004 to 2010, which assumed the company's receipt of the consideration to be paid by ASP/ASA, LLC pursuant to the Transaction. With management's consent and advice, Rabobank adjusted management's financial projections to apply a
38.5% tax rate to each projected year, and then derived ranges of implied present values of the company's common stock, by:

     * Calculating the projected fiscal year 2006, 2008 and 2010 terminal values of the company based upon each of:

        * price to earnings ratio multiples ranging from 8.0x to 12.0x, as applied to the projected net earnings per share of the company's common stock at the end of each of these fiscal years; and

        * book value to earnings multiples ranging from 0.75x to 1.25x, as applied to the projected book value of the company at the end of each of these fiscal years.

     * Discounting those terminal values to present values using discount rates ranging from 7.5% to 8.0%.

     *  Rabobank then divided the terminal values by 11.8 million
        (assuming the first closing and the second closing are consummated) and by 13.8 million (assuming the first closing, the second closing and the third closing are consummated), representing the number of fully diluted shares of the company's common stock projected to be issued and outstanding in 2006, 2008 and 2010 under the two scenarios.

Based upon this approach, Rabobank calculated the ranges of present estimated equity value per share of the company's common stock.


                                            First Closing and Second Closing are Consummated
                                                     Net Income to Common Method
                                                    -----------------------------

                            Fiscal Year            Discount        Range of Implied Present      Midpoint of
                             Multiple             Rate Range           Values Per Share             Range
                       --------------------   --------------------   --------------------   --------------------
Fiscal Year
2006 Estimated
Earnings                             10.0x             7.5% - 8.0%        $10.19 - $10.30                 $10.25

Fiscal Year
2008 Estimated
Earnings                             10.0x             7.5% - 8.0%        $14.71 - $15.03                 $14.87

Fiscal Year
2010 Estimated
Earnings                             10.0x             7.5% - 8.0%        $21.44 - $22.10                 $21.77



                                            First Closing and Second Closing are Consummated
                                                          Book Value Method
                                                   -----------------------------

                            Fiscal Year            Discount        Range of Implied Present      Midpoint of
                             Multiple             Rate Range         Book Values Per Share          Range
                       --------------------   --------------------   --------------------   --------------------
Fiscal Year
2006 Estimated
Book Value                           1.00x             7.5% - 8.0%        $11.40 - $11.54                 $11.47

Fiscal Year
2008 Estimated
Book Value                           1.00x             7.5% - 8.0%        $12.67 - $12.94                 $12.81

Fiscal Year
2010 Estimated
Book Value                           1.00x             7.5% - 8.0%        $14.95 - $15.41                 $15.18



                                    First Closing, Second Closing and Third Closing are Consummated
                                                     Net Income to Common Method
                                                    -----------------------------

                            Fiscal Year            Discount        Range of Implied Present      Midpoint of
                             Multiple             Rate Range           Values Per Share             Range
                       --------------------   --------------------   --------------------   --------------------
Fiscal Year
2006 Estimated
Earnings                             10.0x             7.5% - 8.0%          $9.25 - $9.35                  $9.30

Fiscal Year
2008 Estimated
Earnings                             10.0x             7.5% - 8.0%        $14.35 - $14.65                 $14.50

Fiscal Year
2010 Estimated
Earnings                             10.0x             7.5% - 8.0%        $22.36 - $23.04                 $22.70



                                  First Closing, Second Closing and Third Closing are Consummated
                                                         Book Value Method
                                                   -----------------------------

                            Fiscal Year            Discount        Range of Implied Present      Midpoint of
                             Multiple             Rate Range        Book Values Per Share           Range
                       --------------------   --------------------   --------------------   --------------------
Fiscal Year
2006 Estimated
Book Value                           1.00x             7.5% - 8.0%        $10.76 - $10.88                 $10.82

Fiscal Year
2008 Estimated
Book Value                           1.00x             7.5% - 8.0%        $12.01 - $12.27                 $12.14

Fiscal Year
2010 Estimated
Book Value                           1.00x             7.5% - 8.0%        $14.50 - $14.95                 $14.73


Discounted Equity Value Analysis

     Rabobank performed an analysis of the implied present value per share of the company's common stock under the following two scenarios:

     *  the first closing and the second closing are consummated; and
     *  the first closing, second closing and third closing are consummated.

     In each scenario, the analysis was performed by utilizing earnings per share and book value per share projections provided by company management to calculate implied share prices for the company, assuming the company's receipt of the consideration to be paid by ASP/ASA, LLC pursuant to the Transaction.


                                          First Closing and Second Closing are Consummated
                                                Earnings Per Share to Common Method
                                                   -----------------------------

                                                   Discount        Range of Implied Present      Midpoint of
                          Multiple Range             Rate              Values Per Share             Range
                       --------------------   --------------------   --------------------   --------------------
Fiscal Year
2006 Estimated
Earnings Per Share             8.0x - 12.0x                  7.75%         $8.58 - $12.87                 $10.72

Fiscal Year
2008 Estimated
Earnings Per Share             8.0x - 12.0x                  7.75%        $12.58 - $18.87                 $15.73

Fiscal Year
2010 Estimated
Earnings Per Share             8.0x - 12.0x                  7.75%        $18.28 - $27.42                 $22.85


                                          First Closing and Second Closing are Consummated
                                                    Book Value Per Share Method
                                                   -----------------------------

                                                    Discount        Range of Implied Present      Midpoint of
                          Multiple Range              Rate              Values Per Share             Range
                       --------------------   --------------------   --------------------   --------------------
Fiscal Year
2006 Estimated
Book Value Per Share           0.75 - 1.25x                  7.75%         $8.29 - $13.81                 $11.05

Fiscal Year
2008 Estimated
Book Value Per Share           0.75 - 1.25x                  7.75%         $9.25 - $15.42                 $12.33

Fiscal Year
2010 Estimated
Book Value Per Share           0.75 - 1.25x                  7.75%        $10.97 - $18.28                 $14.62



                                    First Closing, Second Closing and Third Closing are Consummated
                                                Earnings Per Share to Common Method
                                                   -----------------------------

                                                    Discount        Range of Implied Present      Midpoint of
                          Multiple Range              Rate              Values Per Share             Range
                       --------------------   --------------------   --------------------   --------------------
Fiscal Year
2006 Estimated
Earnings Per Share           8.0x - 12.0x                  7.75%         $7.82 - $11.73                  $9.77

Fiscal Year
2008 Estimated
Earnings Per Share           8.0x - 12.0x                  7.75%        $12.32 - $18.47                 $15.40

Fiscal Year
2010 Estimated
Earnings Per Share           8.0x - 12.0x                  7.75%        $19.07 - $28.60                 $23.83




                                    First Closing, Second Closing and Third Closing are Consummated
                                                    Book Value Per Share Method
                                                   -----------------------------

                                                    Discount        Range of Implied Present      Midpoint of
                          Multiple Range              Rate              Values Per Share             Range
                       --------------------   --------------------   --------------------   --------------------
Fiscal Year
2006 Estimated
Book Value Per Share           0.75 - 1.25x                  7.75%         $7.82 - $13.03                 $10.43

Fiscal Year
2008 Estimated
Book Value Per Share           0.75 - 1.25x                  7.75%         $8.77 - $14.62                 $11.69

Fiscal Year
2010 Estimated
Book Value Per Share           0.75 - 1.25x                  7.75%        $10.64 - $17.73                 $14.18


Management Liquidation Analysis

     Rabobank received a liquidation analysis from company management, which indicated a discounted net present value per share valuation of the company of approximately $8.82. This analysis represented the company management's expected pay-out per share pursuant to a four-year, orderly wind down of the business, utilizing recovery assumptions that were not shared with Rabobank. Rabobank did not perform any independent analysis with respect to this liquidation analysis, and expressed no view as to the liquidation analysis or the assumptions underlying it.

     The summary set forth above summarizes the material analyses performed by Rabobank but does not purport to be a complete description of the analyses performed by Rabobank in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial or summary description. Accordingly, Rabobank believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by Rabobank, without considering all analyses and factors, could create an incomplete view of the processes underlying the Rabobank opinion. Rabobank did not assign relative weights to any of its analyses in preparing its opinion. The matters considered by Rabobank in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the company's and Rabobank's control and involve the application of complex methodologies and educated judgments. Any estimates contained in the Rabobank analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than the estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future. The estimates are inherently subject to uncertainty.

     The board of directors selected Rabobank to act as its financial advisor because Rabobank is familiar with the company and its business. An affiliate of Rabobank is the lead agent bank and lead credit under the company's amended and restated credit agreement. In addition, an affiliate of Rabobank holds approximately 8.4% of the company's common stock for its own account and for the accounts of customers.

     Rabobank will receive a fee from the company for its services in connection with the Transaction, a portion of which was payable upon delivery of its opinion to the company's board of directors, and an additional significant portion of which is payable contingent upon the consummation of the Transaction. In addition, the company agreed to indemnify Rabobank against certain liabilities arising out of its engagement.

Reasons for Seeking Shareholder Approval

     You are being asked to consider and vote on two proposals. The first proposal is the approval of the securities purchase agreement that we entered into on February 24, 2003 with ASP/ASA, LLC, pursuant to which, among other things, we will issue and sell up to 70,000 shares of 8.375% convertible preferred stock to ASP/ASA, LLC. The second proposal is the election of five new members to the company's board of directors.

     Proposal 1.  Our common stock is listed on the New York
Stock Exchange ("NYSE"). Proposal 1 requires your approval because of rules that apply to companies with common stock listed on the NYSE. One of the NYSE rules requires us to obtain shareholder approval for sales of stock that could result in an issuance of 20% or more of our outstanding stock or voting power.
The NYSE rules also require shareholder approval for stock issuances that would result in a change of control. After the first closing, ASP/ASA, LLC will hold approximately 60% of our voting power.
As a result, we need your approval before we can complete the first closing.

     Proposal 2. Five of our directors have agreed to resign, effective upon the first closing. Our articles of incorporation provide that our shareholders must elect directors to permanently fill these vacancies. As a result, we are asking you to consider and vote on the election of five new persons to our board of directors.

Interests of Certain Persons in the Transaction

     In considering the recommendation of our board of directors, you should be aware that some of our directors and executive officers may be deemed to have interests in the transactions contemplated by the securities purchase agreement that are different from, or in addition to, those of our shareholders. Under the securities purchase agreement, we are required to enter into non-competition agreements with Gaylen Miller, the Chairman of our board of directors, Henry Jungling, our President and a member of our board of directors, and Kevin Schipper, our Chief Executive Officer and a member of our board of directors, in each case on terms and conditions satisfactory to ASP/ASA, LLC.
In exchange for their entering into to these non-competition agreements, we will be required to make a $400,000 payment to each of Messrs.
Miller, Jungling and Schipper on the first closing. Pursuant to the securities purchase agreement, we are also required to enter into new employment agreements with each of Messrs. Miller, Jungling and Schipper and Shawn Smeins, our Chief Operating Officer, on terms and conditions satisfactory to ASP/ASA, LLC. These new agreements will be effective as of the first closing and will replace the current employment agreements described below under "Executive Compensation and Other Related Information - Employment Agreements".

     In addition, a portion of the proceeds of the sale of convertible preferred stock will be used to repay our notes to Messrs. Miller, Jungling and Schipper, in the aggregate amount of $4,419,760.

     Three of the nominees to become members of our board of directors, Michael Fisch, Glenn Kaufman and Marc Saiontz, are employed by American Securities Capital Partners, L.P. Messrs. Fisch and Kaufman are managing directors and Mr. Saiontz is a senior associate at American Securities Capital Partners, L.P. American Securities Capital Partners, L.P. is a limited partnership affiliated with American Securities Capital
Partners LLC, which indirectly owns ASP/ASA, LLC. ASP/ASA, LLC will hold a majority of our voting power upon the first closing.

Appraisal Rights

     Our shareholders are not entitled to appraisal rights in connection with the transactions contemplated by the securities purchase agreement.

Shareholder Voting Agreement

     As a condition to entering into the securities purchase agreement, ASP/ASA, LLC required that James D. Gerson, Henry L. Jungling,
Rebecca L. Jungling, Michael Lischin, Ervin Mellema, Gaylen D. Miller, Glenna R. Miller and Kevin D. Schipper (the "shareholder parties") enter into a shareholder voting agreement. This summary is qualified in its entirety by reference to the shareholder voting agreement, attached to this proxy statement as Annex C. We urge you to read carefully the full text of the shareholder voting agreement. As of the record date for the special meeting, the operative terms of the shareholder voting agreement covered approximately 23% of the outstanding shares of our common stock.

Covenants

     Under the shareholder voting agreement, the shareholder parties have agreed:

     * to vote in favor of the approval of the securities purchase agreement and each of the transactions contemplated by the securities purchase agreement;

     * to vote against any amendment of our articles of incorporation or by-laws or other proposal or transaction involving us or any of our shareholders which would impede, frustrate, prevent or delay the transactions contemplated by the securities purchase agreement or change the voting rights of our shareholders; and

     * not to sell, transfer, pledge, assign or otherwise dispose of any of the shares of our common stock subject to the shareholder voting agreement or enter into any agreement, option or other arrangement or understanding, other than under the shareholder voting agreement, the securities purchase agreement or liens or security interests pursuant to loans disclosed in the shareholder voting agreement, with respect to the transfer or voting of the subject shares.

Grant of Irrevocable Proxy

     In the shareholder voting agreement, the shareholder parties have agreed to irrevocably grant to and appoint ASP/ASA, LLC and any individual designated by ASP/ASA, LLC as their proxy to vote all the shares of our common stock subject to the shareholder voting agreement in favor of the securities purchase agreement and against any competing transaction.

Termination of the Shareholder Voting Agreement

     The shareholder voting agreement terminates upon the termination of the securities purchase agreement. Termination of the shareholder voting agreement will not relieve the parties from any liability for any breach of the shareholder voting agreement prior to termination.

           PROPOSAL 1 - APPROVAL OF SECURITIES PURCHASE AGREEMENT

     You are being asked to approve the securities purchase agreement that we entered into on February 24, 2003 with ASP/ASA, LLC. The securities purchase agreement provides for, among other things, the sale to ASP/ASA, LLC of up to 70,000 shares of 8.375% convertible preferred stock at $1,000 per share, subject to the satisfaction of various conditions. The convertible preferred stock will be issued pursuant to a certificate of designations, rights and preferences. The securities purchase agreement also provides for the execution of additional agreements, including a registration rights agreement, a shareholder agreement and a management consulting agreement.

     The following is a summary of the material terms of the securities purchase agreement, the certificate of designations, the registration rights agreement, the shareholder agreement and the management consulting agreement. This summary is qualified in its entirety by reference to the securities purchase agreement, attached to this proxy statement as Annex A and the certificate of designations, attached to this proxy statement as Annex B. We urge you to read carefully the full text of the securities purchase agreement and the certificate of designations, which are incorporated by reference in this section of the proxy statement.

     Our board of directors has unanimously approved the securities purchase agreement and unanimously recommends that our shareholders vote FOR approval of the securities purchase agreement.

Securities Purchase Agreement

Structure of Sale

     The securities purchase agreement provides that the convertible preferred stock will be purchased at three closings. At the first closing, which is to occur no later than June 15, 2003, we will sell 35,000 shares of convertible preferred stock to ASP/ASA, LLC for $35 million. At the second closing, which is to occur no later than July 31, 2004, we will sell 17,500 shares of convertible preferred stock to ASP/ASA, LLC for $17.5 million. At the third closing, which is to occur no later than July 31, 2005, we will sell 17,500 shares of convertible preferred stock to ASP/ASA, LLC for $17.5 million.
We and ASP/ASA, LLC have the option to forego the purchase and sale of convertible preferred stock at the third closing if the funds are not needed to support our growth plans.

Representations and Warranties

     The securities purchase agreement contains representations and warranties with respect to us and our subsidiaries relating to, among other things:

     * organization, corporate power, capital structure and similar corporate matters;

     * authorization, execution, delivery and enforceability of the securities purchase agreement;

     * the conduct of our business, and the absence of a material adverse effect, since February 28, 2002;

     * the recommendation of the board of directors in favor of the transactions contemplated by the securities purchase agreement;

     * real property, personal property and intellectual property owned by us and our subsidiaries;

     * the absence of any violation of, or conflicts with, organizational documents or certain contracts, judgments, orders, laws or regulations as a result of entering into the securities purchase agreement or completing the transactions contemplated by the securities purchase agreement;

     * the consents we are required to obtain and the filings we are required to make in connection with the securities purchase agreement and the transactions contemplated by the securities purchase agreement;

     *  compliance with applicable laws;

     * the absence of legal proceedings that would have a material adverse effect on us;

     * the accuracy and completeness of the information contained in the reports and financial statements that we file with the SEC, and the compliance of our SEC filings with applicable requirements of Federal securities laws;

     *  the absence of undisclosed liabilities;

     *  contracts material to us and our subsidiaries;

     * tax, environmental, labor and employment and benefit plan matters;

     *  defaults on loans extended by us;

     *  insurance policies covering us and our subsidiaries;

     *  banking regulations;

     * the shareholder vote required to approve the securities purchase agreement;

     *  various Federal securities law matters;

     *  our solvency;

     *  the absence of undisclosed broker's fees;

     *  the receipt by us of an opinion from Rabobank; and

     *  the amounts of certain outstanding loans payable to us.

     The securities purchase agreement contains customary representations and warranties by ASP/ASA, LLC relating to, among other things:

     * authorization, execution, delivery and enforceability of the securities purchase agreement;

     *  compliance with Federal securities laws;

     * the absence of any violation of, or conflicts with, organizational documents, contracts, orders, laws or regulations as a result of entering into the securities purchase agreement or completing the transactions contemplated by the securities purchase agreement;

     * restrictive legends to be placed on the convertible preferred stock and shares of our common stock into which the convertible preferred stock is convertible; and

     *  the absence of undisclosed broker's fees.

     The representations and warranties in the securities purchase agreement are subject, in some cases, to specified exceptions and qualifications.

Covenants Relating to the Conduct of our Business

     Except as contemplated by the securities purchase agreement or consented to in advance in writing by ASP/ASA, LLC, until the persons nominated by ASP/ASA, LLC and named in this proxy statement become members of our board of directors, we have agreed that we will (and will cause our subsidiaries to) carry on business in the ordinary course and we will (and will cause our subsidiaries to) use all reasonable best efforts to keep available the services of our officers and employees and to preserve our business and third party relationships. In addition, until the persons nominated by ASP/ASA, LLC and named in this proxy statement become members of our board of directors, except as expressly contemplated by the terms of the securities purchase agreement or consented to in advance in writing by ASP/ASA, LLC, we have agreed that we will not (and will not permit any of our subsidiaries to) take various actions, including the following:

     * amend our organizational documents or alter in any manner the corporate structure or ownership of any of our subsidiaries;

     * adopt a plan of liquidation, dissolution, merger, consolidation, recapitalization or other reorganization;

     * declare or pay any dividend or make any other distribution to our shareholders;

     * redeem or acquire any shares of our capital stock or any stock option or issue any capital stock or any option, warrant or right or any securities convertible into or exchangeable for any shares of capital stock, except the issuance of securities contemplated by the securities purchase agreement or our stock purchase plan or upon the exercise of stock options outstanding as of the date of the securities purchase agreement;

     * increase the compensation, benefits or severance pay to any of our or our subsidiaries' current or former directors, officers, employees, consultants or independent contractors;

     * establish, adopt or alter in any material respect any collective bargaining agreement, benefit plan or benefit agreement;

     * accelerate or increase any rights or benefits, fund or secure the payment of compensation or benefits, or make any material determinations not in the ordinary course of business under any benefit plan or benefit agreement;

     *  amend or modify any stock option;

     * make any loan or cash advance to, or engage in any transaction with, any current or former director, officer, employee, consultant or independent contractor, other than advancing business expenses in the ordinary course of business;

     * incur, assume or guarantee any new liabilities, obligations or indebtedness for borrowed money, except pursuant to our currently existing credit facilities;

     * pay, settle, waive, cancel or satisfy any claims, liabilities, obligations or litigation, other than the satisfaction of certain liabilities in the ordinary course of business;

     * make any change in any method of accounting or accounting practice or policy other than those required by GAAP, except for the change in our policy on revenue recognition, as described in our quarterly report on Form 10-Q for the period ended November 30, 2002;

     * make or incur any capital expenditure which, individually, exceeds $50,000 or, in the aggregate, exceed $100,000;

     * acquire or agree to acquire any business organization or division or assets other than inventory, supplies, raw materials or other immaterial assets acquired in the ordinary course of business consistent with past practice;

     * sell, lease or encumber any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice;

     * make any change in any material terms of agreements with suppliers;

     *  make any material change in our credit and collection policy;

     * purchase any loans from, or sell any loans to, a third party or acquire or sell participation interests in any loans, in each case, for more than $100,000, or sell any existing loans for less than their face value;

     * approve any loans that would result in more than $5,000,000, in the aggregate, being loaned by us to any one customer;

     * approve any loans that would cause the percentage of the total amount of loans approved since February 24, 2003 for a particular type of crop to exceed certain thresholds specified in the securities purchase agreement;

     *  make or change any material election relating to taxes; or

     * agree to take any of the actions that are prohibited by the securities purchase agreement.

      Many of the actions prohibited by the securities purchase agreement are subject to exceptions, including to comply with applicable laws or to take actions in the ordinary course of business.

Additional Covenants

	In addition to our agreement to conduct our business in accordance with the covenants described in "Covenants Relating to the Conduct of our Business", the securities purchase agreement contains agreements by us or by us and ASP/ASA, LLC to take several other actions, including those described below.

     * Reasonable Best Efforts. We and ASP/ASA, LLC have agreed to use our reasonable best efforts to satisfy the conditions described under "Conditions to the Company's Obligation to Sell Convertible Preferred Stock" and "Conditions to Purchaser's Obligation to Purchase Convertible Preferred Stock".

     * Reasonable Access. We have agreed to afford ASP/ASA, LLC reasonable access to properties, books, records and personnel and to furnish promptly to ASP/ASA, LLC a copy of each report, schedule, registration statement and other document we file or receive pursuant to the requirements of securities laws and other information concerning our business, properties and personnel that ASP/ASA, LLC reasonably requests.

     * Other Transactions. We have agreed that, until the date of the first closing, we will not encourage, solicit, initiate or participate in discussions or negotiations with, enter into agreements with, or provide any information or assistance to, any person concerning any merger, sale of securities, sale of substantial assets or any similar transaction involving us or our subsidiaries. If we or one of our subsidiaries receives a proposal relating to this type of transaction, we have agreed to notify ASP/ASA, LLC promptly of the proposal.

     * Preparation of Proxy Statement. We and ASP/ASA, LLC have agreed to cooperate with respect to amending or supplementing the proxy statement to reflect any material information discovered prior to the date of the first closing. Any filing of, or amendment or supplement to, the proxy statement is subject to ASP/ASA, LLC's review and comment. We have agreed to use our reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to this proxy statement, and to advise ASP/ASA, LLC of any comments, or requests for further information, from the SEC.

     * Shareholder Meeting. We have agreed to make arrangements for and hold a shareholders' meeting as promptly as practicable after the date of the securities purchase agreement for the purpose of obtaining shareholder approval of the securities purchase agreement and the election of new directors

     * Publicity. We and ASP/ASA, LLC have agreed not to issue any press release or make any public statement relating to the securities purchase agreement or the transactions contemplated by the securities purchase agreement without the other party's advance consent in writing.

     * Insurance. We have agreed to solicit bids from insurance providers for insurance to cover the indemnification of our directors and officers and to provide ASP/ASA, LLC with copies of the bids. We have agreed to accept the bid that ASP/ASA, LLC requests, as long as that bid is reasonably satisfactory to us. We have also agreed to keep ASP/ASA, LLC informed of all insurance policies covering us and our subsidiaries and to take all necessary steps to renew those policies or other steps that ASP/ASA, LLC reasonably requests.

Conditions to the Our Obligation to Sell Convertible Preferred Stock

	Our obligation to sell convertible preferred stock to ASP/ASA, LLC at each of the first, second and third closings is subject to the satisfaction of various conditions, including, but not limited to, the following:

     *  ASP/ASA, LLC's payment of the purchase price;

     * as of the date of each closing, the representations and warranties made by ASP/ASA, LLC that are qualified by materiality must be true and correct, and ASP/ASA, LLC's representations and warranties that are not so qualified must be true and correct in all material respects;

     * ASP/ASA, LLC must have performed in all material respects its obligations under the securities purchase agreement; and

     * there must not be any law, regulation, order or other ruling entered by a court or enacted by a governmental authority which prohibits any of the transactions contemplated by the securities purchase agreement.

	Our obligation to sell convertible preferred stock to ASP/ASA, LLC at the first closing is subject to the satisfaction of the following additional conditions:

     * the approval of our shareholders of the securities purchase agreement; and

     * our purchase of insurance providing for at least $10,000,000 of coverage relating to the indemnification of our directors and officers, but this condition will be deemed satisfied if ASP/ASA, LLC requests that we accept a bid providing for this coverage (as described under "Additional Covenants--Insurance").

Conditions to Purchaser's Obligation to Purchase Convertible Preferred Stock

	ASP/ASA, LLC's obligation to purchase convertible preferred stock from us at each of the first, second and third closings is subject to the satisfaction of various conditions, including, but not limited to, the following:

     * we must have in effect debt financing on terms satisfactory to ASP/ASA, LLC;

     * we must have reimbursed ASP/ASA, LLC for its expenses incurred in connection with the securities purchase agreement and the transactions contemplated by the securities purchase agreement;

     * as of the date of each closing, the representations and warranties made by us that are qualified by materiality must be true and correct, and our representations and warranties that are not so qualified must be true and correct in all material respects;

     * we must have performed in all material respects our obligations under the securities purchase agreement;

     * there must not be any law, regulation, order or other ruling entered by a court or enacted by a governmental authority which prohibits any of the transactions contemplated by the securities purchase agreement; and

     * since the date of the securities purchase agreement, a material adverse effect must not have occurred, as described under "Material Adverse Effect" below.

	ASP/ASA, LLC's obligation to purchase convertible preferred stock from us at the first closing is subject to various additional conditions, including, but not limited to, the following:

     * the approval of our shareholders of the securities purchase agreement, and the election by our shareholders of the new directors designated by ASP/ASA, LLC;

     * our payment to ASP/ASA, LLC of 50% of a transaction fee equal to $350,000 plus 0.5% of all funds loaned or committed to be loaned to us as of the first closing;

     * the receipt of resignations from certain members of our board of directors;

     * the execution of a management consulting agreement, described in more detail below under "Management Consulting Agreement";

     *  the execution of non-competition agreements with Messrs.
        Miller, Jungling, and Schipper, described above under "Interests of Certain Persons in the Transaction";

     * the execution of employment agreements with Messrs. Miller, Jungling, and Schipper and Shawn Smeins described above under "Interests of Certain Persons in the Transaction";

     * the execution of a shareholder agreement with Messrs. Miller, Jungling, Schipper and Smeins, described in more detail below under "Shareholder Agreement";

     * the execution of a registration rights agreement, described in more detail below under "Registration Rights Agreement";

     * the execution of agreements, such as incentive agreements and non-competition agreements, with employees to be identified by ASP/ASA, LLC, on terms and conditions satisfactory to ASP/ACA, LLC;

     * To the extent requested by ASP/ASA, LLC, our purchase of insurance for the indemnification of our directors and officers;

     *  our approval and closing of commitments for at least
        $230,000,000 in loans to customers for the 2003 crop year and receipt of financing to fund these commitments that is reasonably satisfactory to ASP/ASA, LLC;

     * satisfaction of the obligations of the Federal Crop Insurance Corporation in respect of 85% of the outstanding multi-peril crop insurance claims submitted by our customers as of December 31, 2002; and

     * ASP/ASA, LLC's completion of and satisfaction with its confirmatory due diligence investigation of us and our subsidiaries.

	ASP/ASA, LLC's obligation to purchase convertible preferred stock from us at the second closing is subject to various additional conditions, including the following:

     *  our payment of 50% of the transaction fee; and

     * our approval of at least $500,000,000 in loans to customers for the 2004 crop year.

	ASP/ASA, LLC's obligation to purchase convertible preferred stock from us at the third closing is subject to various additional conditions, including the following:

     * our approval of at least $600,000,000 in loans to customers for the 2005 crop year.

	ASP/ASA, LLC's obligation to purchase convertible preferred stock from us at the second closing and the third closing is subject to the completion of an a review by an independent accounting firm which confirms the satisfaction of the following:

     * our achievement of net income targets specified in the securities purchase agreement; and

     * our projected collections of outstanding loans exceeding certain levels outlined in the securities purchase agreement.

Material Adverse Effect

	Under the securities purchase agreement, a material adverse effect means:

     * a material adverse effect on the condition, business, prospects, properties or results of operations of us and our subsidiaries, taken as a whole;

     * a material disruption or material adverse change in financial, banking, or capital markets in the U.S. that would, in ASP/ASA, LLC's judgment, make it impracticable or inadvisable to proceed with the transactions contemplated by the securities purchase agreement;

     * an outbreak or escalation of hostilities involving the U.S. or a declaration by the U.S. of a national emergency or war that would, in ASP/ASA, LLC's judgment, make it impracticable or inadvisable to proceed with the transactions contemplated by the securities purchase agreement; or

     *  a material adverse change in the agriculture services industry.

Indemnification

	The securities purchase agreement provides that, until the first closing, we will indemnify and hold harmless ASP/ASA, LLC, American Securities Capital Partners LLC and their officers, directors, employees, agents and controlling persons against any losses, claims, damages, liabilities and expenses in connection with the securities purchase agreement or the transactions contemplated by the securities purchase agreement, as long as the losses, claims, damages, liabilities and expenses have not resulted from the willful misconduct or gross negligence of the indemnified party.

Fees and Expenses

	We have agreed in the securities purchase agreement to pay fees to ASP/ASA, LLC and to reimburse ASP/ASA, LLC for expenses as described below.

     * We have agreed to pay a transaction fee equal to $350,000 plus 0.5% of the amount of funds loaned to us or committed to be loaned to us as of the date of the first closing, 50% of which is payable on the date of the first closing and 50% of which is payable on the one-year anniversary of the first closing.

    * We have agreed to reimburse ASP/ASA, LLC and its affiliates for their expenses incurred in connection with the securities purchase agreement, including the fees of counsel, accountants and other advisors.

    * We have agreed to reimburse ASP/ASA, LLC for its reasonable business expenses incurred in connection with the securities purchase agreement, in an amount not to exceed $1,500,000, if:

         * our shareholders do not approve the securities purchase agreement or do not elect ASP/ASA, LLC's designees to our board of directors;

         * the first closing does not occur because we did not purchase sufficient insurance coverage for the indemnification of our directors and officers, as described under "Conditions to Our Obligations to Sell Convertible Preferred Stock";

         * the securities purchase agreement is terminated because our board of directors withdraws or adversely modifies it recommendation in favor of the securities purchase agreement and the election of ASP/ASA, LLC's designees to our board of directors, or our board of directors recommends another transaction; or

         * the securities purchase agreement is terminated because we breached our representations, warranties or covenants in the securities purchase agreement, which breach was incurable or was not cured within 30 calendar days of written notice of the breach.

    *  We have agreed to pay ASP/ASA, LLC a $5,000,000 fee if:

         * the securities purchase agreement is terminated because our board of directors withdraws or adversely modifies its recommendation in favor of the securities purchase agreement and the election of ASP/ASA, LLC's designees to our board of directors, or our board of directors recommends another transaction;

         * the securities purchase agreement is terminated because our shareholders did not approve the securities purchase agreement or the election of ASP/ASA, LLC's designees to the board of directors and we entered into a transaction with any person relating to any merger, equity or debt sale, sale of substantial assets or similar transaction during the 18-month period following termination of the securities purchase agreement.

Termination of the Securities Purchase Agreement

     We and ASP/ASA, LLC may terminate the securities purchase agreement if:

     *  we do not obtain approval by our shareholders;

     *  the first closing is not completed by June 15, 2003;

     * a governmental entity has issued a permanent injunction or other order or decree preventing the transactions that is in effect and has become final and nonappealable;

     * the other party breaches any of its representations, warranties or covenants in the securities purchase agreement, which breach is incurable or is not cured within 30 calendar days of written notice of the breach;

     * the second closing is not completed by July 31, 2004, but this termination would only relate to the parties' rights and obligations relating to the second closing; or

     * the third closing is not completed by July 31, 2005, but this termination would only relate to the parties' rights and obligations relating to the third closing.

      ASP/ASA, LLC may terminate the securities purchase agreement if our board of directors withdraws its recommendation in favor of the proposals contained in this proxy statement or recommends another transaction.

	Each of the parties has the option to forego the purchase and sale of convertible preferred stock at the third closing if funds are not needed to support our growth plans.


Use of Proceeds

	The securities purchase agreement provides that we may use the proceeds from the sale of convertible preferred stock for:

     *  the payment of fees associated with the sale;

     * the payment of fees associated with the refinancing of our company;

     *  the payment of $400,000 to each of Gaylen Miller, Kevin
        Schipper and Henry Jungling pursuant to non-competition agreements to be entered into on the first closing;

     *  working capital;

     * the extension of credit to our customers in the ordinary course of business;

     * repayment of notes to Gaylen Miller, Kevin Schipper and Henry Jungling;

     * the payment of operating expenses incurred in the ordinary course of business; and

     *  capital expenditures in the ordinary course of business.

Certificate of Designations, Rights and Preferences

	The terms of the convertible preferred stock are set forth in a certificate of designations, preferences and rights of 8.375% convertible preferred stock (the "certificate of designations"). The summary below is qualified in its entirety by the certificate of designations, attached to this proxy statement as Annex B.

Purchase Price

	The purchase price of the convertible preferred stock is $1,000 per share.

Rank

	The convertible preferred stock will rank senior to all classes of our common stock and each other class of capital stock or series of preferred stock with respect to distributions of assets upon liquidation, dissolution or winding up.

Dividends

	The holders of convertible preferred stock will be entitled to receive cumulative dividends accruing at the rate per share of 8.375%, compounding annually, payable in cash and payable quarterly in arrears. As long as any shares of convertible preferred stock are outstanding, we will be prohibited from declaring or paying any dividends on any of our other classes or series of securities without the written consent of a majority of the holders of convertible preferred stock.

Redemption

	We will redeem all of the convertible preferred stock on the seventh anniversary of the first closing. At that time, each holder of convertible preferred stock may elect to convert its shares of convertible preferred stock into our common stock or receive a cash payment for its shares at the rate of $1,000 per share. Each holder will also receive any accrued dividends in cash with respect to its shares. The convertible preferred stock may not be redeemed at our option at any time.

Liquidation Preference

	Upon the occurrence of various liquidation events, as described more fully in Section 5 of the certificate of designations, no distribution will be made to the holders of any other classes or series of our capital stock until the holders of convertible preferred stock have received, for each share, the greater of (1) $1,000 or (2) the value of the shares of common stock into which the share of convertible preferred stock is convertible, plus accrued dividends. This per share amount will also be payable to the holders of convertible preferred stock upon a change of control, which is defined as our entering into any transaction which results in ASP/ASA, LLC and its affiliates owning less than 20% of our voting power or the sale of all or substantially all of our assets.

Conversion

	The convertible preferred stock is convertible into our common stock at the rate of $8.50 per share at any time at the option of the holder.

Anti-Dilution

	The convertible preferred stock contains customary anti-dilution provisions, which provide for adjustments to the conversion price upon the occurrence of certain events, including, but not limited to, stock splits, stock dividends, or the issuance of other dividends or distributions to holders of our common stock.

Adjustments of Purchase Price

	The certificate of designations includes provisions to adjust the purchase price paid by ASP/ASA, LLC by adjusting the conversion price of the convertible preferred stock. ASP/ASA, LLC's agreement to purchase the convertible preferred stock on the terms and conditions outlined in the securities purchase agreement was based, in part, on the quality of our loans to customers, including our ability to collect those loans and the adequacy of reserves for those loans. The adjustments, set forth in detail in Section 8 of the certificate of designations, are designed to adjust the purchase price based on information relating to the quality of our loans to customers. These adjustments are to be made upon a liquidation event or a change of control, and on the second and fourth anniversaries of the first closing if a liquidation event or change of control has not occurred. A final adjustment is to be made on the fifth anniversary of the first closing date if a liquidation event or change of control has not occurred.

Voting Rights

	After the first closing, ASP/ASA, LLC will be entitled to a number of votes equal to the number of shares of our common stock into which all 70,000 shares of convertible preferred stock are convertible, which currently represents approximately 60% of our outstanding common stock. The sale of convertible preferred stock on the second and third closings will not provide ASP/ASA, LLC with any additional voting rights.

Protective Provisions

	As long as shares of convertible preferred stock are outstanding, we are prohibited from taking various actions without obtaining the approval of the holders of a majority of the outstanding shares of convertible preferred stock, including, among others:

     * alter, amend or repeal the rights or privileges of the convertible preferred stock or any of our capital stock so as to affect adversely the convertible preferred stock;

     * create any new class or series of capital stock that has a preference over or ranks in parity with the convertible preferred stock as to distribution of assets upon liquidation, dissolution or winding up or that is mandatorily redeemable or must be purchased if certain events occur;

     * increase the authorized number of shares of convertible preferred stock;

     *  increase the par value of our common stock; or

     * issue any additional shares of convertible preferred stock except pursuant to the securities purchase agreement.

Arbitration

	We and ASP/ASA, LLC have agreed to settle any disputes relating to the determination of adjustments to the conversion price of the convertible preferred stock (as described under "Anti-Dilution Provisions" and "Adjustments to the Purchase Price") through arbitration.

Effect of Issuance of Convertible Preferred Stock on our Common Stock

      The issuance of convertible preferred stock involves various factors that affect our common stock, including the following:

     * The convertible preferred stock is entitled to dividends, but no dividends may be paid on our common stock or other capital stock without the consent of the holders of the convertible preferred stock.

     * The dividends payable on the 70,000 shares of convertible preferred stock to be sold to ASP/ASA, LLC pursuant to the securities purchase agreement will be deducted in determining net income available to common shareholders and, if declared and paid, the dividends would reduce our working capital.

     * The holders of convertible preferred stock have a prior claim against our assets in the event of a liquidation or bankruptcy.

     * ASP/ASA, LLC has registration rights allowing it to sell publicly shares of convertible preferred stock or common stock into which the convertible preferred stock is convertible.

Registration Rights Agreement

Registration

	We have agreed to enter into a registration rights agreement with ASP/ASA, LLC under which we will be required, within 90 days of the first closing, to prepare and file a shelf registration statement covering the offer and sale of the convertible preferred stock and shares of common stock into which the convertible preferred stock is convertible. If we fail to file or obtain or maintain or effectiveness of this shelf registration statement, but we propose to file certain other registration statements covering our securities, we will be required to comply with requests by the holders of convertible preferred stock or common stock into which convertible preferred stock was converted to include their shares in the other registration statements.

Fees and Expenses

	We will be responsible for all of the fees and expenses incurred in performing our obligations under the registration rights agreement.

Additional Dividends

	If we have not filed the shelf registration statement with the SEC within 90 days of the first closing, the SEC has not declared the shelf registration effective within 150 days of the first closing or certain other events occur that prevent the sale of securities under the shelf registration, then additional dividends will accrue with respect to the convertible preferred stock. These additional dividends will accrue at a rate of 1% per year with respect to the first 180-day period following any of the defaults listed in the previous sentence, and will accrue at a rate of an additional 1% per year for each additional 180-day period that a default continues to occur.

Shareholder Agreement

      We have agreed that, on the first closing, we and Henry Jungling, Kevin Schipper, Gaylen Miller and Shawn Smeins (each, a "restricted shareholder") will enter into a shareholder agreement with ASP/ASA, LLC. The material terms of the shareholder agreement are described below.

Transfer Restrictions

	Pursuant to the shareholder agreement, and subject to certain exceptions, each restricted shareholder will agree not to offer, transfer, sell, assign, pledge or otherwise dispose of shares of our common stock from the first closing until the earlier of:

     *  the date ASP/ASA, LLC ceases to own any of our securities; or

     *  the seventh anniversary of the first closing.

	The restricted shareholders will be permitted to transfer shares to the following persons or entities, if the transferee agrees in writing to be bound by the terms of the shareholder agreement:

     *  a spouse or child;

     * an heir, executor, administrator, and certain trustees or beneficiaries;

     * a partnership, trust, corporation or other legal entity in which the restricted shareholder or the persons listed above hold 100% of the beneficial interest; or

     * any other person if ASP/ASA, LLC consents in writing to the transfer.

     The restrictions on transfer are subject to the following exceptions:

     * the restrictions will not apply to liens, security interests, or transfers arising from a foreclosure, in each case, in connection with loans secured by our common stock;

     * shares securing loans to a restricted shareholder may be sold if the proceeds will be used solely to repay the loans secured, the sale occurs no earlier than six months before the loan matures and the restricted shareholder uses reasonable efforts to use other proceeds to repay the loans;

     * after the second anniversary of the first closing, each restricted shareholder may transfer up to 15% of its shares
        (but may not transfer more than 5% of its shares in any 12-month period);

     * each restricted shareholder may transfer up to 5,000 shares per calendar year to a charitable organization; and

     * after the second anniversary of the first closing, the transfer restrictions will not apply to any restricted shareholder who ceases to be our employee.

Other Employee Shareholders

	Pursuant to the shareholder agreement employees who, upon exercising options or other rights, hold more than 15,000 shares of our common stock, will become parties to the shareholder agreement and will be subject to the transfer restrictions in that agreement. We will agree to include provisions in employee option agreements and related documents to that effect and will continue use our best efforts to receive any employee consents necessary to comply with those requirements.

Termination

	The shareholder agreement will terminate on the earlier of the date on which ASP/ASA, LLC and its affiliates cease to own any of our securities or the seventh anniversary of the first closing.

Management Consulting Agreement

	We have agreed that, on the first closing, we will enter into the management consulting agreement with American Securities Capital Partners, LLC ("consultant"), an affiliate of ASP/ASA, LLC. The material terms of the management consulting agreement are described below.

Services

	Pursuant to the management consulting agreement, consultant agrees to provide consulting services to us as an independent contractor. Consultant is not required to devote any specified amount of time to such consulting services.

Compensation

	We will pay consultant an annual fee (prorated for any partial periods) of $400,000 in equal quarterly installments, with the first installment payable on the first closing.

	If, during the term of the management consulting agreement, we consummate any merger, acquisition, disposition, recapitalization or other extraordinary transaction, consultant is entitled to charge us a transaction fee of 1% of the value of such transaction.

	If, during the term of the management consulting agreement, we consummate any financing or increase the size of an existing facility, consultant is entitled to charge us a transaction fee of 0.25% of the aggregate value of such financing or increase.

Expenses

	We will reimburse consultant for its reasonable out-of-pocket expenses incurred in connection with the management consulting agreement.

Term

	The management consulting agreement will terminate on the date on which affiliates of consultant cease to own any of our securities.


     Our board of directors unanimously recommends that you vote FOR the approval of the securities purchase agreement.

                      PROPOSAL 2 - ELECTION OF DIRECTORS

      Pursuant to the securities purchase agreement, five of our directors have agreed to resign from our board of directors, effective as of the first closing. As a result, you are being asked to elect five new members to our board of directors. The biographies of the nominees, each of whom has been designated by ASP/ASA, LLC, are set forth below.

	Our board of directors unanimously recommends that you vote FOR the election of the nominees named below.

Director Nominees

      You are being asked to consider and vote on the election of the following persons to become members of our board of directors. Each of these persons has been designated by ASP/ASA, LLC to become a member of our board of directors.

Jonathan E. Baum

Jonathan E. Baum has been the Chairman and Chief Executive Officer of George K. Baum & Company, an investment banking firm, since 1994. Mr. Baum is a director of the American Italian Pasta Company, George K. Baum Merchant Banc, L.L.C. and Prairie Capital Management Inc. Mr. Baum is 42 years old.

Michael G. Fisch

Michael G. Fisch has been president of American Securities Capital Partners, L.P., a private investment firm affiliated with ASP/ASA, LLC., since 1994. Before joining American Securities, Mr. Fisch served for five years as a managing director and principal of two private equity firms, as a consultant in the Paris office of Bain & Company, and as a professional in the merger and acquisitions department of Goldman, Sachs & Co. Mr. Fisch is a director, officer, managing member and /or owner of numerous private companies and investment entities affiliated with American Securities Capital Partners, L.P. Mr. Fisch is 40 years old.

Glenn B. Kaufman

Glenn B. Kaufman is a managing director of American Securities Capital Partners, L.P., a private investment firm affiliated with ASP/ASA, LLC. Mr. Kaufman joined American Securities Capital Partners, L.P. in September 1997. He was previously an attorney at the law firm of Cravath, Swaine & Moore, where he had focused on private equity and related transactions. Mr. Kaufman also previously worked in a small business consulting group of Price Waterhouse. Mr. Kaufman is a director of Anthony International and El Pollo Loco, Inc., and has previously served as an advisor to a number of technology related businesses. Mr. Kaufman is 35 years old.

Douglas A. Monticciolo

Douglas A. Monticciolo is the co-founder and Managing Director of FCS Advisors, Inc., a boutique financial services investment bank, and founder of The Franchise Capital Source, Inc., a financial advisory firm for large franchise companies. Mr. Monticciolo was previously co-head of the Asset-Backed Securities department for Deutsche Bank Securities Inc, and founder of Deutsche Bank's franchise finance business and an independent franchise loan origination company. Prior to Deutsche
Bank, Mr. Monticciolo specialized in asset and balance sheet advisory and transactions for financial institutions with a focus on securitization and principal finance. In this capacity, Mr. Monticciolo a senior vice-president and head of the Bank Industry Group at Lehman Brothers for 1 1/2 years and vice-president of the Bank Industry Group at Goldman, Sachs & Co. for 9 years. Mr. Monticciolo is 39 years old.

Marc L. Saiontz

Marc L. Saiontz is a senior associate at American Securities Capital Partners, L.P. a private investment firm affiliated with ASP/ASA, LLC.
Mr. Saiontz joined American Securities Capital Partners, L.P. in December 1996 from Morgan Stanley Capital Partners, where he had focused on private equity investments since 1995. Mr. Saiontz left American Securities Capital Partners, L.P. in July 1999 to attend business school and rejoined the firm upon receiving his M.B.A. in 2001. Mr. Saiontz is 30 years old.

Current Directors

Our board of directors is divided into three classes. One class is elected at each annual meeting of our shareholders for a three-year term. The Board is currently composed of six members:

Class I Directors:   Mr. Gaylen D. Miller and Mr. James Gerson
Class II Directors: Mr. Henry C. Jungling, Jr. and Mr. Michael Lischin Class III Directors: Mr. Kevin D. Schipper and Mr. Ervin J. Mellema

Class I Directors Continuing in Office Until the 2004 Annual Meeting

GAYLEN D. MILLER

Gaylen D. Miller is a founder of our company and has served as a director since its formation in October 1985, as Chairman since August 2001, from August 1997 until August 1999 and from August 1993 until August 1995, and as Chairman and Chief Operating Officer from August 1993 until July 1994. Mr. Miller served as President and Chief Executive Officer from August 1999 until August 2001, from August 1995 until August 1997 and from May 1991 until August 1993. Mr. Miller served as Co-President of the company from July
1988 until May 1991 and as Vice President, Secretary, and Treasurer from November 1985 until July 1988. Mr. Miller was raised on a farm in Iowa. Before joining our company, he held administrative and accounting positions with Land-O-Lakes, Inc., an agricultural cooperative, and DEKALB Genetics Corporation, an international seed company. Messrs. Miller and Jungling are first cousins and Mr. Jungling is Mr. Schipper's uncle.

JAMES D. GERSON

James D. Gerson has served as a director of the company since August 1991. For more than five years, Mr. Gerson has been Vice President of Fahnestock & Co. Inc., a securities firm. Mr. Gerson also serves as a director of American Power Conversion Corp., Evercel, Inc. and FuelCell Energy, Inc.

Class II Directors Continuing in Office Until the 2005 Annual Meeting

HENRY C. JUNGLING, JR.

Henry C. Jungling, Jr. is a founder of our company and has served as a director since its formation in October 1985, and as President since November 2002 and as President and Chief Executive Officer from August 2001 to November 2002, from August 1997 until August 1999 and from August 1993 until August 1995. Mr. Jungling served as Chairman from August 1999 until

August 2001 and from August 1995 until August 1997, and as Chairman and Chief Operating Officer from May 1991 until August 1993. Mr. Jungling served as Co-President of our company from July 1988 until May 1991 and as President from November 1985 until July 1988. Mr. Jungling was raised on a farm in Iowa and managed his own farming operation for 18 years.

MICHAEL LISCHIN

Michael Lischin has served as a director of the company since April 1990. Mr. Lischin is an attorney admitted to the bar in New York and Kentucky.
His area of concentration is livestock asset based financing. He has served as a director and officer of a variety of companies that provide financing in the agricultural industry.

Class III Directors Continuing in Office Until the 2003 Annual Meeting

KEVIN D. SCHIPPER

Kevin D. Schipper is a founder of our company and has served as a director since its formation in October 1985, as Chief Executive Officer since November 2002, as Chief Operating Officer from July 1994 to November 2002 and as Secretary since August 1999. Mr. Schipper served as Vice President since our formation in October 1985 until July 1994 and as Treasurer and Secretary from July 1988 until July 1994. Before joining our company, Mr. Schipper was employed by Scoular Grain Company, where he worked in product sales.

ERVIN J. MELLEMA

Ervin J. Mellema has served as a director of our company since May 1991. Since 1976, Mr. Mellema has been an operating principal of Campbell Mellema Insurance Inc., a property and casualty insurance agency, and Campbell Mellema Realty, LLC, a real estate brokerage firm.

 Board Committees and Meetings

      The board of directors met ten times during the fiscal year ended February 28, 2003. Each director attended at least 75% of the meetings of the board of directors and board committees of which he was a member.

Audit Committee

     Our board of directors has an Audit Committee consisting of Messrs. Gerson, Lischin and Mellema. The Audit Committee's primary responsibilities are set forth in the Audit Committee charter. The Audit Committee met six times during the fiscal year ended February 28, 2003 and has the responsibility for consulting with our officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditor's examination and reviewing annual financial statements. The
Audit Committee also reviews our accounting policies, internal control procedures and system and compliance activities. The Audit Committee is composed of three independent directors, and our board of directors has made a determination that the members of the Audit Committee satisfy the independence requirements of the New York Stock Exchange.

The following is a report on the Audit Committee's activities relating the fiscal year 2003.

		Review of Audited Financial Statements with Management

		The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended February 28, 2002, with our management.
The audited financial statements for the fiscal year 2003 have not yet been completed.

		Review of Financial Statements and Other Matters with
            Independent Accountants

		The Audit Committee has discussed with McGladrey & Pullen, LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
The Audit Committee has received from McGladrey & Pullen, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and as discussed matters relating to the firm's independence from us.

Audit Committee:

James D. Gerson 	Michael Lischin	Ervin J. Mellema

Directors' Fees

      We currently pay director's fees to our non-employee directors in the amount of $1,500 per board meeting and $250 per committee meeting plus reimbursement for expenses incurred in connection with the performance of their duties. We may increase the amount of fees paid to our directors after the first closing.

Compensation Committee Interlocks and Insider Participation

     At present, the entire board of directors is responsible for approving the compensation program and salaries for our executive officers. Gaylen D. Miller, Henry C. Jungling, Jr. and Kevin D. Schipper, who are members of our board of directors were also executive officers of the company during fiscal 2003. However, the executive officers who are members of our board are not present when any of their own compensation is under consideration. There were no director interlocks with other companies or related party transactions in fiscal 2003.

                             EXECUTIVE OFFICERS

       The name, age and office(s) held by each of our executive officers are shown below. Each of the executive officers listed below serves at the pleasure of the Board of Directors, except Messrs. Jungling, Miller, Schipper and Smeins who have entered into employment agreements with us. Pursuant to the securities purchase agreement, Messrs. Jungling, Miller, Schipper and Smeins are to enter into new employment agreements with us on terms satisfactory to ASP/ASA, LLC. These new agreements will replace the current agreements effective as of the first closing.

Name                          Age   Position With the Company
Henry C. Jungling, Jr.(1)  	55   	President
Gaylen D. Miller (1)       	54   	Chairman of the Board
Kevin D. Schipper (1)     	43   	Chief Executive Officer and Secretary
Shawn R. Smeins (1)        	35   	Chief Operating Officer
John T. Roth (2)          	30   	Vice President Finance and Treasurer
Todd J. Ryan (1)           	40   	Vice President Sales and Marketing
Eunice M. Schipper (1)     	61   	Vice President Credit
Neil H. Stadlman (1)       	57   	Vice President Information Strategies
Lisa M. Meester (1)        	43   	Vice President Information Systems
Bruce Nelson (1)           	52   	Vice President Collections
Jamey Ross (1)             	31   	Vice President Products and Distribution
Linda Kobliska (1)        	47   	General Counsel

(1)	These executive officers of the Company have been an employee of the
Company in varying capacities for more than the past five years.

(2)	Mr. Roth has been employed by the Company in varying capacities since
October 1998. Before joining the Company, Mr. Roth was a CPA with McGladrey and Pullen, LLP, a public accounting firm, from July 1995 through October 1998. McGladrey and Pullen, LLP is the Company's independent auditor.

Interested Transactions involving Directors, Executive Officers and 5% or Greater Beneficial Owners

BENEFICIAL OWNERSHIP OF COMMON STOCK AND CORPORATE INFORMATION

Security Ownership of Certain Beneficial Owners

      The following tables provide certain information regarding the ownership of our common stock as of [Date] by:

     * each director;

     * each executive officer named in the Summary Compensation Table;

     * all of our directors and the executive officers named above as a group; and

     * all those known to be beneficial owners of more than five percent of our common stock.

      The following tables also show the total votes owned by each of these persons as of [Date] based upon each person's ownership of outstanding common stock and outstanding shares of convertible preferred stock. The first table reflects beneficial ownership after the first closing under the securities purchase agreement, the second table reflects beneficial ownership after the second closing under the securities purchase agreement, and the third table reflects beneficial ownership after the third closing under the securities purchase agreement.

      Notwithstanding the number of shares beneficially owned, ASP/ASA, LLC will have the right to vote approximately 60% of our shares entitled to vote after the first closing, the second closing and the third closing.

       After First Closing under the Securities Purchase Agreement


                               Number of Shares            Percentage
     Name of                     Beneficially               of Shares
  Beneficial Owner               Owned (1) (2)             Outstanding

ASP/ASA, LLC                      4,117,647                   42.9%
Gaylen D. Miller                    363,134                    3.78%
Henry C. Jungling, Jr.              356,834                    3.71%
Kevin D. Schipper                   361,134                    3.76%
James D. Gerson                     196,216                    2.04%
Shawn Smeins                         11,250                      *
Michael Lischin                      11,750                      *
Ervin J. Mellema                     10,750                      *
Neil Stadlman                        18,200                      *
All Directors and Officers as a
   Group (15 persons)             5,533,760                   57.64%

*  Less than 1%

       After Second Closing under the Securities Purchase Agreement

                               Number of Shares            Percentage
     Name of                     Beneficially               of Shares
  Beneficial Owner               Owned (1) (2)             Outstanding

ASP/ASA, LLC                      6,176,471                   52.99%
Gaylen D. Miller                    363,134                    3.11%
Henry C. Jungling, Jr.              356,834                    3.06%
Kevin D. Schipper                   361,134                    3.09%
James D. Gerson                     196,216                    1.68%
Shawn Smeins                         11,250                      *
Michael Lischin                      11,750                      *
Ervin J. Mellema                     10,750                      *
Neil Stadlman                        18,200                      *
All Directors and Officers as a
   Group (15 persons)             7,592,484                   65.12%

*  Less than 1%


After Third Closing under the Securities Purchase Agreement

                              Number of Shares            Percentage
     Name of                     Beneficially               of Shares
  Beneficial Owner               Owned (1) (2)             Outstanding

ASP/ASA, LLC                      8,235,294                   60.05%
Gaylen D. Miller                    363,134                    2.64%
Henry C. Jungling, Jr.              356,834                    2.60%
Kevin D. Schipper                   361,134                    2.63%
James D. Gerson                     196,216                    1.43%
Shawn Smeins                         11,250                      *
Michael Lischin                      11,750                      *
Ervin J. Mellema                     10,750                      *
Neil Stadlman                        18,200                      *
All Directors and Officers as a
   Group (15 persons)             9,651,307                   70.36%

*  Less than 1%

      ( 1 ) The persons or entities identified in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them unless otherwise indicated. The number of shares beneficially owned includes shares of Common Stock issuable upon exercise of options exercisable during the next 60 days.

      ( 2 ) Includes shares held by spouses and minor children sharing the same home.

Beneficial Ownership Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the our directors and executive officers, as well as persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange

Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, all such Section 16(a) filing requirements were complied with during fiscal 2003. This statement is based solely on a review of reports furnished to us and written representations that no other reports were required during fiscal 2003.

            EXECUTIVE COMPENSATION AND OTHER RELATED INFORMATION

The following table sets forth the cash and certain other compensation paid or accrued by us for services rendered in all capacities during the fiscal years ended February 28, 2003, 2002 and 2001 to our Chairman of the Board and our four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2003.


                        Summary Compensation Table

                                   Annual Compensation            Long-Term Compensation
                             -------------------------------  -------------------------------
                                                                          Securities
                                                                          Underlying
     Name and        Fiscal                                                Options    LTIP(e)     All
Principal Position    Year    Salary      Bonus     Other(a)   Awards(b)     SARs     Payouts    Other
------------------    ----  ----------  ----------  --------  ----------  ---------  ---------  --------
Gaylen D. Miller      2003    $250,000 $190,000(f)        $0          $0          0         $0  $5,435(i)
Chairman of the       2002     250,000   25,000(f)         0           0          0          0   4,835(i)
Board                 2001     233,534  125,000(f)         0           0          0          0   5,017(i)

Henry C. Jungling Jr. 2003    $250,000 $190,000(f)        $0          $0          0         $0  $5,470(j)
President             2002     250,000   25,000(f)         0           0          0          0   4,870(j)
                      2001     233,534  125,000(f)         0           0          0          0   5,052(j)

Kevin D. Schipper     2003    $250,000 $190,000(f)        $0          $0          0         $0  $5,093(k)
Chief Executive       2002     250,000   25,000(f)         0           0          0          0   4,493(k)
Officer               2001     233,354  125,000(f)         0           0          0          0   4,675(k)

Shawn R. Smeins       2003    $114,000  $31,920(g)        $0          $0          0         $0  $2,675(l)
Chief Operating       2002      94,577        0(g)         0           0      6,000(c)       0   2,526(l)
Officer               2001      77,057    7,382(g)         0           0      8,000(c)       0   1,506(l)

Neil Stadlman         2003    $107,346  $20,320(h)        $0          $0          0         $0  $3,006(m)
VP Information        2002     105,702        0(h)         0           0          0          0   3,243(m)
Strategies            2001     103,322   10,139(h)         0           0      4,000(d)       0   2,911(m)

(a)	The table excludes non-cash compensation for the use of an automobile, which did not exceed the lesser of $50,000 or 10% of the base compensation paid to each officer.

(b)	No restricted stock awards were made in any of the periods presented.

(c)	No stock appreciation rights were granted or paid in any periods presented. Includes stock options granted on November 30, 2001, November 30, 2000 and May 31, 2000, under our 1993 Stock Option Plan, when the market value of our common stock was $10.30, $12.44 and $16.31, respectively.

(d) No stock appreciation rights were granted or paid in any periods presented. Includes stock options granted on May 31, 2000, under our 1993 Stock Option Plan, when the market value of our common stock was $16.31.

(e)	We did not have a long-term incentive compensation plan for any of the periods presented.

(f)	Reflects incentive compensation accrued in Fiscal 2003, 2002 and 2001 to our officers of $190,000, $25,000 and $125,000, respectively, accordingly to their respective employment agreements.

(g)	Reflects incentive compensation accrued in Fiscal 2003, 2002 and 2001 of  $31,920, none and $7,382.

(h)	Reflects incentive compensation accrued in Fiscal 2003, 2002 and 2001 of  $20,320, none and $10,139.

(i)	Reflects premiums paid by us for $250,000 term life insurance coverage in Fiscal 2003, 2002 and 2001 of $635, $635, and $635, respectively, and $4,800, $4,200, and $4,382, respectively, contributed to our 401(k) Plan.

(j)	Reflects premiums paid by us for $250,000 term life insurance coverage in Fiscal 2003, 2002 and 2001 of $670, $670, and $670, respectively, and $4,800, $4,200 and $4,382, respectively, contributed to our 401(k) Plan.

(k)	Reflects premiums paid by us for $250,000 term life insurance coverage in Fiscal 2003, 2002 and 2001 of $293, $293, and $293, respectively, and $4,800, $4,200 and $4,382, respectively, contributed to our 401(k) Plan.

(l)	Reflects contributions to our 401(k) Plan in Fiscal 2003, 2002 and
      2001 of $2,675, $2,526 and $1,506, respectively.

(m)	Reflects contributions to our 401(k) Plan in Fiscal 2003, 2002 and
      2001 of $3,006, $3,243 and $2,911, respectively.


Related Party Transactions

       In February 2002, Messrs. Miller, Jungling and Schipper advanced us an aggregate of $4,404,000, due March 31, 2003. We make monthly interest payments to these officers at a variable interest rate of 0.5% below prime rate. These notes are secured by a second mortgage on our corporate office facility.


                         Options/SAR Grants
                           In Fiscal 2003


	No stock options were granted to any of the officers named in the Summary Compensation Table set forth above in Fiscal 2003.

                            Aggregated Option/SAR Exercises
                      In Fiscal 2003 and Year-End Option/SAR Values

                                          Number of Securities      Value of
                                             Underlying           Unexercised
                                             Unexercised         In-the-Money
                                           Options/SARS at      Options/SARS at
                   Shares                 February 28, 2003    February 28, 2003
                  Acquired                -----------------  -------------------
                     On         Value      Exer-    Unexer-     Exer-   Unexer-
Name             Exercise     Realized    cisable   cisable    cisable  cisable
---------------  ----------- -----------  -------  ---------   -------- -------
Gaylen D. Miller           0          $0   15,000          0         $0     $0

Henry C. Jungling,Jr.      0          $0   15,000          0         $0     $0

Kevin D. Schipper          0          $0   15,000          0         $0     $0

Shawn Smeins               0          $0   11,250      7,750         $0     $0

Neil Stadlman              0          $0    7,000      1,000         $0     $0



Employment Agreements

      Effective July 1, 2000, Messrs. Jungling, Miller and Schipper entered into separate three-year employment agreements us, each of which automatically renews for one additional year at each anniversary of the contract and provides for (i) a base salary of $250,000, subject to adjustment upward upon annual review by our board of directors on March 1 of each year the agreement is in effect, (ii) payment of an annual bonus to each of these persons based upon our earning per share ("EPS") growth compared to the previous year, (iii) $250,000 in term life insurance coverage and (iv) receipt of other benefits, including use of an automobile. If the respective employment agreement is terminated by us without "cause" or by the executive upon or after a "change in control" or "diminution in responsibility", we must continue to pay the person salary and bonus for up to two years. "Cause" is defined to include repeated neglect in performance, breach of the employment agreement or indictment or conviction of a felony or misdemeanor involving moral turpitude.

      A "change in control" occurs if (i) any person acquires beneficial ownership of 25% or more of the combined voting power of our outstanding voting securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute our board of directors cease for any reason (other than uncontested election) to constitute at least a majority of our board of directors. A "diminution of responsibility" is deemed to have occurred if, without the executive's written consent, (i) the executive is not elected or re-elected to an office or position at lease equal to that, or is removed from an office or position, held by the executive immediately prior to a "change in control" or (ii) there is a material reduction in the executive's nature or scope of authorities, powers, functions, duties, titles or responsibilities. Effective August 7, 2002, Mr. Smeins entered into a three-year employment agreement with us, which automatically renews for one additional year at each anniversary of the contract and provides for (i) a base salary of $120,000, subject to adjustment upward upon annual review each year the agreement is in effect, (ii) payment of an annual bonus based upon our earning per share ("EPS") growth compared to the previous year, and (iii) receipt of other benefits, including use of an automobile. If his employment agreement is terminated by us without "cause", we must continue to pay him salary and bonus for up to two years. The terms "cause", "change in control" and "diminution in responsibility" are defined similarly to those in the employment agreements with Messrs. Jungling, Miller and Schipper.

      Pursuant to the securities purchase agreement, each of Messrs. Jungling, Miller, Schipper and Smeins are to enter into a new employment agreement with us on terms and conditions satisfactory to ASP/ASA, LLC. These new employment agreements will be effective as of the first closing and will replace the existing agreements described above.

Board Report on Executive Compensation

      At present, our entire board of directors is responsible for approving the compensation program and salaries for Messrs. Jungling, Miller and Schipper. However, Messrs. Jungling, Miller and Schipper are not present when their compensation is under consideration.

      Compensation Philosophy. It is our philosophy to ensure that executive compensation is directly linked to sustained improvements in corporate performance and increases in shareholder value as measured by our stock price. The following objectives have been adopted by our board of directors as guidelines for compensation decisions:

     * Provide a competitive total compensation package that enables us to attract and retain key executive talent needed to accomplish our corporate goals.

     * Integrate all pay programs with our annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

     * Provide variable compensation opportunities that are directly linked with our performance and that align executive remuneration with the interests of shareholders.

     At present, executive compensation is comprised of (i) a base salary,
(ii) an annual cash incentive bonus, (iii) additional incentive compensation in the form of stock options, and (iv) other benefits typically provided to executives of comparable companies, all described further below. For each such component of compensation, our compensation levels are compared with those of comparable companies. For purpose of establishing these comparable compensation levels, we compare ourself to a national group of companies selected by management and its consultants. This group consists primarily of public and non-public companies that have revenue levels similar to ours. This group does not include the companies used by us in the industry peer group index in the performance graph appearing elsewhere herein, as several of the members of the industry peer group are considerably larger in size with executive compensation well above ours.

     Base Salary. The salaries of Messrs. Jungling, Miller and Schipper are based on the officer's level of responsibility and comparisons to prevailing salary levels for similar positions at our company and at comparable companies. Our board seeks to provide Messrs. Jungling, Miller and Schipper with salaries that are at least commensurate with the median salary levels at comparable companies. Compensation is linked to individual employment agreements as discussed above, which are consistent with our compensation philosophy.

     Annual Bonus. Messrs. Jungling's, Miller's and Schipper's annual bonuses are linked to individual employment agreements, as discussed above, which are consistent with our compensation philosophy. The employment agreements establish target performance levels and the amount of bonus payable if these targets are met. Our board of directors evaluates the annual bonus through review of information furnished by its consultants as to the bonus practices among comparable companies. The annual bonuses paid to Messrs. Jungling, Miller and Schipper have typically been less than the median annual bonuses paid by comparable companies.

     The bonus is based upon our earning per share ("EPS") growth. The EPS growth is determined by comparing the fiscal year end audited results to the EPS of the previous year. The bonus payment is $150,000 if the EPS growth is 15%. The bonus is adjusted upward by $10,000 for each full percent increase above 15% and, conversely, is adjusted downward by $5,000 for each full percent that falls below 15%. In the event we fail to achieve what the board deems to be appropriate sustained growth, the board, in its discretion, may determine the bonus by comparing the fiscal year end audited results to the EPS of either of the two prior year's end results, whichever is higher. The board may also, in its discretion, exclude certain items affecting our short-term profitability deemed important to our future growth from the calculation of the bonus.

     As discussed above, pursuant to the securities purchase agreements, Messrs. Jungling, Miller, Schipper and Smeins are to enter into new employment agreements with us, on terms satisfactory to ASP/ASA, LLC.
These agreements will be effective as of the first closing and will replace the existing agreements described above.

Compensation Committee:

James D. Gerson                Michael Lischin               Ervin J. Mellema

Performance Graph

The following graph compares the cumulative total stockholder return on our common stock with that of the Russell 2000 Index and the Agricultural Input Supply Index, an agricultural input supply index prepared for us made up of the following NYSE companies; Agco Corporation, CNH Global NV, Deere & Company, Dow Chemical, Du Pont, Lindsay Manufacturing, Monsanto and Ag Services of America, Inc. The comparison for each of the periods assumes that $100 was invested on February 28, 1998, in each of the company's common stock, the stocks included in the Russell 2000 Index and the stocks included in the Agricultural Input Supply Index. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.


                                 1998    1999    2000    2001    2002    2003
                                ------  ------  ------  ------  ------  ------
Ag Services of America Inc.        100      83     142      86      73      43
Russell 2000 Index                 100      86     128     107     107      83
Agricultural Input Supply Index    100      85      89      83      88      72


                             FINANCIAL DATA

Financial Statements and Other Financial Information

      Annex E contains our 2002 annual report for the fiscal year ended February 28, 2002, and Annex F contains our quarterly report on Form 10-Q for the quarter ended November 30, 2002. Parts of those documents are incorporated into this proxy statement.

      The following information is incorporated by reference to our 2002 annual report:

      1.     The Company's Consolidated Financial Statements

             a.     Report of Independent Accountants.

             b. Consolidated Balance Sheet as of February 28, 2002 and February 28, 2001.

             c. Consolidated Statements of income for the fiscal years ended February 28, 2002, February 28, 2001, and February 29, 2000.

             d. Consolidated Statements of Stockholders' Equity for the years ended February 28, 2002, February 28, 2001, and February 29, 2000.

             e. Consolidated Statements of cash flows for the years ended February 28, 2002, February 28, 2001, and February 29, 2000.

      The following information is incorporated by reference to our quarterly report on Form 10-Q for the quarter ended November 30, 2002:

      1.     a.     Consolidated condensed balance sheets, November 30, 2002
                    (unaudited) and February 28, 2002

             b. Unaudited consolidated condensed statements of income, three months and nine months ended November 30, 2002 and 2001

             c. Unaudited consolidated condensed statements of cash flows, nine months ended November 30, 2002 and 2001

             d. Unaudited consolidated statement of stockholders' equity, nine months ended November 30, 2002

             e.     Notes to consolidated condensed financial statements
                   (unaudited)

      2. Management's Discussion and Analysis of Financial Condition and Results of Operations; and

      3.     Quantitative and Qualitative Disclosures About Market Risks.


      4.     Controls and Procedures.

     Recent Developments

Accountants

     Representatives of McGladrey & Pullen, LLP, will be present at the Special Meeting. Representatives of McGladrey & Pullen, LLP will have the opportunity to make a statement at the Special Meeting if they desire, and are expected to be available to respond to appropriate questions from shareholders.

       CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on various underlying assumptions and expectations of management and are subject to risks and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the availability of adequate and timely debt and equity financing; general economic conditions within the agricultural industry; competitive factors and pricing pressures; changes in product mix; changes in the seasonality of demand patterns; changes in weather conditions; changes in agricultural regulations; unknown risks; the amount and availability under its asset backed securitization program; and the risks described from time to time in the Company's SEC reports and other public filings.

     Other factors and assumptions not identified above could also cause actual results to differ materially from those set forth in the forward-looking statements. Although our management believes these assumptions are reasonable, we cannot assure you that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, we undertake no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in our expectations.

     The forward-looking statements should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended February 28, 2002 and our subsequent Quarterly Reports on Form 10-Q. Our reports on Form 10-K and Form 10-Q are on file with the SEC, and copies are available
without charge upon written request to our [    ] at the address provided
in "Where You Can Find More Information."

     All information contained in this proxy statement with respect to ASP/ASA, LLC, American Securities Capital Partners, LLC and American Securities Capital Partners, L.P. has been supplied or confirmed by ASP/ASA, LLC, American Securities Capital Partners, LLC and American Securities Capital Partners, L.P., respectively.

                OTHER MATTERS; FUTURE SHAREHOLDER PROPOSALS

     The board of directors knows of no other proposals that will be presented for consideration at the special meeting. If any other proposals are properly brought before the special meeting, the proxy holders intend to vote on such proposals in accordance with their best judgment.

     In addition to the special meeting, we will hold our 2003 annual meeting of shareholders on [Date]. Rule 14a-8 under the Exchange Act requires that a shareholder proposal intended to be included in the proxy statement for the 2003 annual meeting be received at our executive offices no later than [Date]. The proposal may be omitted from the annual meeting proxy statement if the submitting shareholder does not meet the applicable requirements under Rule 14a-8. Shareholder proposals for new business or suggestions for nominees to the board of directors submitted outside of Rule 14a-8 must be delivered to our Corporate Secretary at our principal executive offices no earlier than [Date] and no later than [Date].

                     WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including
Ag Services, that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

      Requests for further copies of this proxy statement or proxy cards should be directed to us at the following address:

      Ag Services of America, Inc.
      1309 Technology Parkway
      P.O. Box 668
      Cedar Falls, IA 50613
      Attention:    [   ]
      Telephone:  [   ]

      If you would like to request documents from us, please do so by / /, 2003 in order to receive them before the special meeting.

      You should rely only on the information contained in this proxy statement or other documents to which we refer you. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated
/ /, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of the proxy statement to shareholders shall not create any implication to the contrary.

                                ANNEX A



                      SECURITIES PURCHASE AGREEMENT

                      Dated as of February 21, 2003

                                between

                     AG SERVICES OF AMERICA, INC.

                                 and

                             ASP/ASA, LLC

                          TABLE OF CONTENTS

ARTICLE I

Purchase and Sale of Securities; Closing

SECTION 1.01.  Purchase and Sale of Securities                          1
SECTION 1.02.  Payment and Delivery                                     2
SECTION 1.03.  Closing                                                  2

ARTICLE II

Representations and Warranties of the Company

SECTION 2.01.  Organization, Standing, etc                              3
SECTION 2.02.  Capital Stock                                            3
SECTION 2.03.  Issuance of Securities                                   5
SECTION 2.04.  Authorization; Enforcement                               5
SECTION 2.05.  Absence of Changes                                       5
SECTION 2.06.  Acknowledgment of Dilution; Board Recommendation         5
SECTION 2.07.  Real Property                                            6
SECTION 2.08.  No Conflicts; Consents                                   6
SECTION 2.09.  No Violation                                             7
SECTION 2.10.  Legal and Governmental Proceedings                       7
SECTION 2.11.  Investment Company                                       7
SECTION 2.12.  Full Disclosure                                          7
SECTION 2.13.  Financial Statements                                     8
SECTION 2.14.  Intellectual Property                                    8
SECTION 2.15.  Contracts                                                8
SECTION 2.16.  Labor                                                   10
SECTION 2.17.  Benefit Plans and Agreements                            10
SECTION 2.18.  Taxes                                                   12
SECTION 2.19.  Books and Records                                       13
SECTION 2.20.  Loan Defaults                                           13
SECTION 2.21.  Environmental                                           13
SECTION 2.22.  Insurance                                               13
SECTION 2.23.  Transactions with Affiliates                            14
SECTION 2.24.  Banking Regulations                                     14
SECTION 2.25.  Securities Act                                          14
SECTION 2.26.  General Solicitation                                    14
SECTION 2.27.  Integration                                             14
SECTION 2.28.  Solvency                                                14
SECTION 2.29.  Vote Required                                           15
SECTION 2.30.  Business Combination Statute                            15
SECTION 2.31.  No Brokers                                              15
SECTION 2.32.  Fairness Opinion                                        15

SECTION 2.33.  Margin Regulations                                      15
SECTION 2.34.  August 31 Loans                                         15

ARTICLE III

Representations and Warranties of the Purchaser

SECTION 3.01.  Authorization: Enforcement                              16
SECTION 3.02.  Compliance with Securities Act                          16
SECTION 3.03.  Investment Purpose                                      16
SECTION 3.04.  Accredited Investor Status                              16
SECTION 3.05.  Reliance on Exemptions                                  16
SECTION 3.06.  No Conflicts                                            16
SECTION 3.07.  Governmental Review                                     17
SECTION 3.08.  Legends                                                 17
SECTION 3.09.  Brokers                                                 18

ARTICLE IV

Covenants

SECTION 4.01.  Reasonable Best Efforts                                 18
SECTION 4.02.  Form D; Blue Sky Laws                                   18
SECTION 4.03.  Reporting Status                                        18
SECTION 4.04.  Use of Proceeds                                         18
SECTION 4.05.  Financial Information                                   18
SECTION 4.06.  Reservation of Shares                                   19
SECTION 4.07.  Listing                                                 19
SECTION 4.08.  Ordinary Conduct                                        19
SECTION 4.09.  Credit and Collection Policy                            22
SECTION 4.10.  Access to Information                                   22
SECTION 4.11.  Other Transactions                                      23
SECTION 4.12.  No Integration                                          23
SECTION 4.13.  Preparation of the Proxy Statement                      23
SECTION 4.14.  Shareholder Approval                                    24
SECTION 4.15.  Directors                                               24
SECTION 4.16.  Compliance with Laws                                    24
SECTION 4.17.  Publicity                                               24
SECTION 4.18.  Shareholder Litigation                                  25
SECTION 4.19.  Insurance                                               25
SECTION 4.20.  FSA Loan Program                                        25
SECTION 4.21.  First Closing Loan Amounts                              25
SECTION 4.22.  Fairness Opinion                                        25

ARTICLE V

Conditions

SECTION 5.01.  Conditions to the Company's Obligation to Sell          26
SECTION 5.02.  Conditions to Purchaser's Obligation to Purchase        27

ARTICLE VI

Fees and Expenses

SECTION 6.01.  Transaction Fee                                         31
SECTION 6.02.  Expenses                                                31
SECTION 6.03.  Other Fees and Expenses                                 32

ARTICLE VII

Termination

SECTION 7.01.  Termination                                             32
SECTION 7.02.  Consequences of Termination                             33

ARTICLE VIII

Miscellaneous

SECTION 8.01.  Indemnity                                               34
SECTION 8.02.  Transfer Taxes                                          34
SECTION 8.03.  Entire Agreement                                        34
SECTION 8.04.  Amendment and Waiver                                    34
SECTION 8.05.  Extension; Waiver                                       34
SECTION 8.06.  Notices                                                 35
SECTION 8.07.  Assignment                                              36
SECTION 8.08.  Severability                                            36
SECTION 8.09.  Exhibits and Schedules; Interpretation                  36
SECTION 8.10.  GOVERNING LAW                                           36
SECTION 8.11.  Consent to Jurisdiction                                 37
SECTION 8.12.  Counterparts                                            37
SECTION 8.13.  Further Assurances                                      37
SECTION 8.14.  No Third Party Beneficiaries                            37

Annexes

Annex I     Index of Defined Terms
Annex II    Convertible Preferred Stock to be Issued by the Company and
            Purchased by Purchaser

Exhibits

Exhibit A   Certificate of Designations
Exhibit A-1 Shareholder Voting Agreement
Exhibit B   Registration Rights Agreement
Exhibit C   Management Consulting Agreement
Exhibit D   Shareholder Agreement
Exhibit E   Credit and Collection Policy
Exhibit F   Net Income Targets

          SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of February 21, 2003, by and between AG SERVICES OF AMERICA, INC., an Iowa corporation (the "Company"), and ASP/ASA, LLC, a Delaware limited liability company ("Purchaser") and an indirect subsidiary of AMERICAN SECURITIES CAPITAL PARTNERS, LLC ("ASCP").

          WHEREAS, the Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

          WHEREAS, the Company proposes to issue and sell to Purchaser 70,000 shares of the Company's 8.375% Convertible Preferred Stock (the "Convertible Preferred Stock" or the "Securities").

          WHEREAS, the Convertible Preferred Stock is being issued pursuant to a Certificate of Designations, Rights and Preferences (the "Certificate of Designations"), a copy of which is attached hereto as Exhibit A.

          WHEREAS, Purchaser has entered into a shareholder voting agreement with certain shareholders of the Company, dated the date hereof (the "Shareholder Voting Agreement"), a copy of which is attached hereto as Exhibit A-1.

          WHEREAS, the holders of the Convertible Preferred Stock will be entitled to the benefits of a registration rights agreement
(the "Registration Rights Agreement"), a copy of which is attached hereto as Exhibit B, pursuant to which the Company will agree to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Securities; Closing

          SECTION 1.01. Purchase and Sale of Securities. Subject to the terms and conditions set forth herein, on each Closing Date, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the number of shares of Convertible Preferred Stock set forth on Annex II. The issuance, sale and purchase of the Convertible Preferred Stock shall take place at three closings (each, a "Closing"), the first of which is referred to herein as the "First Closing", the second of which is referred to herein as the "Second Closing" and the third of which is referred to herein as the "Third Closing". The purchase price for each Closing (each, a "Closing Purchase Price" and collectively, the "Purchase Price") is set forth on Annex II. The purchase price for the First Closing is referred to herein as the "First Closing Purchase Price", the purchase price for the Second Closing is referred to herein as the "Second Closing Purchase Price" and the purchase price for the Third Closing is referred to herein as the "Third Closing Purchase Price".

          (b) Notwithstanding the foregoing, (i) the Company shall have the option to elect not to sell any shares of Convertible Preferred Stock to Purchaser at the Third Closing and (ii) Purchaser shall have the option to elect not to purchase any shares of Convertible Preferred Stock at the Third Closing and not to pay the Third Closing Purchase Price (each, a "Third Closing Termination Right") if the Company or Purchaser, as applicable, determines that the Third Closing Purchase Price is not required to support the Company's growth plans. The Company shall notify Purchaser, or Purchaser shall notify the Company, as applicable, of its intent to exercise the Third Closing Termination Right in writing at least 90 days, in the case of the Company exercising such right, or 30 days, in the case of Purchaser exercising such right, prior to the date the Third Closing would have occurred if such party did not exercise such termination right.

          SECTION 1.02. Payment and Delivery. On each Closing Date, Purchaser shall pay the Closing Purchase Price for the Convertible Preferred Stock to be issued and sold to it on such date in accordance with Section 1.01 and Annex II of this Agreement. Each Closing Purchase Price shall, on the applicable Closing Date, be paid by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions provided to the Purchaser at least 48 hours in advance, against delivery of duly executed certificates representing the number of shares of Convertible Preferred Stock which Purchaser is purchasing at the applicable Closing.

          SECTION 1.03.   Closing.  The First Closing will take place at
10 a.m., New York City time, on a date to be specified by the parties
(the "First Closing Date"), which shall be no later than the second business day following satisfaction or waiver of the conditions applicable to the First Closing set forth in Article V of this Agreement (other than those conditions that by their terms are to be satisfied on the First Closing Date, but subject to the satisfaction or waiver of such conditions); provided, that the First Closing shall not occur later than June 15, 2003. The Second Closing will take place at 10 a.m., New York City time, on a date to be specified by the parties (the "Second Closing Date"), which shall be no later than the second business day following satisfaction or waiver of the conditions applicable to the Second Closing set forth in Article V of this Agreement (other than those conditions that by their terms are to be satisfied on the Second Closing Date, but subject to the satisfaction or waiver of such conditions); provided, that the Second Closing shall not occur prior to May 1, 2004 nor later than July 31, 2004. If a Third Closing Termination Right is not exercised, the Third Closing will take place at 10 a.m., New York City time, on a date to be specified by the parties (the "Third Closing Date"), which shall be no later than the second business day following satisfaction or waiver of the conditions applicable to the Third Closing set forth in Article V of this Agreement (other than those conditions that by their terms are to be satisfied on the Third Closing Date, but subject to the satisfaction or waiver of such conditions); provided, that the Third Closing shall not occur prior to May 1, 2005 nor later than July 31, 2005. The First Closing Date, the Second Closing Date and the Third Closing Date are individually referred to herein as a "Closing Date". Each Closing shall occur on the applicable Closing Date at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, 10019.

ARTICLE II

Representations and Warranties of the Company

The Company represents and warrants to, and agrees with, the Purchaser that:

          SECTION 2.01. Organization, Standing, etc. The Company and each of its Subsidiaries is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with all requisite power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as currently owned, leased, operated and conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing, individually or in the aggregate, would not or would not reasonably be expected to result in a Material Adverse Effect. "Subsidiaries" means any corporation or other entity, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, 50% or more of the equity or other ownership interest of such corporation or other entity.

          SECTION 2.02. Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of common stock, no par value (the "Common Stock") and 10,000,000 shares of no par value preferred stock, of which 5,479,514 shares of Common Stock are issued and outstanding and no shares of preferred stock are issued and outstanding. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except as disclosed in Schedule 2.02(a), there are no outstanding securities, options, "phantom" stock rights, stock appreciation rights, stock-based performance units, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its Subsidiaries is bound, (i) (A) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of, or securities convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, the Company or any of its Subsidiaries or (B) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of shares of capital stock or other voting securities of the Company or any of its Subsidiaries or (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any security, option, "phantom" stock rights, stock appreciation right, stock-based performance unit, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire (i) any shares of capital stock of the Company or its Subsidiaries or (ii) any option or other equity-based award pursuant to which the Company or any of its Subsidiaries have any obligations. Except as disclosed in Schedule 2.02(a), (i) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act
(except the Registration Rights Agreement) and (ii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Convertible Preferred Stock.

          (b) As of the date of this Agreement, (i) 700,000 shares of Common Stock are authorized for issuance pursuant to the Company's 1993 Stock Option Plan and 300,000 shares of Common Stock were previously authorized for issuance pursuant to the Company's 1991 Stock Option Plan (which plan has been terminated)(such plans, collectively, the "Stock Option Plans"), of which (A) 552,115 shares are reserved and available for issuance under the Stock Option Plans, (B) 304,190 shares are subject to outstanding Stock Options under the Stock Option Plans and (C) 229,115 shares are subject to currently exercisable Stock Options under the Stock Option Plans, and (ii) 150,000 shares of Common Stock are authorized for issuance pursuant to the Company's 1995 Stock Purchase Plan (the "Stock Purchase Plan" and, together with the Stock Option Plans, the "Stock Plans"), of which (A) 144,690 shares are reserved and available for issuance under the Stock Purchase Plan and (B) 5,310 shares have previously been issued under the Stock Purchase Plan. As of the date of this Agreement, the Company is not subject to any share delivery obligations under the Stock Purchase Plan with respect to amounts paid by participants under such plan. Schedule 2.02(b) sets forth a complete and accurate list, as the date hereof, of outstanding stock options and all other rights to purchase or receive shares of Common Stock granted under the Stock Plans or otherwise (collectively, the "Stock Options"), the number of shares of Common Stock subject to each such Stock Option, the name of the Stock Plan pursuant to which such Stock Option was granted, the grant date, expiration date and exercise price of such Stock Option, the vesting schedule of such Stock Option and the name of the holder of such Stock Option. All outstanding Stock Options are evidenced by stock option agreements substantially in the forms attached as Exhibit A to Schedule 2.02(b).

          (c) Schedule 2.02(c) sets forth a complete and accurate list of each of the Company's Subsidiaries and the jurisdiction of incorporation or organization of each Subsidiary. All of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances, mortgages and security interests of any kind or nature whatsoever (collectively, "Liens") except as otherwise disclosed in Schedule 2.02(c). Except as disclosed in
Schedule 2.02(c) and except for the capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person.

          SECTION 2.03.   Issuance of Securities.  The Convertible
Preferred Stock has been duly and validly authorized or, as of the First Closing Date, will be duly and validly authorized, and, when issued and delivered as provided herein, will be duly and validly executed, authenticated, issued and delivered. Upon issuance, the Convertible Preferred Stock will be fully paid and non-assessable and free of preemptive or similar rights and will be entitled to the benefits provided by the Certificate of Designations. The shares of Common Stock issuable upon conversion of the Convertible Preferred Stock (the "Conversion Shares"), upon issuance, will be duly and validly issued, fully paid and non-assessable.

          SECTION 2.04. Authorization; Enforcement. Except as disclosed in Schedule 2.04, the Company has all requisite corporate power and authority to file and perform its obligations under the Certificate of Designations and to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and upon execution and filing of the Certificate of Designations, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          SECTION 2.05.   Absence of Changes.  Except as set forth in
Schedule 2.05, since February 28, 2002 to the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and:

          (a) there has not been any event that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

          (b) no event or transaction has occurred that would be prohibited by Section 4.08 of this Agreement.

          SECTION 2.06. Acknowledgment of Dilution; Board Recommendation. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares. The Company's directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The
Company further acknowledges that its obligation to issue Conversion
Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined, in its good faith business judgment, that the issuance of the Convertible Preferred Stock hereunder and under the Certificate of Designations and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its shareholders.

          (b) The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present either in person or by telephone, duly and unanimously adopted resolutions
(i) directing that (A) this Agreement and (B) the election to the Company's Board of Directors of persons designated by Purchaser be submitted to a vote at a meeting of the Company's shareholders to be held as promptly as practicable following the date of this Agreement and
(ii) recommending that such shareholders approve (A) this Agreement (the "Transaction Approval"), and (B) the election of such persons to the Company's Board of Directors (together with the Transaction Approval, the "Shareholder Approval") which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

          SECTION 2.07. Real Property. The Company and its Subsidiaries have good and marketable title to all real property and all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as otherwise disclosed to the Purchaser in Schedule 2.07. Any real property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as, individually or in the aggregate, would not or would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 2.08. No Conflicts; Consents. The issue and sale of the Convertible Preferred Stock hereunder and the compliance by the Company with all of the provisions of this Agreement and the Registrations Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or the lapse of time or both) constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject,
(ii) the provisions of the charter, by-laws or other constitutive documents of the Company or any of its Subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets except, in the cases of clause (i) or
(iii), such breaches, violations or defaults that, individually or in the aggregate, would not or would not reasonably be expected to result in a Material Adverse Effect.

          (b) The Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any governmental entity, including any Federal, state or local government or any court, administrative agency or commission or other governmental or regulatory authority or agency (each, a "Governmental Entity"), in connection with the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby, except for (i) the filing with the SEC of a proxy statement relating to the meeting of the shareholders of the Company to be called and convened for purposes of obtaining the Shareholder Approval (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby (ii) the delivery to the

Secretary of State of the State of Iowa for filing of the Certificate of Designations, (iii) any filings required under the rules and regulations of the New York Stock Exchange (the "NYSE") and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made, individually or in the aggregate, would not or would not reasonably be expected to (A) have a Material Adverse Effect, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement and the Registration Rights Agreement or (C) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

          SECTION 2.09. No Violation. Neither the Company nor any of its Subsidiaries (i) is in violation of its charter, by-laws or other constitutive documents, (ii) is in default in any respect, and no event has occurred which (with the giving of notice or the lapse of time or both) would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree (including any Environmental Laws) to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for, in the case of clause (ii), such defaults, violations or failures to obtain that, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect.

          SECTION 2.10. Legal and Governmental Proceedings. Except as otherwise disclosed in Schedule 2.10, there are no legal or governmental proceedings pending (including proceedings pursuant to Environmental Laws) to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, could have or could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          SECTION 2.11. Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be, an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          SECTION 2.12. Full Disclosure. The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed by the Company with the SEC since January 1, 2001 (the "Company
SEC Documents"). As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such

Company SEC Documents, and none of the Company SEC Documents at the time it was filed contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 2.13. Financial Statements. The consolidated historical financial statements, together with the related notes thereto, included in the Company SEC Documents fairly present the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods.

          (b) Except as set forth in the financial statements included in the Company's Form 10-K for the year ended February 28, 2002, and except for debt incurred after the date of this Agreement in accordance with
Section 4.08(e) and liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) (i) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements prepared in accordance with GAAP, (ii) that constitute indebtedness for borrowed money or (iii) which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

          SECTION 2.14. Intellectual Property. The Company and each of its Subsidiaries owns or possesses all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of their respective businesses (the "Intellectual Property"), and neither the Company nor any of its Subsidiaries is aware of any claim to the contrary or any challenge by any other person to the rights of the Company or its Subsidiaries with respect to such Intellectual Property that, if determined adversely to the Company or any such Subsidiary, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect.

          SECTION 2.15. Contracts. Schedule 2.15 sets forth each contract, commitment, agreement, lease, instrument, arrangement, understanding, obligation or undertaking to which the Company or any of its Subsidiaries is a party or by or to which any of their properties are bound or subject that is material to the business of the Company and its Subsidiaries, taken as a whole, including any such contract, commitment, agreement, lease, instrument, arrangement, understanding, obligation or undertaking:

          (a) pursuant to which the Company or any of its Subsidiaries has agreed not to compete with any person, or to actively engage, in any line of business;

          (b) pursuant to which the Company or any of its Subsidiaries has entered into an exclusive distributorship arrangement;

          (c) with (i) any beneficial owner of more than one percent of the outstanding Common Stock, (ii) any affiliate of the Company or any of its Subsidiaries or (iii) any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or of any affiliate of the Company or any of its Subsidiaries, including loan agreements and agreements not to compete;

          (d) that grants exclusive license rights to the Intellectual Property of the Company;

          (e)   under which the Company or any of its Subsidiaries has
(i) incurred any indebtedness for borrowed money that is currently owing or
(ii) given any guarantee in respect of indebtedness for repayment of borrowed money, in each case having an aggregate principal amount in excess of $100,000;

          (f) that contains any guarantees as to the Company's or any of its Subsidiaries future revenues or operating income;

          (g) that is otherwise material and that requires any consent (including any consent to assignment) of or notice to a third party, or any approval, authorization, qualification or order of any Governmental Entity, in connection with this Agreement and the Registration Rights Agreement or the consummation of the transactions contemplated hereby and thereby in order to avoid termination of or loss of benefits thereunder;

          (h) providing for payments of royalties to third parties at a current rate in excess of $100,000 per year;

          (i) not made in the ordinary course of business granting a third party any license to any Intellectual Property of the Company or any of its Subsidiaries;

          (j) providing confidential treatment by the Company or any of its Subsidiaries of third party information, other than (i) nondisclosure agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business or (ii) the confidentiality agreement between the Company and American Securities Capital Partners, L.P., dated
July 15, 2002 (the "Confidentiality Agreement"); and

          (k) granting the other party thereto or a third party "most favored nation" status that, following consummation of the transactions contemplated hereby, would in any way apply to the Company or its Subsidiaries.

          Each contract of the Company and its Subsidiaries required to be listed in Schedule 2.15 is in full force and effect and is a legal, valid and binding agreement of the Company or such Subsidiary and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect or enforceable that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has performed or is performing in all material respects all material obligations required to be performed by it under such contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and, to the knowledge of the Company, no other party to any of such contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder except, in each case, for such instances of nonperformance and such breaches that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          SECTION 2.16. Labor. There are no collective bargaining agreements or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and no such agreements are being negotiated by the Company or any of its Subsidiaries. Since February 28, 2002, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts. The Company and its Subsidiaries have not been engaged in any unfair labor practice and there are no unfair labor practice complaints against the Company or any of its Subsidiaries pending before any Governmental Entity or threatened in writing.

          SECTION 2.17. Benefit Plans and Agreements. Except as set forth in Schedule 2.17(a)(i), from February 28, 2002, to the date of this Agreement, there has not been any adoption or amendment by the Company or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, thrift, savings, stock bonus, restricted stock, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company, any of its Subsidiaries, or any other person or entity that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code
(a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries (collectively, "Benefit Plans") or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan or any change in the manner in which contributions to any Benefit Plan are made or the basis on which such contributions are determined. Except as set forth in Schedule 2.17(a)(ii), as of the date of this Agreement, there are not any employment, consulting, deferred compensation, indemnification, severance or termination agreements or arrangements between the Company or any of its Subsidiaries and any current or former director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries (collectively, the "Benefit Agreements"), nor does the Company or any of its Subsidiaries have any general severance plan or policy.

          (b) Schedule 2.17(b) contains a list of all Benefit Plans, including those that are "employee pension benefit plans" (as defined in

Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans") and "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), and Benefit Agreements. The Company has delivered to Purchaser true, complete and correct copies of (i) each Benefit Plan and Benefit Agreement (or, in the case of any unwritten Benefit Plan or Benefit Agreement, a description thereof), (ii) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service with respect to each Benefit
Plan, (iii) the most recent summary plan description for each Benefit Plan for which a summary plan description is required and (iv) each trust agreement and insurance or group annuity contract in effect as of the date of this Agreement relating to any Benefit Plan or Benefit Agreement.

          (c) The Company, its Subsidiaries, each of their respective officers, each Benefit Plan, each trust created thereunder and each trustee or administrator thereof is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable law. Each Benefit Plan and Benefit Agreement has been administered in compliance with its terms in all material respects. There is no material pending or, to the knowledge of the Company, threatened, litigation, investigation, dispute, suit, proceeding or other claim (except for claims for benefits payable in the normal course operation of the Benefit Plans and Benefit Agreements) against, involving or relating to any Benefit Plan or Benefit Agreement. All contributions and premiums required to be made under the terms of any Benefit Plan or any Benefit Agreement as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company SEC Documents. All Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification, materially increase its costs or require security under Section 307 of ERISA.

          (d) No Pension Plan is subject to the provisions of Title IV of ERISA, and none of the Company, any of its Subsidiaries or any Commonly Controlled Entity has any actual or contingent liability under Title IV of ERISA. With respect to any Benefit Plan that is an employee welfare benefit plan, (i) no such Benefit Plan is unfunded or funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code),
(ii) each such Benefit Plan that is a "group health plan" (as such term is defined in Section 5001(b)(1) of the Code) complies with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Benefit Plan (including any such Benefit Plan covering retirees or other former directors, officers, employees, consultants and independent contractors) may be amended or terminated without material liability to the Company and its Subsidiaries at any time. The Company and its Subsidiaries have no obligations for retiree health and life benefits under any Benefit
Plan or Benefit Agreement.

          (e) Except as set forth in Schedule 2.17(e), none of the execution and delivery by the Company of this Agreement and the consummation of transactions contemplated hereby (including as a result of any termination of employment), will (i) entitle any current or former director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Benefit Plan or Benefit Agreement or (iii) result in any breach or violation of, or a default under, any Benefit Plan or Benefit Agreement.

          (f) Other than payments or benefits that may be made or provided to the persons listed in Schedule 2.17(f) (the "Primary Company Executives"), no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the transactions contemplated by this Agreement by or for the benefit of any employee, officer, director or consultant of the Company or any of its Subsidiaries or any of their affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan or Benefit Agreement or otherwise would be characterized an "excess parachute payment" (as defined in Section 280G(b)
(1) of the Code) and no disqualified individual is entitled to receive any additional payment from the Company, any of its Subsidiaries or any other person in the event that the excise tax under Section 4999 of the Code is imposed on such disqualified individual. Set forth in Schedule 2.17(f) is
(i) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the transactions contemplated by this Agreement under all Benefit Plans and Benefit Agreements and (ii) the "base amount"
(as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agreement.

          SECTION 2.18. Taxes. The Company and each of its Subsidiaries have timely filed all Tax Returns required to be filed and have paid all Taxes required to be paid. The most recent audited financial statements for the Company reflect an adequate reserve for all Taxes payable by the Company and the Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any material Tax Returns required to be filed by the Company or the Subsidiaries. Neither the Company nor its Subsidiaries have any knowledge of any material disputes or claims concerning any Tax liability of the Company or the Subsidiaries claimed or raised by any taxing authority. Neither the Company nor its Subsidiaries are under audit or examination by any taxing authority, and no such audit or examination has been threatened.

          (b) For purposes of this Agreement, "Tax" shall mean all forms of taxation or duties imposed, or required to be collected or withheld, including charges, together with any related interest, penalties or other additional amounts, and "Tax Return" shall mean any return, filing, report, questionnaire, information statement or other document required to be filed, including any amendments that may be filed, for any taxable period with any taxing authority (whether or not a payment is required to be made with respect to such filing).

          SECTION 2.19. Books and Records. The Company (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization,
(B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

          SECTION 2.20. Loan Defaults. The rate of defaults on the repayment of loans extended by the Company has not increased in any material respect as compared to the rate of defaults historically experienced by the Company.

          SECTION 2.21. Environmental. Except as would not or would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect: (i) there has been no presence, Release, storage, generation, manufacture, refinement, transportation, handling or treatment of Hazardous Materials, at, in, on, under or from any property now or previously owned, leased or operated by the Company or any of its Subsidiaries in violation of, or which would result in liability or otherwise any require remedial action under, any Environmental law or any permit issued thereunder; and (ii) neither the Company nor any of its Subsidiaries has received any notice alleging that the Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Laws or any permit issued thereunder. As used herein, (i) the term "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or release of Hazardous Materials or to health and safety matters, (ii) the term "Hazardous Materials" means (A) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas and all ozone-depleting substances or (B) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated pursuant to any Environmental Law, and (iii) the term "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

          SECTION 2.22. Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their properties, and as is customary for companies engaged in similar businesses in similar industries.
Schedule 2.22 sets forth a list of each of the insurance policies covering the Company and its Subsidiaries and the expiration dates of such policies.

          SECTION 2.23. Transactions with Affiliates. Except as set forth in Schedule 2.23, none of the agreements, contracts or other arrangements between the Company or any of its Subsidiaries, on the one hand, and (i) any affiliate of the Company or any of its Subsidiaries or
(ii) any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or of any affiliate of the Company or any of its Subsidiaries, on the other hand, will continue in effect subsequent to the First Closing Date.

          SECTION 2.24. Banking Regulations. The Company is not a "bank" as such term is defined in the Bank Holding Company Act of 1956 (the "BCHA") and is in compliance with the BCHA.

          SECTION 2.25. Securities Act. Subject to the accuracy of the representations and warranties of Purchaser contained herein, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Act.

          SECTION 2.26. General Solicitation. Neither the Company, any affiliate of the Company nor any person acting on its or their behalf, has sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902 of the Securities Act.

          SECTION 2.27. Integration. Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has sold to any person any Securities or any securities of the same or a similar class as the Securities other than Securities offered or sold to the Purchaser hereunder. The Company will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities
Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to each Closing Date, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

          SECTION 2.28.   Solvency.   The Company (both before and after
giving effect to each Closing) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year, other than the possibility of a qualified opinion in the event the transactions contemplated by this Agreement do not occur.

          SECTION 2.29. Vote Required. The affirmative vote of a majority of the votes cast at a meeting of the shareholders of the Company, at which a majority of the outstanding shares of the Company's Common Stock are represented, to obtain the Shareholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby.

          SECTION 2.30. Business Combination Statute. The Board of Directors of the Company has unanimously approved the terms of this Agreement and the transactions contemplated hereby, and such approval represents all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby the provisions of Section 490.1110 of the Iowa Business Corporations Act.

          SECTION 2.31.   No Brokers.   The Company has dealt with no broker,
finder, commission agent or other Person in connection with the sale of the Securities and the transactions contemplated by this Agreement, and the Company is under no obligation to pay any broker's fee or commission in connection with such transactions, other than dealings with and obligations to Rabobank International.

          SECTION 2.32. Fairness Opinion. The Board of Directors of the Company has received the oral opinion of Rabobank International, to the effect that, as of the date hereof, the Purchase Price is fair, from a financial point of view, to holders of the Common Stock.

          SECTION 2.33. Margin Regulations. The Company is not engaged in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as such terms are defined or used in any of Regulations T, U or X of the Board of Governors of the Federal Reserve System).

          SECTION 2.34. August 31 Loans. Schedule 2.34 sets forth (i) the amount of all outstanding loans, by customer, payable to the Company as of August 31, 2002 (such loans, together with all program and other fees subject to collection by the Company, the "August 31 Loans") and (ii) the value of reserves established by the Company for such outstanding loans as of August 31, 2002 (the "August 31 Reserves"). Schedule 2.34 indicates which of the August 31 Loans are on non-accrual status for purposes of GAAP.

ARTICLE III

Representations and Warranties of the Purchaser

Purchaser hereby represents and warrants to, and agrees with the Company that:

          SECTION 3.01. Authorization: Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery by the Company, constitute valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their terms.

          SECTION 3.02. Compliance with Securities Act. Purchaser will offer and sell the Securities only (i) pursuant to an effective registration statement under the Securities Act or (ii) under a valid exemption for the registration requirements of the Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

          SECTION 3.03. Investment Purpose. Purchaser is purchasing the Securities (as well as any Conversion Shares) for Purchaser's own account, for investment purposes only and not with a view towards the public sale or distribution thereof.

          SECTION 3.04. Accredited Investor Status. Purchaser is an "Accredited Investor" as the term is defined in Rule 501(a) of Regulation D.

          SECTION 3.05. Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

          SECTION 3.06. No Conflicts. The purchase of the Securities hereunder and the compliance by Purchaser with all of the provisions of this Agreement and the Registrations Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or the lapse of time or both) constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound or to which any of the property or assets of Purchaser is subject, (ii) the provisions of the charter, by-laws or other constitutive documents of Purchaser or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Purchaser or any of its properties or assets except, in the cases of clause (i) or (iii), such breaches, violations or defaults that, individually or in the aggregate, could not or could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.07. Governmental Review. Purchaser understands that no Federal or state agency or any other government or governmental agency has passed upon the merits of or made any recommendation or endorsement of the Securities.

          SECTION 3.08. Legends. Purchaser understands that the Convertible Preferred Stock and the Conversion Shares (until such time as such Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by the Purchaser pursuant to Rule 144 without any restriction as to the public resale thereof) shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").
     THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, (B) AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR (C) RULE 144 UNDER THE SECURITIES ACT.

          The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws,
(i) the sale of such Security (including the Conversion Shares) is registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security (including the Conversion Shares) may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security (including the Conversion Shares) can be sold pursuant to Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement and in accordance with the prospectus delivery requirements set forth in the rules promulgated by the SEC or in compliance with an exemption from the registration requirements of applicable securities laws. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser, the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 (without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold), which legend shall be

                                  -17-
<PGAE>

removed when such Security may again be sold pursuant to an effective registration statement or Rule 144 (without the aforementioned restriction).

          SECTION 3.09. Brokers. Purchaser has dealt with no broker, finder, commission agent or other Person in connection with the purchase of the Securities and the transactions contemplated by this Agreement, and Purchaser is under no obligation to pay any broker's fee or commission in connection with such transactions, other than dealings with and obligations to The Franchise Capital Source, Inc. and George K. Baum
& Company.

ARTICLE IV

Covenants

          SECTION 4.01. Reasonable Best Efforts. The parties shall use their reasonable best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

          SECTION 4.02. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Purchaser promptly after such filing. The Company shall, on or before the Closing Date with respect to the First Closing, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to Purchaser at each Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Purchaser on or prior to the Closing Date with respect to the First Closing.

          SECTION 4.03. Reporting Status. The Company's Common Stock is registered under Section 12(b) of the Exchange Act. So long as Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

          SECTION 4.04. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities solely in the manner set forth in Schedule 4.04 attached hereto.

          SECTION 4.05. Financial Information. The Company agrees to send the following reports to Purchaser until Purchaser transfers, assigns, or sells all of the Securities: (i) within five days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the other shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders.

          SECTION 4.06. Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Convertible Preferred Stock and issuance of Conversion Shares pursuant to the Certificate of Designations. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Convertible Preferred Stock without the consent of Purchaser. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares of Common Stock issued and issuable upon conversion of the Convertible Preferred Stock, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4.06, in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

          SECTION 4.07. Listing. The Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as Purchaser owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares. The Company will obtain and, so long as Purchaser owns any of the Securities, maintain the listing and trading of its Common Stock on the NYSE or the Nasdaq Stock Market, Inc. ("Nasdaq"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchange, as applicable. The Company shall promptly provide Purchaser with copies of any notices it receives from NYSE and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

          SECTION 4.08.   Ordinary Conduct.  Except as set forth in Schedule
4.08 or otherwise expressly permitted by the terms of this Agreement, from the date hereof to the date on which the persons designated by Purchaser become members of the Company's Board of Directors (such period referred to herein as the "Restricted Period"), the Company shall conduct its business, and shall cause the business of its Subsidiaries to be conducted, in the ordinary course in substantially the same manner as presently conducted and shall make, and shall cause its Subsidiaries to make, all reasonable best efforts consistent with past practices to keep available the services of their current officers and employees and to preserve their relationships with customers, suppliers and others with whom the Company or any Subsidiary deals. The Company shall not, and shall cause its Subsidiaries not to, take any action that would, or that could reasonably be expected to, result in any of the conditions set forth in Article V of this Agreement not being satisfied. In addition, except as set forth in
Schedule 4.08 or otherwise expressly permitted by the terms of this Agreement, during the Restricted Period, the Company shall not, and shall cause its Subsidiaries not to, do any of the following without the prior written consent of Purchaser:

          (a) (i) amend its articles of incorporation or by-laws or comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or ownership of any Subsidiary of the Company or
(ii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization of the Company or any Subsidiary of the Company other than the transactions contemplated by this Agreement;

          (b) declare or pay any dividend or make any other distribution to its shareholders whether or not upon or in respect of any shares of its capital stock;

          (c) redeem or otherwise acquire any shares of its capital stock or any Stock Option or issue any capital stock or any option, warrant or right relating or linked thereto or any securities convertible into or exchangeable for any shares of capital stock (except (i) the issuance of Securities to Purchaser, (ii) the issuance of Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement or (iii) the issuance of Common Stock in connection with purchases of such stock pursuant to the Stock Purchase Plan);

          (d) except as required to comply with applicable law, (i) increase in any manner the compensation or fringe or other benefits of, or grant or pay any bonus to, any current or former director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice or as may required by any Benefit Plan or Benefit Agreement set forth in Schedule 2.17(a), (ii) grant to any current or former director, officer, employee, consultant or independent contractor of the Company any increase in severance or termination pay,
(iii) establish, adopt, enter into, terminate, extend, renew or amend in any material respect any collective bargaining agreement, Benefit Plan or Benefit Agreement, (iv) take any action to accelerate or increase any rights or benefits under any Benefit Plan or Benefit Agreement, (v) take any action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan or Benefit Agreement, (vi) make any material determinations not in the ordinary course of business consistent with past practice under any collective bargaining agreement, Benefit Plan or Benefit Agreement, (vii) amend or modify any Stock Option or (viii) make any loan or cash advance to, or engage in any transaction with, any current or former director, officer, employee, consultant or independent contractor, other than travel and other business expenses advanced to such persons in the ordinary course of business consistent with past practice;

          (e) incur, assume or guarantee any liabilities, obligations or indebtedness for borrowed money, except for liabilities, obligations or indebtedness incurred pursuant to (i) the Master Trust Indenture and Security Agreement, dated June 23, 1999, among the Company, Ag Acceptance Corporation, U.S. Bank, N.A. and MBIA Insurance Corporation, as amended or (ii) the Amended and Restated Credit Agreement, dated December 11, 2002, among the

Company, various lenders, and Cooperative Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch;

          (f) except as required by law, (i) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date of this Agreement, of liabilities reflected or reserved against in the audited financial statements (or the notes thereto) of the Company included in the Company's Annual Report on Form 10-K dated February 28, 2002 (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (ii) cancel any material indebtedness, (iii) waive, release, grant or transfer any claims or rights of substantial value or (iv) waive any benefit of, or agree to modify in any respect, or fail to enforce, the confidentiality provisions relating to the Company's information in any agreement to which the Company or any of its Subsidiaries is a party;

          (g) make any change in any method of accounting or accounting practice or policy other than those required by GAAP, except for the change in the Company's policy on revenue recognition, as described in the Company's quarterly report on Form 10-Q for the period ended November 30, 2002;

          (h) enter into any contract that would have been required to be set forth on Schedule 2.15 or modify, amend or terminate any contract listed on such Schedule 2.15;

          (i) make or incur any capital expenditure which, individually, is in excess of $50,000 or make or incur any such expenditures which, in the aggregate, are in excess of $100,000;

          (j) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (ii) except as permitted by Section 4.08(i), any assets other than inventory, supplies, raw materials or other immaterial assets, in each case in the ordinary course of business consistent with past practice;

          (k) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interests therein (including securitizations), except sales of inventory in the ordinary course of business consistent with past practice;

          (l) make any change in any material terms of its agreements with suppliers;

          (m) make any material change in the Company's credit and collection policy, as amended in January 2000 and attached hereto as Exhibit E (the "Credit and Collection Policy"), including expanding approved industries and loan products, increasing lending limits, relaxing underwriting criteria or increasing delegated authorities (other than in the ordinary course of individual promotions), except as required to comply with regulatory changes or accounting pronouncements;

          (n) (i) purchase any loans from a third party or acquire participation interests in any such loans, in each case, for more than $100,000, (ii) sell any existing loans for less than the face value of such loans or (iii) sell participation interests in any existing or future loans, except for sales of participation interests in conjunction with the guaranteed loan program administered by the Farm Service Agency of the U.S. Department of Agriculture (the "FSA") that are approved by Purchaser pursuant to Section 4.20;

          (o) (i) approve any loans that would result in more than $5,000,000, in the aggregate, being loaned by the Company to any one customer (as such term is defined in Section 8(d)(ii) of the Certificate of Designations), or (ii) approve any loans that would cause the percentage of the total amount of loans approved since the date hereof for a particular type of crop to exceed: 65% for corn, 65% for soybeans, 30% for wheat, 10% for cotton, 10% for rice, 5% for sugar beets, 5% for potatoes, or 15% for all other crops in the aggregate (provided that such percentage shall not exceed 5% for any one crop);

          (p)   make or change any material election with respect to Taxes; or

          (q) agree, whether in writing or otherwise, to do any of the foregoing.

          SECTION 4.09. Credit and Collection Policy. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with the Credit and Collection Policy (including making loans that adhere to such policy), as amended from time to time in accordance with Section 4.08 of this Agreement.

          SECTION 4.10.   Access to Information.  Except as set forth in
Schedule 4.10, upon reasonable notice, the Company shall, and shall cause each of its Subsidiaries to (in order to permit Purchaser to evaluate the transactions contemplated by this Agreement), (i) at reasonable intervals from time to time, confer with Purchaser to report on operational matters and other matters reasonably requested by Purchaser and (ii) afford to Purchaser and to its officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the Restricted Period, to their respective properties, books, contracts, commitments, directors, officers, attorneys, accountants, auditors (and, to the extent within the Company's control, former auditors), other advisors and representatives, records and personnel, but only to the extent that such access does not unreasonably interfere with the business or operations of the Company or any such Subsidiary, and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to

Purchaser (a) a copy of each material report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal, state or local, domestic or foreign, laws and
(b) such other information concerning its business, properties and personnel as Purchaser may reasonably request. All such information shall constitute and shall be subject to the Confidentiality Agreement and Purchaser shall, and shall cause its advisors and representatives who receive such information to agree to, hold all such Information in confidence to the extent required by, and in accordance with, the terms of the Confidentiality Agreement. The Confidentiality Agreement shall survive any termination of this Agreement.

          SECTION 4.11. Other Transactions. The Company agrees that, from the date of this Agreement to the First Closing Date, it shall not, and it shall cause its Subsidiaries and their respective officers, directors, shareholders or other representatives not to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, enter into agreements with, or provide any information or assistance to, any person or group (other than Purchaser and its affiliates and their respective representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving the Company or any Subsidiary. In the event the Company or one of its Subsidiaries receives a proposal relating to any such transaction, the Company shall promptly notify Purchaser of such proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.11 by any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to breach of this
Section 4.11 by the Company.

          SECTION 4.12. No Integration. The Company shall not make any offers or sales of any security (other than the Convertible Preferred Stock) under circumstances that would require registration of the Convertible Preferred Stock being offered or sold hereunder under the Securities Act or cause the offering of the Convertible Preferred Stock to be integrated with any other offering of securities by the Company for the purpose of any shareholder approval provision applicable to the Company or its securities.

          SECTION 4.13. Preparation of the Proxy Statement. As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. Each of the Company and Purchaser shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the date of this Agreement. The Company shall promptly notify Purchaser upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall provide Purchaser with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. If at any time prior to the First Closing Date any information relating to the Company or Purchaser, or any of their respective directors, officers or affiliates, should be discovered by the Company or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Purchaser an opportunity to review, comment on and approve such document or response, (ii) include in such document or response all comments reasonably proposed by Purchaser and
(iii) not file or mail such document or respond to the SEC prior to receiving Purchaser's approval, which approval shall not be unreasonably withheld or delayed. The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The
Proxy Statement shall include the recommendation of the Board in favor of the Shareholder Approval as contemplated by Section 2.06(b).

          SECTION 4.14. Shareholder Approval. The Company shall, as soon as practicable following the date of this Agreement (in accordance with the By-laws of the company and the Iowa Business Corporations Act), establish a record date for, duly call, give notice of, convene and hold a special meeting of its shareholders for the purpose of obtaining the Shareholder Approval.

          SECTION 4.15. Directors. To the extent requested by Purchaser, the Company shall, as soon as practicable after the First Closing Date (in accordance with the By-laws of the Company and the Iowa Business Corporations Act), take all reasonable action necessary to hold a special meeting of the Company's shareholders for the purpose of electing members of the Company's Board of Directors and shall provide for the nomination at such meeting of those persons designated by Purchaser to become members of the Company's Board of Directors.

          SECTION 4.16. Compliance with Laws. The Company shall maintain appropriate compliance policies and procedures designed to ensure that the Company and its Subsidiaries comply with all applicable laws and regulations in all material respects. The compliance policies and procedures shall be satisfactory to the Company's Board of Directors.

          SECTION 4.17. Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or Purchaser's interest in the Company or the matters contained herein or therein, without obtaining the prior written approval of the Purchaser and the Company to the contents and the manner of presentation and publication thereof. Except as otherwise required by law, no references to the Purchaser or any of its affiliates shall be made in any public statement without the Purchaser's or such affiliate's written consent.

          SECTION 4.18. Shareholder Litigation. The Company shall give Purchaser the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Registration Rights Agreement, and no such settlement shall be agreed to without Purchaser's prior written consent, which consent shall not be unreasonably withheld.

          SECTION 4.19. Insurance. As soon as practicable after the date of this Agreement, the Company shall solicit bids from insurance providers for insurance to cover the indemnification of the directors and officers of the Company, which coverage shall apply to acts of such directors and officers occurring prior to and subsequent to the First Closing Date, and shall promptly provide Purchaser with copies of such bids. Each bid shall contain all of the terms of the applicable insurance policy, including the premiums. The Company shall accept such bid that Purchaser requests (provided such bid is reasonably satisfactory to the Company) and shall enter into the agreements necessary to obtain insurance from the applicable provider.

          (b)   For as long as this Agreement is in effect, the Company shall
(i) keep Purchaser informed of the status of the insurance policies covering the Company and its Subsidiaries, (ii) subject to Purchaser's consent, take all steps that are necessary to renew any such insurance policies and
(iii) take such other steps with respect to such insurance policies that Purchaser reasonably requests.

          SECTION 4.20. FSA Loan Program. The Company agrees that it shall notify Purchaser in writing of any plans to sell participation interests in any existing or future loans in conjunction with the guaranteed loan program administered by FSA, and shall provide Purchaser with copies of all relevant agreements or other documents related to such planned sales. The Company shall not consummate any such sales during the Restricted Period without receiving Purchaser's approval.

          SECTION 4.21. First Closing Loan Amounts. On the First Closing Date, the Company agrees that it shall provide Purchaser with a list of
(i) all loans, by customer, funded during the period from September 1, 2002 through the First Closing Date and outstanding as of the First Closing Date,
(ii) all loans, by customer, committed to be loaned by the Company during such period, whether or not funded as of the First Closing Date, and
(iii) the value of reserves established for such loans.

          SECTION 4.22. Fairness Opinion. The Company agrees that it shall take all reasonable action necessary to receive the written opinion of Rabobank International, confirming the oral opinion described in
Section 2.32, as soon as possible after the date of this Agreement.

ARTICLE V

Conditions

          SECTION 5.01. Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Convertible Preferred Stock to Purchaser at the First Closing, the Second Closing and, if a Third Closing Termination Right is not exercised, the Third Closing, is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          (a)   With respect to the First Closing:

                (i) The Transaction Approval shall have been obtained by the Company.

                (ii) The Company shall have purchased insurance providing for at least $10,000,000 of coverage in respect of the indemnification of directors and officers of the Company, as contemplated by Section 4.19(a); provided, however, that the foregoing condition shall be deemed satisfied if Purchaser requests that the Company accept a bid from an insurance provider providing for such coverage pursuant to Section 4.19(a).

          (b) With respect to each of the First Closing, the Second Closing and, if a Third Closing Termination Right is not exercised, the Third Closing:

                (i) Purchaser shall have delivered the applicable Purchase Price in accordance with Section 1.01 and Annex II of this Agreement.

                (ii) The representations and warranties of Purchaser that are qualified as to materiality shall be true and correct, and those not qualified as to materiality shall be true and correct in all material respects, as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date).

                (iii) Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the applicable Closing Date.

                (iv) The Company shall have received a certificate or certificates, executed by the chairman of the board, chief executive officer, president or chief financial officer of Purchaser, dated as of the applicable Closing Date, to the effect of clause (ii) and (iii) of this Section 5.01(b) and as to such other matters as may be reasonably requested by the Company including, but not limited to, certificates with respect to Purchaser's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

               (v) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement that relate to the applicable Closing.

          SECTION 5.02. Conditions to Purchaser's Obligation to Purchase. The obligation of Purchaser hereunder to purchase the Convertible Preferred Stock at each of the First Closing, the Second Closing and, if a Third Closing Termination Right is not exercised, the Third Closing, is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion:

          (a)   With respect to the First Closing:

                (i) The Shareholder Approval shall have been obtained by the Company.

                (ii) The Certificate of Designations shall have been accepted for filing with the Secretary of State of the State of Iowa, and a copy thereof certified by such Secretary of State shall have been delivered to Purchaser.

                (iii) The Company shall have paid to Purchaser (or an entity designated by Purchaser) the amount of the Transaction Fee payable on the First Closing Date pursuant to Section 6.01 of this Agreement, and the Board of Directors of the Company shall have received a written opinion from Rabobank International, confirming the oral opinion described in Section 2.32.

                (iv) The Company shall have received resignations from the Board of Directors of the Company of the persons designated by Purchaser, effective as of the First Closing Date.

                (v) The Company shall have executed a management consulting agreement (the "Management Consulting Agreement") with ASCP in the form of Exhibit C.

                (vi) The Company shall have entered into separate non-competition agreements (each, a "Non-Competition Agreement") with each of Gaylen Miller, Henry Jungling and Kevin Schipper

          (each, an "Executive") on terms and conditions satisfactory to Purchaser, pursuant to which the Company will be required to make a $400,000 payment to each Executive on the First Closing Date. Such Non-Competition Agreements shall be in full force and effect on the First Closing Date.

                (vii) The Company shall have entered into an employment agreement with each of the Executives and Shawn Smeins (each, an "Employment Agreement") on terms and conditions satisfactory to Purchaser (it being understood that the employment agreement with each Executive and with Shawn Smeins in effect as of the date of this Agreement (as referenced in Schedule 2.17(a)(ii)) shall be terminated upon the execution of the Employment Agreement with the respective Executive or Shawn Smeins, as applicable). Such Employment Agreements shall be in full force and effect on the First Closing Date.

                (viii) A shareholder agreement (the "Shareholder Agreement") in the form of Exhibit D hereto shall have been executed by the shareholders named therein.

                (ix) The Company shall have executed the Registration Rights Agreement.

                (x) The Company shall have entered into agreements, including incentive agreements (such as stock option agreements) and non-competition agreements, with certain employees of the Company identified by Purchaser on terms and conditions satisfactory to Purchaser. Such agreements shall be in full force and effect on the First Closing Date.

                (xi) The Company shall have received the consents specified in Section 2.08(b).

                (xii)   To the extent requested by Purchaser pursuant to
          Section 4.19(a) of this Agreement, the Company shall have purchased insurance for the indemnification of directors and officers of the Company.

                (xiii) The Company (A) shall have approved and closed commitments for at least $230,000,000 in loans to customers for the 2003 crop year and (B) shall have received financing to fund such commitments that is reasonably satisfactory to Purchaser.

                (xiv) The obligations of the Federal Crop Insurance Corporation in respect of 85% of the multi-peril crop insurance claims submitted by customers of the Company and outstanding as of December 31, 2002 have been satisfied.

                (xv) Purchaser shall have completed, and shall have been satisfied in all respects with, its confirmatory due diligence investigation of the Company and its Subsidiaries.

          (b)   With respect to the Second Closing:

                (i)   The First Closing shall have occurred.

                (ii) The Company shall have paid to Purchaser (or an entity designated by Purchaser) the amount of the Transaction Fee payable on the one-year anniversary of the First Closing Date pursuant to
          Section 6.01 of this Agreement.

                (iii) The Company shall have approved at least $500,000,000 in loans to customers for the 2004 crop year.

          (c) With respect to the Third Closing, if a Third Closing Termination Right is not exercised:

                (i)   The Second Closing shall have occurred.

                (ii) The Company shall have approved at least $600,000,000 in loans to customers for the 2005 crop year.

          (d) With respect to each of the Second Closing and, if a Third Closing Termination Right is not exercised, the Third Closing, a review shall have been completed by an independent accounting firm satisfactory to Purchaser in its sole discretion, and such review shall have confirmed the satisfaction of each of the following conditions (in good faith and in accordance with GAAP and the Company's historical practices):

                (i) (A) The Company shall have achieved 90% of the annual net income target, as outlined in Exhibit F to this Agreement, for the previous fiscal year and (B) Purchaser shall reasonably expect that the Company will achieve 90% of the annual net income target, as outlined in Exhibit F to this Agreement, for the then current fiscal year. Satisfaction of the annual net income target described in clause (A) of the foregoing sentence shall be subject to the completion of an audit for the applicable fiscal year and the satisfactory review of such audit by an independent accounting firm chosen by Purchaser.

                (ii) The Company's projected collections (determined on a good faith basis) of loans outstanding as of August 31, 2002 shall exceed 99% of (A) the value of all loans or advances outstanding as of August 31, 2002 minus (B) the value of reserves established as of August 31, 2002 for such loans.

                (iii) The Company's projected collections of loans or advances made between August 31, 2002 and the First Closing Date shall exceed 99% of (A) the value of all loans or advances made during this period and outstanding as of the First Closing Date minus (B) a provision for reserves equivalent to 1.72% of such value.

          (e) With respect to each of the First Closing, the Second Closing and, if a Third Closing Termination Right is not exercised, the Third Closing:

                (i) The Company shall have in effect debt financing, including trade credit financing, on terms satisfactory to Purchaser, in its sole discretion. For the avoidance of doubt, the satisfaction of Purchaser with the Company's financing will be evaluated separately with respect to each Closing, and such satisfaction may not exist notwithstanding the terms of the financing (including size, advance rates, maturities and costs) in effect on the applicable Closing being substantially similar to the terms of financing deemed satisfactory by Purchaser on a previous Closing.

                (ii) The Company shall have delivered to Purchaser duly executed certificates (in such denominations as Purchaser shall request) representing the Securities purchased at such Closing in accordance with Section 1.01 and Annex II of this Agreement.

                (iii) The Company shall have reimbursed Purchaser (or an entity designated by Purchaser) for their respective expenses in accordance with Section 6.02 of this Agreement.

                (iv) The representations and warranties of the Company that are qualified as to materiality shall be true and correct, and those not qualified as to materiality shall be true and correct in all material respects, as of the date when made and as of the applicable Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date).

                (v) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.

                (vi) Purchaser shall have received a certificate or certificates, executed by the chairman of the board or the chief executive officer of the Company, dated as of the applicable
          Closing Date, to the effect of clauses (iv) and (v) of this
          Section 5.02(e) and as to such other matters as may be reasonably requested by Purchaser including, but not limited to, certificates with respect to the Company's Articles of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                (vii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement that relate to such Closing.

                (viii) Since the date of this Agreement, no event has occurred that has had or would reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" shall mean any of the following: (i) a material adverse effect on the condition (financial or other), business (including loan revenues, commission rates and rates of loan write-offs and delinquencies), prospects, properties or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) a material disruption or material adverse change in financial, banking or capital markets in the United States, (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (iv) a material adverse change in the agriculture services industry (including as a result of the Federal Crop Insurance Corporation ceasing to underwrite multi-peril crop insurance or materially altering the terms of such underwriting, a material change in or discontinuance of subsidies by the United States Department of Agriculture pursuant to the Farm Security and Rural Investment Act of 2002, or a material change in or discontinuance of other federal farm funding programs), in the case of the foregoing clauses (ii) and (iii), if the effect of any of the events specified in such clauses, in the judgment of Purchaser, makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement that have not yet been completed.

ARTICLE VI

Fees and Expenses

          SECTION 6.01. Transaction Fee. The Company agrees that it shall pay Purchaser or ASCP a transaction fee (the "Transaction Fee") equivalent to the sum of (i) $350,000 plus (ii) 0.5% of (A) the amount of funds loaned to the Company and (B) the amount of funds unfunded but committed to be loaned to the Company, in each case under credit facilities in effect as of the First Closing Date. The Company shall pay 50% of the Transaction Fee on the First Closing Date and the remaining 50% on the one-year anniversary of the First Closing Date. The Transaction Fee shall be payable by the Company if the First Closing occurs and shall not be contingent in any way on the occurrence of the Second Closing or the Third Closing.

          SECTION 6.02. Expenses. The Company agrees that it shall reimburse Purchaser and its affiliates for their respective expenses reasonably incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of their respective counsel, finders, accountants, brokers and other advisors and experts. The Company shall pay Purchaser (or an entity designated by Purchaser) an amount equivalent to such expenses (i) incurred prior to the First Closing Date on the First Closing Date and (ii) as incurred subsequent to the First Closing Date. The Company and Purchaser acknowledge and agree that the Company previously paid $500,000 to Purchaser and that the amount payable by the Company to Purchaser pursuant to clause (i) of this Section 6.02 shall be reduced by $500,000 to reflect such payment.

          SECTION 6.03. Other Fees and Expenses. The Company agrees that, if (i) the Company does not obtain Shareholder Approval, (ii) the First Closing does not occur due to the failure of the condition set forth in Section 5.01(a)(ii), or (iii) this Agreement is terminated pursuant to Section 7.01(d) or 7.01(f), the Company shall, promptly thereafter, reimburse Purchaser (by wire transfer of same day funds to an account designated by Purchaser) for its reasonable business expenses incurred in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $1,500,000.

                (b)   The Company shall pay to Purchaser $5,000,000 if
          (i) this Agreement is terminated pursuant to Section 7.01(d) or
          (ii) this Agreement is terminated pursuant to Section 7.01(b) or
          Section 7.01(c) and, in the case of this clause (ii), the Company enters into an agreement or otherwise consummates a transaction with any person or group (other than Purchaser or its affiliates) relating to any merger, sale of equity or debt securities, sale of substantial assets or similar transaction involving the Company and its Subsidiaries during the 18-month period following such termination. Such fee shall be payable by wire transfer of same day funds to an account designated by Purchaser within two business days of such termination in the case of clause (i) or prior to the date such agreement is entered into or such transaction is consummated, whichever comes first, in the case of clause (ii).

ARTICLE VII

Termination

          SECTION 7.01. Termination. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated, and the transactions contemplated hereby abandoned, as follows:

                (a)   by mutual written consent of the Company and Purchaser;

                (b) by the Company or Purchaser, if the Company does not receive the Shareholder Approval;

                (c) by the Company or Purchaser, if the First Closing Date does not occur by June 15, 2003;

                (d) by Purchaser, if the Board of Directors of the Company withdraws or modifies in a manner adverse to Purchaser the recommendations contemplated by Sections 2.06(b) and 4.08 of this Agreement or otherwise recommends another transaction;

                (e) by the Company or Purchaser, if (i) any temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") issued upon the application of any Governmental Entity that has the effect of preventing the transactions contemplated by this Agreement shall be in effect or (ii) any such Legal Restraint issued upon the application of any other person shall be in effect and shall have become final and nonappealable;

                (f) by Purchaser, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.02(e)(iv) or 5.02(e)(v) and
          (ii) has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice thereof from Purchaser;

                (g) by the Company, if Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.01(b)(ii) or 5.01(b)
          (iii) and (ii) has not been or is incapable of being cured by Purchaser within 30 calendar days after its receipt of written notice thereof from the Company;

                (h)   by the Company or Purchaser, if the Second Closing
          Date does not occur by July 31, 2004; provided, however, that such termination shall only relate to the rights and obligations relating to the Second Closing; or

                (i) by the Company or Purchaser, if the Third Closing Termination Right is not exercised and the Third Closing Date does not occur by July 31, 2005; provided, however, that such termination shall only relate to the rights and obligations relating to the Third Closing.

          SECTION 7.02. Consequences of Termination. In the event of termination by the Company or Purchaser pursuant to Section 7.01 (other than Section 7.01(h) and 7.01(i)), this Agreement shall become void and of no further force or effect, except for the second and third sentences of Section 4.10 relating to access to information, the provisions of
Article VI, the provisions of Section 8.01 and this Section 7.02.
Nothing in this Article VII or elsewhere in this Agreement shall be deemed to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement. Nothing in this Article VII shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement.

ARTICLE VIII

Miscellaneous

          SECTION 8.01. Indemnity. From the date of this Agreement to the First Closing Date, the Company agrees to indemnify and hold harmless Purchaser, ASCP and their respective officers, directors, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses, including the fees, charges and disbursements of counsel, to which any such indemnified persons may become subject arising out of or in connection with (i) the execution and delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by such persons of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such indemnified parties is a party thereto; provided, however, that such indemnity shall not, as to any indemnified party, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such indemnified party. The Company further agrees that, within 15 days of receipt of notice of an indemnifiable loss, claim, damage, liability or expense from an indemnified party, it shall pay the amount stated in such notice to such indemnified party. For the avoidance of doubt, if the First Closing does not occur, the Company's obligations under this Section 8.01 shall continue indefinitely.

          SECTION 8.02. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, real estate transfer or gains and stock transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Company.

          SECTION 8.03. Entire Agreement. This Agreement (including all schedules and exhibits hereto) and the Registration Rights Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Registration Rights Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          SECTION 8.04. Amendment and Waiver. This Agreement may be amended by the parties at any time, whether before or after the Shareholder Approval has been obtained; provided, however, that after the Shareholder Approval has been obtained, no amendment shall be made which by law requires further approval by the shareholders of the Company without such further approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 8.05. Extension; Waiver. At any time prior to the applicable Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) subject to the proviso to the first sentence of Section 8.04, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

          SECTION 8.06. Notices. Any Notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Ag Services of America, Inc.
1309 Technology Parkway
P.O. Box 668
Cedar Falls, IA 50613
Attention:   Kevin D. Schipper
Facsimile:  319-277-0277

With a copy to:

Richard Krantz, Esq.
Robinson & Cole LLP
Financial Centre
695 East Main Street
Stamford, CT 06904-2305
Facsimile:  203-462-7599

If to Purchaser:

ASP/ASA, LLC
666 Third Avenue
29th Floor
New York, NY 10017-4011
Attention:  Marc L. Saiontz
Facsimile:  (212) 697-5524

With a copy to:
Ronald Cami, Esq.
Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Facsimile:  (212) 474-3700

          SECTION 8.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party, and any such assignment that is not so consented to shall be null and void; provided, however, that Purchaser may assign its rights and obligations hereunder in whole or in part to any direct or indirect subsidiary of American Securities Capital Partners, L.P. (provided that such transferee agrees in writing to be bound by this Agreement), but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 8.08. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 8.09.   Exhibits and Schedules; Interpretation.
(a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall no affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.

          (b) For all purposes hereof, (i) the words "include" and "including" shall be deemed to be followed by the phrase "without limitation" and (ii) "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

          SECTION 8.10.   GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

          SECTION 8.11. Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the United States District Court for the Southern District of New York
(or, if subject matter jurisdiction in that court is not available, in any state court located within the city of New York) over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to such party at their address specified in Section 8.06.

          SECTION 8.12. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          SECTION 8.13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          SECTION 8.14. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns (consistent with Section 8.07 of this Agreement) and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          IN WITNESS WHEREOF, the Company and Purchaser have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                           AG SERVICES OF AMERICA, INC.,
                                           by: /s/Kevin Schipper
                                              --------------------------
                                           Name:Kevin Schipper
                                           Title: Chief Executive Officer

                                           ASP/ASA, LLC,
                                           by: /s/Michael G. Fisch
                                              ---------------------------
                                           Name: Michael G. Fisch
                                           Title: President

ANNEX I

Index of Defined Terms

Term

Agreement                                                    Recitals
ASCP                                                         Recitals
August 31 Loans                                          Section 2.34
August 31 Reserves                                       Section 2.34
BCHA                                                     Section 2.24
Benefit Agreements                                    Section 2.17(a)
Benefit Plans                                         Section 2.17(a)
Certificate of Designations                                  Recitals
Closing                                                  Section 1.01
Closing Date                                             Section 1.03
Closing Purchase Price                                   Section 1.01
Code                                                  Section 2.17(c)
Common Stock                                          Section 2.02(a)
Commonly Controlled Entity                            Section 2.17(a)
Company                                                      Recitals
Company Pension Plans                                 Section 2.17(b)
Company SEC Documents                                    Section 2.12
Confidentiality Agreement                             Section 2.15(j)
Conversion Shares                                        Section 2.03
Convertible Preferred Stock                                  Recitals
Credit and Collection Policy                          Section 4.09(l)
Employment Agreement                             Section 5.02(a)(vii)
Environmental Laws                                       Section 2.20
ERISA                                                 Section 2.17(b)
Exchange Act                                          Section 2.08(b)
Executive                                         Section 5.02(a)(vi)
First Closing                                            Section 1.01
First Closing Date                                       Section 1.03
First Closing Purchase Price                             Section 1.01
FSA                                                Section 4.08(n)(i)
GAAP                                                  Section 2.13(a)
Governmental Entity                                   Section 2.08(b)
Hazardous Materials                                      Section 2.20
Intellectual Property                                    Section 2.14
Investment Company Act                                   Section 2.11
Legal Restraints                                      Section 7.01(e)
Liens                                                 Section 2.02(c)
Material Adverse Effect                         Section 5.02(e)(viii)
Management Consulting Agreement                    Section 5.02(a)(v)
NASD                                                     Section 4.07
Nasdaq                                                   Section 4.07
Non-Competition Agreement                         Section 5.02(a)(vi)

NYSE                                                  Section 2.08(b)
Primary Company Executives                            Section 2.17(f)
Proxy Statement                                       Section 2.08(b)
Purchase Price                                           Section 1.01
Purchaser                                                    Recitals
Registration Rights Agreement                                Recitals
Regulation D                                                 Recitals
Release                                                  Section 2.20
Restricted Period                                        Section 4.09
SEC                                                          Recitals
Second Closing                                           Section 1.01
Second Closing Date                                      Section 1.03
Second Closing Purchase Price                            Section 1.01
Securities                                                   Recitals
Securities Act                                               Recitals
Shareholder Agreement                           Section 5.02(a)(viii)
Shareholder Approval                                  Section 2.06(b)
Shareholder Voting Agreement                                 Recitals
Stock Options                                         Section 2.02(b)
Stock Option Plans                                    Section 2.02(b)
Stock Plans                                           Section 2.02(b)
Stock Purchase Plan                                   Section 2.02(b)
Subsidiaries                                             Section 2.01
Tax                                                   Section 2.18(b)
Tax Return                                            Section 2.18(b)
Third Closing                                         Section 1.01(a)
Third Closing Date                                       Section 1.03
Third Closing Purchase Price                          Section 1.01(a)
Third Closing Termination Right                       Section 1.01(b)
Transaction Approval                                  Section 2.06(b)
Transaction Fee                                          Section 6.01

ANNEX II

                Convertible Preferred Stock to be issued by the
                     Company and purchased by Purchaser

                     Preferred Shares            Purchase Price
                     ----------------            --------------

First Closing                  35,000               $35,000,000
Second Closing                 17,500               $17,500,000
Third Closing                  17,500               $17,500,000
                     ----------------            --------------
Total                          70,000               $70,000,000

                                ANNEX B




                             CERTIFICATE OF

                  DESIGNATIONS, PREFERENCES AND RIGHTS

                                   of

                   8.375% CONVERTIBLE PREFERRED STOCK

                                   of

                      AG SERVICES OF AMERICA, INC.

                    (Pursuant to Section 602 of the
                     Iowa Business Corporation Act)

      AG SERVICES OF AMERICA, INC. (the "Company"), a corporation organized and existing under the Iowa Business Corporation Act, hereby certifies that the following resolutions were adopted by the Board of Directors of the
Company on [               ] pursuant to authority of the Board of Directors
as required by Section 602 of the Iowa Business Corporation Act:

      RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company in accordance with the provisions of its Articles of Incorporation, the Board of Directors hereby authorizes and provides for the issuance of 70,000 shares of 8.375% Convertible Preferred Stock (the "Convertible Preferred Stock"), having the powers, designations, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions, as follows:

      1.  	Certain Definitions

      "2003 Prior Year Loan Repayment" shall have the meaning set forth in
Section 8(d) below.

      "2004 Prior Year Loan Repayment" shall have the meaning set forth in
Section 8(d) below.

      "Accrued Dividends" shall have the meaning set forth in Section 3(a) below.

      "Additional August 31 Loans" shall have the meaning set forth in
Section 8(a) below.

      "Adjusted Shares" shall have the meaning set forth in Section 8(a) below.

      "Arbitrator" shall have the meaning set forth in Section 12(a) below.

      "Articles of Incorporation" shall mean the articles of incorporation of the Company, as amended and restated as of August 21, 2000.

      "Asset Value" shall have the meaning set forth in Section 8(a) below.

      "August 31 Final Uncollectible Loan Adjustment Amount" shall have the meaning set forth in Section 8(b) below.

      "August 31 Foreclosed Assets" shall have the meaning set forth in
Section 8(a) below.

      "August 31 Loans" shall have the meaning set forth in the Securities Purchase Agreement.

      "August 31 Reserves" shall have the meaning set forth in the Securities Purchase Agreement.

      "August 31 Uncollectible Loan Amount" shall have the meaning set forth in Section 8(a) below.

      "August 31 Uncollectible Loan Adjustment Amount" shall have the meaning set forth in Section 8(a) below.

      "Business Day" shall mean any day other than a Saturday, Sunday or a federal holiday.

      "By-Laws" shall mean the by-laws of the Company, as amended and restated as of July 11, 1991.

      "Calculation Dispute" shall have the meaning set forth in Section 12(a) below.

      "Change of Control" shall mean (i) the consummation of any transaction which results in Purchaser and its affiliates holding, in the aggregate, less than 20% of the voting power of the Company or (ii) the sale of all or substantially all of the assets of the Company.

      "Closing Price" on any Trading Day with respect to the per share price of Common Stock means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on Nasdaq or, if the Common Stock is not listed or admitted to trading on any national securities exchange or Nasdaq, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to Purchaser.

      "Commencement Date" shall have the meaning set forth in Section
7(g) below.

      "Common Stock" shall mean the common stock, no par value, of the Company.

      "Conversion Date" shall mean, with respect to any share of Convertible Preferred Stock, the date on which the share of Convertible Preferred Stock and the written notice of conversion are delivered to the Company in accordance with Section 5(b) hereof.

      "Conversion Price" shall initially mean $8.500 and thereafter shall be subject to adjustment from time to time pursuant to the terms of Sections 7 and 8. The Conversion Price shall be rounded to three decimal places.

      "Conversion Rate" shall mean, as of any date, the number of shares of Common Stock issuable upon conversion of one share of Convertible Preferred Stock, determined by dividing the Stated Value of such share of Convertible Preferred Stock by the Conversion Price then in effect.

      "Credit and Collection Policy" shall have the meaning set forth in the Securities Purchase Agreement.

      "Current Event" shall have the meaning set forth in Section 7(g) below.

      "Current Market Value" shall mean, with respect to a share of Common Stock, the average of the daily Closing Prices for the 10 consecutive Trading Days selected by the Company commencing not more than 20
Trading Days before, and ending not later than, the date of determination, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, Nasdaq or any over-the-counter market, the market value as determined by a nationally recognized independent investment bank that is reasonably selected by Purchaser.

      "Deemed Uncollectible Loans" shall have the meaning set forth in
Section 8(a) below.

      "Distribution Date" shall have the meaning set forth in Section
7(h) below.

      "Dividend Payment Date" shall have the meaning set forth in Section 3(a) below.

      "Expiration Time" shall have the meaning set forth in Section
7(f) below.

      "Farm Bill" shall have the meaning set forth in Section 8(a) below.

      "Farm Products" shall have the meaning set forth in Section
8(a) below.

      "First Closing Adjustment Period" shall have the meaning set forth in Section 8(a) below.

      "First Closing Final Uncollectible Loan Adjustment Amount" shall have the meaning set forth in Section 8(b) below.

      "Final True-Up Date" shall have the meaning set forth in Section 8(b) below.

      "First Closing Foreclosed Assets" shall have the meaning set forth in Section 8(a) below.

      "First Closing Loans" shall have the meaning set forth in Section 8(a) below.

      "First Closing Uncollectible Loan Amount" shall have the meaning set forth in Section 8(a) below.

      "First Closing Uncollectible Loan Adjustment Amount" shall have the meaning set forth in Section 8(a) below.

      "IBCA" shall mean the Iowa Business Corporation Act.

      "Issue Date" shall mean, for any share of Convertible Preferred Stock, the date of issuance of such share.

      "Junior Securities" shall mean all capital stock of the Company (and all rights or options exercisable for or convertible into such capital stock), including the Common Stock, to which the Convertible Preferred Stock ranks prior with respect to distribution of assets upon liquidation, dissolution or winding up of the Company.

      "Liquid Collateral" shall have the meaning set forth in Section 8(d) below.

      "Liquidation Event" shall have the meaning set forth in Section 5(a) below.

      "Liquidation Preference" shall mean, with respect to a share of Convertible Preferred Stock, a cash amount equal to the sum of (i) the greater of (A) the Stated Value thereof and (B) the aggregate Current Market Value of the shares of Common Stock into which such share of Convertible Preferred Stock is convertible at the Conversion Price then in effect, plus (ii) Accrued Dividends with respect to such share of Convertible Preferred Stock.

      "Negotiation Period" shall have the meaning set forth in Section 12(a) below.

      "Other Event" shall have the meaning set forth in Section 7(g) below.

      "Purchased Shares" shall have the meaning set forth in Section
7(f) below.

      "Reference Date" shall have the meaning set forth in Section 7(d) below.

      "Representative Firms" shall have the meaning set forth in Section 12(a) below.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of February 21, 2003 between the Company and Purchaser.

      "Specified Loans" shall have the meaning set forth in Section 8(a) below.

      "Specified Reserve Value" shall have the meaning set forth in Section 8(a) below.

      "Stated Value" shall mean $1,000 per share of Convertible Preferred
Stock.

      "Tracking Document" shall have the meaning set forth in Section 8(c) below.

      "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

      "Victorious Party" shall have the meaning set forth in Section 12(c) below.

      Any terms used but not defined herein shall have the meanings given such terms in the Securities Purchase Agreement.

      2.  	Rank.

      The Convertible Preferred Stock shall rank prior to the Junior Securities with respect to distribution of assets upon liquidation, dissolution or winding up of the company, whether voluntary or involuntary.

      3.  	Dividends.

     (a) The holders of shares of Convertible Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the board of directors of the Company, cumulative dividends accruing at the rate per share of 8.375%, compounding annually, from the Issue Date of such shares, payable in cash and payable quarterly in arrears on March 15, June 15, September 15 and December 15 in each year or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the holders of record as of the immediately preceding February 28, May 31, August 31 and November 30 (such dividends, if accrued and unpaid, the "Accrued Dividends"). Dividends payable on the Convertible Preferred Stock will be computed on a compounding basis using a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. Dividends on the Convertible Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared.

     (b) In no event, so long as any Convertible Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Company nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, without, in each such case, the written consent of the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting together as a class. For the avoidance of doubt, the provisions of this Section 3(b) shall apply even if the Company has paid quarterly dividends to the holders of Convertible Preferred Stock pursuant to
Section 3(a).

      4.  Redemption

     (a) The Company shall redeem each outstanding share of Convertible Preferred Stock on the seventh anniversary of the First Closing Date (the "Redemption Date"). On the Redemption Date, each holder of shares of Convertible Preferred Stock shall be entitled to elect to (i) convert such shares of Convertible Preferred Stock into Common Stock in accordance with Section 6 or (ii) receive a cash payment from the Company equivalent to the Stated Value of such shares of Convertible Preferred Stock. In either case, each holder of shares of Convertible Preferred Stock shall receive in cash any Accrued Dividends with respect to such shares.

     (b) Subject to paragraph (a) of this Section 4, the Convertible Preferred Stock may not be redeemed at the option of the Company at any time.

      5.  Liquidation Preference.

     (a) If the Company shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 30 consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any Junior Securities or other shares of capital stock of the Company unless prior thereto, the holders of shares of Convertible Preferred Stock shall have received the Liquidation Preference with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Convertible Preferred Stock shall be distributed ratably among such shares in proportion to the ratio that the

      Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

      (b) Upon a Change of Control, the Company shall pay to Purchaser the Liquidation Preference with respect to the shares of Convertible Preferred Stock owned by Purchaser after giving effect to such Change of Control.

       6.  Conversion Rights.

      (a)  Subject to and upon compliance with the provisions of this
Section 6, at the option of the holder thereof, any Convertible Preferred Stock may be converted at the Conversion Rate into fully paid and nonassessable Common Stock at any time.

      (b)  In order to exercise the conversion rights set forth in this
Section 6, the holder of any Convertible Preferred Stock to be converted shall surrender any instrument representing such Convertible Preferred Stock, duly endorsed or assigned to the Company or in blank, at the registered office of the Company, accompanied by written notice to the Company at such office that such holder of Convertible Preferred Stock elects to convert such Convertible Preferred Stock.

      (c) Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Convertible Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such Convertible Preferred Stock shall cease with respect to such surrendered Convertible Preferred Stock, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with (i) a cash payment in lieu of any fraction of a share of Common Stock in accordance with Section 6(e) and (ii) a cash payment of any Accrued Dividends with respect to the shares of Convertible Preferred Stock surrendered for conversion.

      (d) In the case of any holder of Convertible Preferred Stock that converts part, but not all, of its Convertible Preferred Stock, upon such conversion the Company shall execute and deliver to such holder of Convertible Preferred Stock a new certificate representing the unconverted portion of such holder's unconverted Convertible Preferred Stock.

      (e) No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. Instead of a fractional share of Common Stock which would otherwise be issuable upon conversion of any Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Stated Value of such share of Convertible Preferred Stock or, alternatively, the Company shall round up to the next higher whole share of Common Stock.

      (f) The Company will pay any and all transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Convertible Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the holder of the Convertible Preferred Stock to be converted, and no such issue or delivery shall be make unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

      7.  Anti-Dilution.

      In addition to any adjustments made to the Conversion Price pursuant to Section 8, the following adjustments shall be made to the Conversion
Price:

      (a) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(b) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (g) of this Section 7) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, warrants or options, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

      (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, securities, cash or property (excluding any rights, warrants or options referred to in paragraph (b) of this Section 7, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (a) of this Section 7), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (g) of this Section 7) of the Common Stock on the date of such effectiveness less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and in a written resolution of such Board of Directors and shall, in the case of securities being distributed for which prior thereto there is an actual or when issued trading market, be no less than the value determined by reference to the average of the closing prices in such market over the period specified in the succeeding sentence), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and property so distributed applicable to one share of outstanding Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day next following the later of (i) the date fixed for the payment of such distribution and (ii) the date 20 days after the notice relating to such distribution is given pursuant to Section 10(a) (such later date of (i) and (ii) being referred to as the "Reference Date").

      (e) In case the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock exclusively in cash in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to this paragraph (e) has been made and (ii) the aggregate of any cash plus the fair market value

(as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and described in a written resolution of such Board of Directors), as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a Subsidiary of the Company for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to paragraph (f) of this
Section 7 has been made, exceeds 12.5% of the product of the current market price per share (determined as provided in paragraph (g) of this Section
7) of the Common Stock on the date fixed for shareholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (g) of this Section 7) of the Common Stock on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the later of (i) the day following the date fixed for the payment of such distribution and (ii) the date 20 days after the notice relating to such distribution is given pursuant to Section 10(a).

      (f) In case a successful tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall involve an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and described in a written resolution of such Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and described in a written resolution of such Board of Directors), as of the expiration of the other tender or exchange offer referred to below, of consideration payable in respect of any other tender or exchange offer by the Company or a Subsidiary of the Company for all or any portion of the Common Stock concluded within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to this paragraph (f) has been made and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to paragraph
(e) of this Section 7 has been made, exceeds 12.5% of the product of the current market price per share (determined as provided in paragraph (g) of this Section 7) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price shall be reduced (but not increased) so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the current market price per share (determined as provided in paragraph (g) of this Section 7) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share at the Expiration Time times (ii) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

      (g) For the purpose of any computation under this paragraph and paragraphs (b), (d) and (e) of this Section 7, the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the ten consecutive Trading
Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion Price pursuant to paragraph (a),
(b), (c), (d), (e) or (f) above ("Other Event") occurs on or after the 20th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (ii) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (iii) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (i) and (ii) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (iv) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors of the Company in a manner consistent with any determination of such value for purposes of paragraph (d) or (e) of this Section 7, whose determination shall be conclusive and described in a written resolution of such Board of Directors) of the portion of the rights, warrants, options, evidences of indebtedness, shares of capital stock, securities, cash or property being distributed applicable to one share of Common Stock. For the purpose of any computation under paragraph (f) of this Section 7, the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the ten consecutive Trading Days selected by the Company commencing on or after the latest (the "Commencement Date") of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender or exchange offer requiring such computation and (iii) the date of the last amendment, if any, of such tender or exchange offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the date of the Expiration Time of such tender or exchange offer (or, if such Expiration Time occurs before the close of trading on a Trading Day, not later than the Trading Day immediately preceding the date of such Expiration Time); provided, however, that if the "ex" date for any Other Event (other than the tender or exchange offer requiring such computation) occurs on or after the Commencement Date and on or prior to the date of the Expiration Time for the tender or exchange offer requiring such computation, the Closing
Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date,
(i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender or exchange offer.

      (h) In the event that the Company distributes rights or warrants (other than those referred to in paragraph (b) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the holder of any Convertible Preferred Stock surrendered for conversion will be entitled to receive upon such conversion, in addition to the Conversion Shares, a number of rights and warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the Stated Value of such Convertible Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

      8.  Adjustments of Purchase Price through Adjustments of Conversion
Price.

      In addition to any adjustments made to the Conversion Price pursuant to Section 7, the adjustments set forth in this Section 8 shall be made to the Conversion Price. Schedule A attached hereto provides an illustration of the application of these adjustments. To the extent a conflict arises between the provisions of this Section 8 and the attached Schedule A, the provisions of this Section 8 shall govern.

      (a) On (i) the second and fourth anniversaries of the First Closing Date, to the extent neither a Liquidation Event nor a Change of Control has occurred, and (ii) upon a Liquidation Event or a Change of Control (each, a "True-Up Date"), the Conversion Price shall be reduced by subtracting the following amounts:

           (A) the August 31 Uncollectible Loan Adjustment Amount; and

           (B) the First Closing Uncollectible Loan Adjustment Amount.

      "August 31 Uncollectible Loan Adjustment Amount" shall mean, as of any True-Up Date, a fraction, expressed numerically and rounded to three decimal places:

           (i) the numerator of which is (A) the August 31 Uncollectible Loan Amount as of the applicable True-Up Date, if such True-Up Date is
(1) the second anniversary of the First Closing Date or (2) a Liquidation Event or Change of Control, if the second anniversary of the First Closing Date has not yet occurred, or (B) the difference between the August 31 Uncollectible Loan Amount calculated as of the applicable True-Up Date and the August 31 Uncollectible Loan Amount calculated as of the previous True-Up Date, if such True-Up Date is (1) the fourth anniversary of the First Closing Date or (2) a Liquidation Event or Change of Control, if the second anniversary of the First Closing Date has occurred; and

           (ii) the denominator of which is the Adjusted Shares as of the applicable True-Up Date.

      "August 31 Uncollectible Loan Amount" shall mean, as of any True-Up Date, the amounts of (a) the August 31 Loans and loans funded by the Company subsequent to August 31, 2002 pursuant to commitments made by the Company on or prior to August 31, 2002, including all program and other fees subject to collection by the Company (such loans and fees, the "Additional August 31 Loans" and, together with the August 31 Loans, the "Specified Loans"), in each case, including accrued interest on such loans (in accordance with GAAP), and (b) the foreclosed assets held for sale by the Company as of August 31, 2002 (the "August 31 Foreclosed Assets"), in each case, that, without duplication, (i) the Company has written off as uncollectible, or in the case of the August 31 Foreclosed Assets, as unsaleable for book value, on a Company balance sheet since August 31, 2002,
(ii) the Company has refunded or otherwise forgiven since August 31, 2002 (including refunds or forgiveness of program or other fees), (iii) the Company or its Board of Directors has reasonably decided since August 31, 2002 to write off as uncollectible, or in the case of the August 31 Foreclosed Assets, as unsaleable for book value, on a Company balance sheet,
(iv) otherwise have been or should be reserved against in accordance with GAAP and historical practice, or (v) are Deemed Uncollectible Loans, in each case less any actual recoveries by the Company of such amounts as of such True-Up Date or, in the case of the August 31 Foreclosed Assets, any gains on the sale of such assets as of such True-Up Date, and less the August 31 Reserve Value and a provision for reserves equivalent to 1.72%
of the Additional August 31

Loans (such reserves, collectively, the "Specified Reserve Value").
To the extent the calculation in the foregoing definition yields a number less than zero, the August 31 Uncollectible Loan Amount shall be deemed to be zero.

      "Adjusted Shares" shall mean, as of any date, 5,400,000 shares of Common Stock, increased or decreased, as applicable, to give effect to the occurrence of any event prior to such date, without duplication, that has caused an adjustment to the Conversion Price pursuant to Section 7.

      "First Closing Uncollectible Loan Adjustment Amount" shall mean, as of any True-Up Date, a fraction, expressed numerically and rounded to three decimal places:

      (i) the numerator of which is (A) the First Closing Uncollectible Loan Amount as of the applicable True-Up Date, if such True-Up Date is
(1) the second anniversary of the First Closing Date or (2) a Liquidation Event or Change of Control, if the second anniversary of the First
Closing Date has not yet occurred, or (B) the difference between the First Closing Uncollectible Loan Amount calculated as of the applicable True-Up Date and the First Closing Uncollectible Loan Amount calculated as of the previous True-Up Date, if such True-Up Date is (1) the fourth anniversary of the First Closing Date or (2) a Liquidation Event or Change of Control, if the second anniversary of the First Closing Date has occurred; and

      (ii) the denominator of which is the Adjusted Shares as of the applicable True-Up Date.

      "First Closing Uncollectible Loan Amount" shall mean, as of any True-Up Date, the amounts of (a) loans funded by the Company during the period from September 1, 2002 through the First Closing Date (such period, the "First Closing Adjustment Period") and loans funded subsequent to the First Closing Date pursuant to commitments made by the Company during the First Closing Adjustment Period, in each case, including all program and other fees subject to collection by the Company (such loans and fees, collectively, the "First Closing Loans") and including accrued interest on such loans (in accordance with GAAP) and (b) assets foreclosed on by the Company during the First Closing Adjustment Period and held for sale by the Company as of the First Closing Date (the "First Closing Foreclosed Assets"), in each case, that, without duplication, (i) the Company has written off as uncollectible or, in the case of the First Closing Foreclosed Assets, as unsaleable for book value, on a Company balance sheet since the date of origination of the applicable loan, (ii) the Company has refunded or otherwise forgiven since the First Closing
Date (including refunds or forgiveness of program or other fees), (iii) the Company or its Board of Directors has reasonably decided since the date of origination of the applicable loan to write off as uncollectible or, in the case of the First Closing Foreclosed Assets, as unsaleable for book value, on a Company balance sheet, (iv) otherwise have been or should be reserved against in accordance with GAAP and historical practice, or
(v) are Deemed Uncollectible Loans, in each case less any actual recoveries by the Company of such amounts or, in the case of the First Closing

Foreclosed Assets, any gains on the sale of such assets as of such True-Up Date, and less a provision for reserves equivalent to 1.72% of the First Closing Loans. To the extent the calculation in the foregoing definition yields a number less than zero, the First Closing Uncollectible Loan Amount shall be deemed to be zero.

      "Deemed Uncollectible Loans" shall mean, with respect to any outstanding loan made by the Company to a customer, the difference between (i) the principal amount of such loan plus accrued interest thereon (in accordance with GAAP) and (ii) the Asset Value relating to the assets securing such loan. "Asset Value" shall mean (A)(1) 90% of the value of farm products (as defined by the Uniform Commercial Code of the applicable state, the "Farm Products") that are crops for which loan deficiency payments or loan support programs under the Farm Security and Rural Investment Act of 2002 (the "Farm Bill") are available, but only to the extent such crops remain eligible for such benefits under the Farm Bill, (2) 70% of the value (or portion thereof) of Farm Products that are crops for which loan deficiency payments or loan support payments under the Farm Bill are not available and in respect of which the applicable customer has entered into a contract for sale to a counterparty who, in the reasonable opinion of Purchaser, is creditworthy,
(3) 70% of the value of multi-peril crop insurance underwritten by the Federal Crop Insurance Corporation, for which the Company is the loss payee, in respect of Farm Products that are crops covered by such insurance, financed under the Company's Credit and Collection Policy, currently being planted or grown, and for which the Company has a first priority lien, less any non-subordinated rents and payments (provided that this clause (3) shall be included in the calculation of Deemed Uncollectible Loans only if the Company has verified that such crop is being planted or grown in accordance with the requirements of the Federal Crop Insurance Corporation and, in any event, shall be included only on the first True-Up Date), (4)
50% of the value of all other Farm Products, in each case, for which a written confirmation has been received by the Company from a person reasonably satisfactory to Purchaser, which confirmation shall be dated no earlier than 45 days prior to the applicable True-Up Date, and the value of such farm products shall be as set forth in such written confirmation,
(B) 75% of the value of equipment (as defined by the Uniform Commercial
Code of the applicable state) that is used for farming or that Purchaser otherwise reasonably determines shall be included in the determination of such value, for which a written appraisal has been received by the Company from a person reasonably satisfactory to Purchaser, which appraisal shall be dated no earlier than one year prior to the applicable True-Up Date, and the value of such equipment shall be as set forth in such written appraisal, (C) 85% of the value real property for which a written appraisal has been received by the Company from a person reasonably satisfactory to Purchaser, which appraisal shall be dated no earlier than three years prior to the applicable True-Up Date, and the value of such real property shall be as set forth in such written appraisal, and (D) the value of other verifiable collateral, including third party claims
(such as bank claims and grain buyer claims), approved by the Company's independent accountants and Purchaser, in the case of each of clauses
(A), (B), (C) and (D), less the amount of claims in respect of such assets that are senior or pari passu in right of payment to the Company's claim to such assets or as otherwise approved by the Company's independent accountants and Purchaser. For purposes of calculating Asset Value, to the extent the same assets secure different loans made by the Company to a customer, such assets shall be deemed to secure such loans extended by the Company to such customer in reverse chronological order.

      (b) As long as neither a Liquidation Event nor a Change of Control has occurred, on the fifth anniversary of the First Closing Date (the
"Final True-Up Date"), the Conversion Price shall be reduced by subtracting the August 31 Final Uncollectible Loan Adjustment Amount and the First Closing Final Uncollectible Loan Adjustment Amount.

      The "August 31 Final Uncollectible Loan Adjustment Amount" shall mean a fraction, expressed numerically and rounded to three decimal places:

           (i) the numerator of which is the sum of the outstanding amounts of (A) the Specified Loans, including accrued interest thereon (in accordance with GAAP), and (B) any August 31 Foreclosed Assets, less
(1) the amount of any Specified Loans that are current intermediate loans that are not more than 90 days past due (or are otherwise approved by the Company's independent accountants and Purchaser) and are not Deemed Uncollectible Loans, (2) the August 31 Uncollectible Loan Amount as of the immediately preceding True-Up Date and (3) the Specified Reserve Value; and

           (ii) the denominator of which is the Adjusted Shares as of such Final True-Up Date;

provided, however, that to the extent the above calculation yields a number less than zero, the August 31 Final Uncollectible Loan Adjustment Amount shall be deemed to be zero.

	The "First Closing Final Uncollectible Loan Adjustment Amount" shall mean a fraction, expressed numerically and rounded to three decimal places:

           (i) the numerator of which is the sum of the outstanding amounts of (A) the First Closing Loans, including accrued interest thereon (in accordance with GAAP), and (B) any First Closing Foreclosed Assets, less (1) the amount of any First Closing Loans that are current intermediate loans that are not more than 90 days past due (or are otherwise approved by the Company's independent accountants and Purchaser) and are not Deemed Uncollectible Loans, (2) the First Closing Uncollectible Loan Amount as of the immediately preceding True-Up Date and (3) a provision for reserves equivalent to 1.72% of the First Closing Loans; and

           (ii) the denominator of which is the Adjusted Shares as of such Final True-Up Date;

provided, however, that to the extent the above calculation yields a number less than zero, the First Closing Final Uncollectible Loan Adjustment Amount shall be deemed to be zero.

      For purposes of the definitions of August 31 Final Uncollectible
Loan Adjustment Amount and First Closing Final Uncollectible Loan Adjustment amount, (a) clause (A) of such definitions shall not include any outstanding loans to a customer if (i) the balance of all loans made to such customer by the Company is secured by multi-peril crop insurance underwritten by the Federal Crop Insurance Corporation and Farm Service Agency program payment collateral and the Company has applied a credit factor of less than 95% to such collateral after the reduction of non-subordinated rents and payments, provided that the Company verified that the applicable crop is being planted or grown in accordance with the requirements of the Federal Crop Insurance Corporation (all of the underwriting procedures described in this clause (i) to be consistent with the Credit and Collection Policy) (ii) the repayment of such customer's loans to the Company since the First Closing Date have in no case been more than six months past due (or such longer period for certain crops, excluding corn, soybeans and potatoes, as may be approved by Purchaser in its sole discretion), (iii) such customer has not carried any material rollover or carryover balances (as defined in the Company's Credit and Collection Policy) since the First Closing Date and such customer has not carried any rollover or carryover balances (as defined in the Company's Credit and Collection Policy) in more than one year since the First Closing Date and (iv) in the reasonable opinion of Purchaser, such customer is creditworthy and is capable of repaying its loan balances to the Company on the Final True-Up Date, (b) the August 31 Final Uncollectible Loan Adjustment Amount and First Closing Final Uncollectible Loan Adjustment Amount shall each be reduced by up to 38.5% to the extent the Company has written off any amounts specified in clause (A) or (B) of the respective definitions and to the extent the Company had sufficient current taxable income at the time of the applicable write-off such that, in the reasonable opinion of Purchaser's independent accountants, the Company received a current cash tax benefit (excluding the creation of a deferred tax asset) from such write-off (provided that any reduction of the August 31 Final Uncollectible Loan Adjustment Amount or First Closing Final Uncollectible Loan Adjustment Amount pursuant to this clause (b) shall be subject to audit of the current tax benefit by the applicable taxing authorities), and
(c) the term "outstanding amounts" of loans or foreclosed assets shall be deemed to include (i) any loans written off as uncollectible or assets written off as unsaleable for book value, as applicable, on a Company balance sheet on or prior to the Final True-Up Date and (ii) any loans refunded or otherwise forgiven on or prior to the Final True-Up Date (including refunds or forgiveness of program or other fees).

      (c) For purposes of calculating adjustments to the Conversion Price pursuant to this Section 8, upon Purchaser's request, the Company promptly shall provide Purchaser (or an entity designated by Purchaser) with copies of any confirmations and appraisals received in connection with the determination of Asset Value. The Company shall also establish and maintain, on a monthly basis and as of each True-Up Date, a tracking document (the "Tracking Document") that (i) contains information regarding each customer of the Company who has received loans from the Company that are outstanding as of the First Closing Date, including the amount of loans to such customer by the Company (both outstanding loans as well as new extensions of credit), the accrued interest on such loans, the accrual status of such loans, the value of reserves established for such loans, the amount of such loans that the Company has written off as uncollectible, the amount of any payments made by such customer and a description of the manner in which the Company has applied such payments to outstanding loans, and (ii) contains a certification by the chief financial officer of the Company that such information is accurate and
complete in all respects.   All approvals required under this Section 8
shall be in writing and shall be referenced in the Tracking Document.
The Company shall provide a copy of the Tracking Document to Purchaser
(or an entity designated by Purchaser) on a monthly basis and shall make such changes to the types of information contained in such document as Purchaser reasonably requests. The Tracking Document as of the True-Up Date shall be reviewed by an accounting firm chosen by Purchaser, in its sole discretion.

      (d) For purposes of this Section 8, (i) notwithstanding the Company's policy with respect to the application of loan proceeds, the Company shall be deemed to have used the last-in-first-out method of applying loan proceeds to outstanding loans and all repayments of loans by a customer to the Company shall be deemed to apply to the loans extended by the Company to such customer in reverse chronological order and (ii) all persons who have received loans from the Company and are (A) members of the same family (including a parent, stepparent, grandparent, child, stepchild, grandchild, spouse, sibling, niece, nephew, aunt, uncle, cousin, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and including adoptive relationships),
(B) persons sharing a household (other than a tenant or employee) or (C) affiliated entities are deemed to be one "customer" of the Company.

      Notwithstanding the deemed application of proceeds set forth in clause (i) above, (i) any cash proceeds received by the Company on or prior to August 31, 2003 from the sale or receipt of Liquid Collateral securing a loan made by the Company to a customer prior to a 2003
Agriflex Loan (as defined in the Credit and Collection Policy) being made by the Company to such customer (a "2003 Prior Year Loan Repayment") will be applied to loans made by the Company to such customer in reverse chronological order, beginning with the loan made to such customer immediately prior to the 2003 Agriflex Loan, provided that the 2003
Agriflex Loan made to such customer (A) is not secured, in whole or in part, by such Liquid Collateral and (B) is secured by multi-peril crop insurance underwritten by the Federal Crop Insurance Corporation and Farm Service Agency program payment collateral, and the Company has applied a credit factor of less than 100% to such collateral after the reduction of non-subordinated rents and payments (all of the underwriting procedures described in this clause (B) to be consistent with the Credit and Collection Policy), and (ii) any cash proceeds received by the Company on or prior to August 31, 2004 from the sale or receipt of Liquid Collateral securing a loan made by the Company to a customer prior to a 2004 Agriflex Loan (as defined in the Credit and Collection Policy) being made by the Company to such customer (a "2004 Prior Year Loan Repayment") will be applied to loans made by the Company to such customer in reverse chronological order, beginning with the loan made to such customer immediately prior to the 2004 Agriflex Loan made to such customer, provided that the 2004 Agriflex Loan made to such customer (A) is not secured, in whole or in part, by such Liquid Collateral and (B) is secured by multi-peril crop insurance underwritten by the Federal Crop Insurance Corporation and Farm Service Agency program payment collateral, and the Company has applied a credit factor of less than 100% to such collateral after the reduction of non-subordinated rents and payments (all of the underwriting procedures described in this clause (B) to be consistent with the Credit and Collection Policy).

	"Liquid Collateral" shall mean, with respect to any customer, (i) crops for which the Company provides Agriflex financing and for which the loan made to such customer immediately prior to the 2003 Agriflex Loan or 2004 Agriflex Loan, as applicable, was intended to provide financing and
(ii) multi-peril crop insurance proceeds in respect of claims filed for crop losses prior to 2003, in the case of a 2003 Prior Year Loan Repayment, or prior to 2004, in the case of a 2004 Prior Year Loan Repayment, (iii) Farm Service Agency program payment collateral and (iv) cash.

	(e) For the avoidance of doubt, (i) the Conversion Price shall not, in any case, increase above 8.500 pursuant to this Section 8 and (ii) reductions to the Conversion Price pursuant to this Section 8 shall not be made more than once in respect of a single portion of an outstanding loan by the Company to a customer.

	(f) The Company agrees that, for purposes of this Section 8, the receipt of proceeds by the Company from a customer in excess of the accrued amount of such customer's loans shall not be used to offset any uncollected amounts of other customers' loans.

	(g) The Company acknowledges and agrees that it has not made and shall not make a loan to any person for the purpose of inducing, directly or indirectly, repayment of a loan that would affect the August 31
Uncollectible Loan Amount, the First Closing Date Uncollectible Loan Amount or the Final Uncollectible Loan Adjustment Amount. The Company further acknowledges and agrees that the provisions of this Section 8 are designed to operate as adjustments to the Purchase Price paid by Purchaser to the Company pursuant to the Securities Purchase Agreement.

      9.  Notice of Adjustments of Conversion Price.

      Whenever the Conversion Price is adjusted as herein provided:

      (a) the Company shall compute the adjusted Conversion Price in accordance with Sections 7 and 8 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion
Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to Purchaser) at each office or agency maintained for the purpose of conversion of Convertible Preferred Stock pursuant to Section 6; and

      (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all holders of Convertible Preferred Stock at their last address of record.

      10.  Notice of Certain Corporate Action.

      In case:

      (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require a conversion price adjustment pursuant to Section 7;

      (b) the Company shall authorize the granting to all holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding rights distributed pursuant to any shareholder rights plan);

      (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

      (d) of the voluntary or involuntary dissolution, liquidation or winding, up of the Company; or

      (e) the Company or any Subsidiary of the Company shall commence a tender or exchange offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender or exchange offer);

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Convertible Preferred Stock pursuant to
Section 6, and shall cause to be mailed to all holders of Convertible Preferred Stock at their last addresses of record, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (iii) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

      11.  Voting Rights

      (a) The holders of Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock (whether pursuant to the Articles of Incorporation, the By-Laws, the IBCA or otherwise) and shall vote with the holders of Common Stock as a single class. The holders of Convertible Preferred Stock shall collectively be entitled to a number of votes equal to the sum of (i) the number of shares of Common Stock into which the issued and outstanding shares of Convertible Preferred Stock are convertible, (ii) prior to the consummation of the Second Closing (as defined in the Securities Purchase Agreement), the number of shares of Common Stock into which the Convertible Preferred Stock to be issued on the Second Closing is convertible, as if such shares of Convertible Preferred Stock have been issued as of the date of the applicable vote, and (iii) prior to the consummation of the Third Closing (as defined in the Securities Purchase Agreement), the number of shares of Common Stock into which the Convertible Preferred Stock to be issued on the Third Closing is convertible, as if such shares of Convertible Preferred Stock have been issued as of the date of the applicable vote. Such votes shall be divided among the holders of the Convertible Preferred Stock on a pro rata basis. The record date for the taking of the applicable vote shall be the date as of which the Conversion Price is calculated.

      (b)  	The Company shall provide each holder of Convertible Preferred
Stock with prior notification of any meeting of the shareholders of the Company and copies of proxy materials and other information sent to shareholders. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to each holder, at least 10 days prior to the record date specified therein (or 30 days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

      (c) In addition to the voting rights described in paragraph (a) of this Section 11, (i) the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting together as a class, shall have the ability to cause the Company to commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law or otherwise liquidate, dissolve or wind up the affairs of the Company and (ii) the board of directors of the Company shall not cause the occurrence of any of the events set forth in the foregoing clause (i) without the written consent of the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting together as a class. For the avoidance of doubt, each such event shall constitute a Liquidation Event pursuant to Section 5.

      12.  Protective Provisions.

      So long as shares of Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by the IBCA) of the holders of at least a majority of the then outstanding shares of Convertible Preferred Stock:

      (a)  	alter, amend or repeal the rights, preferences or privileges of the Convertible Preferred Stock or any capital stock of the Company so as to affect adversely the Convertible Preferred Stock;

      (b)  	create any new class or series of capital stock (i) having a preference over the Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company or (ii) that is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

      (c)  	create any new class or series of capital stock ranking in
parity with the Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company;

      (d)  	increase the authorized number of shares of Convertible
Preferred Stock;

      (e)  	increase the par value of the Common Stock;

      (f)  	issue any additional shares of Convertible Preferred Stock
except pursuant to the Securities Purchase Agreement; or

      (g)  	do any act or thing not authorized or contemplated by this
Certificate of Designations which would result in taxation of the holders of shares of the Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

      12.  Arbitration

      (a) With respect to any controversy, dispute or claim arising out of, or in connection with, the determination of adjustments to the Conversion Price pursuant to Section 7 or 8 hereof (a "Calculation Dispute"), the parties shall use their reasonable best efforts to resolve such a Calculation Dispute during the period of 15 days commencing when one party notifies the other party in writing of such a Calculation Dispute (the "Negotiation Period"). In the event any Calculation Dispute remains, the parties agree to submit for arbitration any such remaining Calculation Disputes to a nationally recognized independent public accounting firm as shall be selected by Purchaser and the Company in writing (the "Arbitrator"). To the extent the parties are unable to select an Arbitrator, each party shall promptly select a public accounting firm (the "Representative Firms"), and such Representative Firms shall select the Arbitrator within five days of their selection. Within 15 business days after the selection of the Arbitrator, Purchaser and the Company shall submit, in the form of written brief, their positions with respect to any and all remaining Calculation Disputes. Purchaser and the Company shall use reasonable efforts to cause the Arbitrator to render a written decision resolving the remaining Calculation Disputes solely on such written submissions within 30 days of such submission. If either party fails to make its submission within 15 business days following the selection of the Arbitrator, the Arbitrator shall be required to decide on the basis of submissions made to it within such 15 business day period.

	(b) Any award rendered by the Arbitrator shall be final, binding and unappealable except as provided in the Federal Arbitration Act, 9 U.S.C.
Section 1 et seq., and judgment may be entered on any such award by any state or federal court having competent jurisdiction.

	(c) The Arbitrator shall determine which party's position is closer to its determination (the "Victorious Party"). All costs of any arbitration pursuant to this Section shall be borne by the party that is not the Victorious Party.

	(d) Notwithstanding paragraphs (a), (b) and (c) of this Section 12, no Arbitrator, court, judge, jury or other decision maker in any legal proceeding shall determine whether any approval granted or denied by Purchaser pursuant to Section 8 of this Certificate of Designations was reasonable or otherwise appropriate.

      13.  Transfer Restrictions.

      (a)  	Shares of Convertible Preferred Stock have not been registered under the Securities Act and shall be "restricted securities" within the meaning of Rule 144 under the Securities Act. The Convertible Preferred
Stock may not be offered or sold except pursuant to an effective registration statement or in accordance with an applicable exemption from the registration requirements of the Securities Act.

      (b)  	Each share of Convertible Preferred Stock will contain the legend required pursuant to Section 3.08 of the Securities Purchase Agreement.

      IN WITNESS WHEREOF, this Certificate of Designations, Preferences
and Rights is executed on behalf of the Company this [     ] day of

[               ].

                                    AG SERVICES OF AMERICA, INC.
                                    By:
                                       --------------------------
                                    Name:
                                    Title:

                                 ANNEX C





                     SHAREHOLDER VOTING AGREEMENT

                                 among

                              ASP/ASA, LLC

                                  and

           THE INDIVIDUALS LISTED ON THE SIGNATURE PAGE HERETO

                    Dated as of February 21, 2003

                          TABLE OF CONTENTS

                                                                     Page
                                                                     ----

SECTION 1.  Representations and Warranties of the Shareholders         1
SECTION 2.  Representations and Warranties of Purchaser                2
SECTION 3.  Covenants of the Shareholder                               3
SECTION 4.  Grant of Irrevocable Proxy; Appointment of Proxy           4
SECTION 5.  Further Assurances                                         5
SECTION 6.  Certain Events                                             5
SECTION 7.  Assignment                                                 5
SECTION 8.  Termination                                                5
SECTION 9.  General Provisions                                         5
SECTION 10. Enforcement                                                7
SECTION 11. Shareholder Capacity                                       7
SECTION 12. Headings                                                   7

          SHAREHOLDER VOTING AGREEMENT dated as of February 21, 2003
          (this "Agreement"), among ASP/ASA, LLC, a Delaware limited liability company ("Purchaser") and an indirect subsidiary of AMERICAN SECURITIES CAPITAL PARTNERS, LLC and THE INDIVIDUALS LISTED ON THE SIGNATURE PAGE HERETO (such persons are individually referred to herein as a "Shareholder" and collectively as the "Shareholders").

          WHEREAS Purchaser and Ag Services of America, Inc., an Iowa corporation (the "Company"), propose to enter into a Securities Purchase Agreement dated as of the date hereof (as the same may be amended or supplemented, the "Securities Purchase Agreement"; terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement) providing for the purchase by the Purchaser of 70,000 shares of the Company's 8.375% Convertible Preferred Stock (the "Securities Purchase"), upon the terms and subject to the conditions set forth in the Securities Purchase Agreement;

          WHEREAS each Shareholder owns (of record and beneficially) the number of shares of capital stock of the Company set forth on Schedule A hereto (such shares of capital stock of the Company being referred to herein as the Shareholders' "Original Shares"; the Original Shares, together with any other shares of capital stock of the Company or other voting securities of the Company acquired (of record or beneficially) by each Shareholder, after the date hereof and during the term of this Agreement (including through the exercise of any warrants, stock options or similar instruments), being collectively referred to herein as the Shareholders' "Subject Shares"); and

          WHEREAS, as a condition to its willingness to enter into the Securities Purchase Agreement, Purchaser has required that the Shareholders enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Securities Purchase Agreement, the parties hereto agree as follows:

          SECTION 1. Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants to Purchaser as follows:

       (a) Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by Purchaser, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent enforceability may be subject to general principles of equity or limited by bankruptcy, insolvency, fraudulent conveyance or similar laws. The execution and delivery by such Shareholder of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by such Shareholder with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both), or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Shareholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license to which such Shareholder is a party or any of his or its properties or assets is subject or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or
(B) judgment, order or decree, in each case, applicable to such Shareholder or his properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement by the Shareholder, the consummation by such Shareholder of the transactions contemplated by this Agreement or the compliance by such Shareholder with the provisions of this Agreement, except for (1) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (2) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not or would not reasonably be expected to impair in any material respect the ability of such Shareholder to perform his obligations under this Agreement or prevent the consummation of any of the transactions contemplated by this Agreement.

          (b) The Subject Shares. Such Shareholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares, free and clear of any Liens, other than those Liens set forth on Schedule B hereto. Other than as set forth on Schedules A and B hereto,
(1) such Shareholder does not own (of record or beneficially) any shares of capital stock of the Company or any options, warrants, rights or other similar instruments to acquire any capital stock or other voting securities of the Company, (2) such Shareholder has the sole right to vote and Transfer (as defined in Section 3(c)) the Subject Shares, and
(3) the Subject Shares are not subject to any proxies, voting trust or other agreement, understanding, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares, in each case, except as set forth in Sections 3 and 4 of this Agreement or arising under federal or state security laws.

          SECTION 2. Representations and Warranties of Purchaser. Purchaser represents and warrants to each Shareholder as follows:

          (a) Organization and Authority. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as presently conducted.

          (b) Authorization; Noncontravention. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution and delivery by each Shareholder, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by Purchaser with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound or to which any of the property or assets of Purchaser is subject, (ii) the provisions of the charter, by-laws or other constitutive documents of Purchaser or
(iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Purchaser or any of its properties or assets except, in the cases of clause (i) or
(iii), such breaches, violations or defaults that, individually or in the aggregate, could not or could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3. Covenants of the Shareholder. Each Shareholder covenants and agrees as follows:

          (a) At any meeting of the shareholders of the Company called to vote upon the Securities Purchase Agreement, the Securities Purchase or any of the other transactions or matters contemplated by the Securities Purchase Agreement (including those specified in Section 2.06(b) of the Securities Purchase Agreement), or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Securities Purchase Agreement, the Securities Purchase or any of the other transactions or matters contemplated by the Securities Purchase Agreement is sought, such Shareholder shall vote (or cause to be voted) all the Subject Shares in favor of, and shall consent to (or cause to be consented to), the approval of the Securities Purchase Agreement, the Securities Purchase and the terms thereof and each of the other transactions and matters contemplated by the Securities Purchase Agreement.

          (b) At any meeting of the shareholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) of the shareholders of the Company is sought, such Shareholder shall vote (or cause to be voted) all the Subject Shares against, and shall not consent to (and shall cause not to be consented to with respect to the Subject Shares) any amendment of the Company's articles of incorporation or by-laws or other proposal, action or transaction involving the Company or any of its subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction would in any manner impede, frustrate, prevent or delay the consummation of the Securities Purchase or the other transactions and matters contemplated by the Securities Purchase Agreement or this Agreement or change in any manner the voting rights of the holders of Company Common Stock (collectively, "Frustrating Transactions").

          (c) Until the date of the First Closing, except for liens or security interests pursuant to loans listed in, and as otherwise described in, Schedule B, such Shareholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, option, instrument, arrangement, understanding, obligation or undertaking, with respect to the Transfer (including any profit sharing or other derivative arrangement) of any Subject Shares or any interest therein, to any person other than pursuant to this Agreement or the Securities Purchase Agreement, unless prior to any such Transfer the transferee of such Subject Shares enters into a shareholder agreement with Purchaser on terms substantially identical to the terms of this Agreement or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not commit or agree to take any of the foregoing actions, other than pursuant to this Agreement. Such Shareholder shall not, nor shall such Shareholder permit any entity under such Shareholder's control to, deposit any Subject Shares in a voting trust.

          SECTION 4.  Grant of Irrevocable Proxy; Appointment of Proxy.
(a) Each Shareholder hereby irrevocably grants to, and appoints, Purchaser and any individual designated in writing by Purchaser, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote all of the Subject Shares, or grant a consent or approval in respect of the Subject Shares,
(i) in favor of the approval of the Securities Purchase Agreement and the approval of the terms thereof and of the Securities Purchase and each of the other transactions and matters contemplated by the Securities Purchase Agreement (including those specified in Section 2.06(b) of the Securities Purchase Agreement), (ii) against any Frustrating Transaction and (iii) otherwise in accordance with Section 3 of this Agreement.
Each Shareholder understands and acknowledges that Purchaser is entering into the Securities Purchase Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

          (b) Each Shareholder represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

          (c) Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Securities Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 490.722 of the Iowa Business Corporation Act.

          (d) The proxy granted in this Section 4 shall automatically expire upon the termination of this Agreement.

          SECTION 5. Further Assurances. Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Purchaser may reasonably request for the purpose of effectuating the matters covered by this Agreement, including with respect to the grant of the proxy set forth in Section 4.

          SECTION 6. Certain Events. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Original Shares and the number of Subject Shares listed on Schedule A hereto shall be adjusted appropriately. In addition, in the event that any Shareholder acquires any additional shares of capital stock of the Company or other voting securities of the Company (including through the exercise of any warrants, stock options or similar instruments), the number of Subject Shares listed on Schedule A hereto shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting securities of the Company issued to or acquired by any Shareholder (including through the exercise of any warrants, stock options or similar instruments).

          SECTION 7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by either of the parties hereto without the prior written consent of the other party hereto, except that Purchaser may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Purchaser. Any purported assignment in violation of this Section 7 shall be null and void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

          SECTION 8. Termination. This Agreement shall terminate upon the termination of the Securities Purchase Agreement in accordance with its terms. No termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to termination.

          SECTION 9. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          (b) Notices. All notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular

United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications all notices, requests, consents and other communications hereunder shall be:

          if to the Purchaser:

          ASP/ASA, LLC
          666 Third Avenue, 29th Floor
          New York, New York 10117
          Attention:  Marc L. Saiontz
          Facsimile:  (212) 697-5524

          if to the Shareholders:

          c/o Kevin D. Schipper
          Ag Services of America, Inc.
          1309 Technology Parkway
          P.O. Box 668
          Cedar Falls, IA 50613
          Facsimile:  (319) 277-0277

          (c) Interpretation. The representations, warranties and covenants contained herein shall be deemed to be made severally, and not jointly, by each of the Shareholders.

          (d) Counterparts; Effectiveness. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Securities Purchase Agreement by each of the parties thereto.

          (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. This Agreement is for the sole benefit of the parties hereto, their permitted assigns (consistent with Section 7 of this Agreement) and the persons specified as proxies in Section 4, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

          (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 10. Enforcement. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the United States District Court for the Southern District of New York (or, if subject matter jurisdiction in that court is not available, in any state court located within the city of New York) over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to such party at their address specified in Section 9(b).

          SECTION 11. Shareholder Capacity. The Shareholder does not make any agreement or understanding herein in his capacity as a director or officer of the Company. The Shareholder signs solely in his capacity as the record holder and beneficial owner of, or the trustee of one or more trusts that are the record holder of, and whose beneficiaries are the beneficial owners of, the Subject Shares and nothing herein shall limit or affect any actions taken by the Shareholder in his capacity as an officer or director of the Company.

          SECTION 12. Headings. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

          IN WITNESS WHEREOF, Purchaser has caused this Agreement to be signed by its officer thereunto duly authorized and each Shareholder has signed this Agreement, all as of the date first written above.

                                                 ASP/ASA, LLC,

                                                 by
                                                   --------------------
                                                   Name:
                                                   Title:


                                                 SHAREHOLDERS

                                                  /s/ James D. Gerson
                                                  --------------------
                                                  James D. Gerson



                                                  /s/ Henry C. Jungling
                                                  --------------------
                                                  Henry C. Jungling



                                                  /s/ Rebecca L. Jungling
                                                  --------------------
                                                  Rebecca L. Jungling



                                                  /s/ Michael Lischin
                                                  --------------------
                                                  Michael Lischin



                                                  /s/ Ervin Mellema
                                                  --------------------
                                                  Ervin Mellema



                                                  /s/ Gaylen D. Miller
                                                  --------------------
                                                  Gaylen D. Miller



                                                  /s/ Glenna R. Miller
                                                  --------------------
                                                  Glenna R. Miller



                                                   /s/ Kevin D. Schipper
                                                  --------------------
                                                  Kevin D. Schipper

                                      SCHEDULE A
                                   ----------------

                       Numer of     Number of     Number of     Number of    Number of
                       Original      Original      Original      Original     Original
                        Shares        Shares        Shares        Shares       Shares
                       Owned of       Owned       Subject to     Owned of       Owned
       Owner            Record     Beneficially     Liens         Record     Beneficially
-------------------  ------------  ------------  ------------  ------------  ------------
James D. Gerson           189,466             0             0       189,466             0
Henry C. Jungling         268,500             0       265,000       268,500             0
Rebecca L. Jungling        73,334             0        73,334        73,334             0
Michael Lischin            11,000             0             0        11,000             0
Ervin Mellema              10,000             0             0        10,000             0
Gaylen D. Miller          313,934         4,200       246,667       313,934         4,200
Glenna R. Miller           30,000             0             0        30,000             0
Kevin D. Schipper         346,134             0       346,034       346,134             0

                                      SCHEDULE B

1. In addition to the shares of capital stock of the Company listed in Schedule A, other securities of the Company:

Henry Jungling - 15,000 stock options
Gaylen Miller - 15,000 stock options
Kevin Schipper - 15,000 stock options
James Gerson - 7,000 stock options
Michael Lischin - 1,000 stock options
Erv Mellema - 1,000 stock options


2.  Liens and Agreements Affecting the Original/Subject Shares:

Henry Jungling - 70,000 shares pledged to Wells Fargo, N.A. maturing September 1, 2003

Henry Jungling - 195,000 shares pledged to U.S. Bank, N.A. maturing
June 5, 2005

Rebecca Jungling - 15,584 shares pledged to Wells Fargo, N.A. maturing September 1, 2003

Rebecca Jungling - 57,750 shares pledged to U.S. Bank, N.A. maturing
June 5, 2005

Gaylen Miller - 13,000 shares pledged to Farm Credit Services of America, FLCA maturing January 1, 2019

Gaylen Miller - 233,667 shares pledged to Union Planters Bank, N.A. maturing March 10, 2003

Kevin Schipper - 364,034 shares pledged to Union Planters Bank, N.A. maturing March 10, 2003


3. Notwithstanding anything to the contrary in this Agreement, the transfer restrictions in paragraph (c) of Section 3 of this Agreement shall not apply to James D. Gerson if he ceases to be a member of the Company's board of directors after the date hereof so long as (i) he is not obligated by law to disclose any such transfer prior to the Shareholder Approval and
(ii) he agrees in writing not to (x) disparage the Company, Purchaser, their respective affiliates, the Securities Purchase Agreement or the other transactions and matters contemplated thereby or (y) take any steps designed to frustrate the Securities Purchase Agreement or the other transactions and matters contemplated thereby.

                                    ANNEX D

February 24, 2003

Board of Directors
Ag Services of America, Inc.
1309 Technology Parkway
Cedar Falls, IA 50613

Ladies and Gentlemen:

     Pursuant to the terms of and subject to the conditions set forth in the Securities Purchase Agreement, dated as of February 24, 2003 (the
"Securities Purchase Agreement"), by and between Ag Services of America, Inc. (the "Company") and ASP/ASA, LLC ("ASP/ASA"), an indirect subsidiary of American Securities Capital Partners, LLC, the Company will issue and sell to ASP/ASA shares of the Company's newly issued 8.375% Convertible
Preferred Stock, (the "Convertible Preferred Stock") for an aggregate purchase price of up to $70 million in cash . The Convertible Preferred Stock will be issued and sold in three closings: (1) the first closing of $35,000,000 is intended to be funded no later than June 15, 2003
(the "First Closing"); (2) the second closing of $17,500,000 is intended to be funded between May 1, 2004 and July 31, 2004 (the "Second Closing"); and (3) the third closing of $17,500,000 is intended to be funded between May 1, 2005 and July 31, 2005 (the "Third Closing"). The Third Closing is intended to occur unless either (a) ASP/ASA exercises its option to elect not to purchase any shares of Convertible Preferred Stock, or (b) the Company exercises its option to elect not to sell such shares of Convertible Preferred Stock at such time (each, a "Third Closing Termination Right"). Following the First Closing, ASP/ASA will be eligible to exercise voting rights equivalent to those of 70,000 shares of Convertible Preferred Stock (the aggregate number of shares to be acquired by ASP/ASA if the First Closing, the Second Closing and the Third Closing are each consummated).
For the purposes of this opinion, we have assumed, with your consent, that the First Closing and the Second Closing will be consummated in accordance with the terms of the Securities Purchase Agreement, and that the Third Closing may or may not be consummated as the result of the exercise by the Company or ASP/ASA of a Third Closing Termination Right.
The issuance and sale of the Convertible Preferred Stock pursuant to the First Closing, the Second Closing and the Third Closing, as applicable, is referred to as the "Transaction," and the aggregate consideration to be received by the Company at the First Closing, the Second Closing and the Third Closing, as applicable, is referred to as the "Consideration." The terms and conditions of the Transaction are more fully set forth in the Securities Purchase Agreement.

     You have requested our opinion as to the fairness, from a financial point of view, to the Company of the Consideration the Company will receive pursuant to the Transaction.

     In connection with our review of the proposed Transaction and the preparation of our opinion herein, we have examined: (a) the Securities Purchase Agreement; (b) the audited financial statements of the Company for the fiscal years 1996 through 2002; (c) certain publicly available financial and other information concerning the Company, including the Company's annual reports on Form 10-K for the fiscal years ended 1996 through 2002 and the Company's quarterly reports on Form 10-Q for the quarters ended May 31, August 31 and November 30, 2002; (d) certain monthly financial statements provided to us by the Company; (e) certain internal business, operating and financial information, including financial forecasts for the Company for the fiscal years 2003 to 2010 (the "Forecasts") prepared by the senior management of the Company which gives effect to the Transaction; (f) a liquidation analysis (the "Liquidation Analysis") prepared by the senior management of the Company which gives effect to a liquidation of the Company; (g) the financial position, operating results and certain stock market information regarding the Company compared with those of certain other publicly traded companies we deemed relevant; and
(h) the potential pro forma impact of the Transaction on the Company, including its capitalization, fully-diluted earnings and book value. We have also held discussions with members of the senior management of the Company to discuss the foregoing and the prospects for the Company if the Transaction is not consummated, have considered other matters which we have deemed relevant to our inquiry, and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

     Management of the Company has advised us that, absent the Transaction, the Company will be forced to liquidate, and that if the Company were liquidated, the discounted book value of the Company would be less than the current book value of the Company on a going-concern basis. The Company has not provided us with any financial forecast that does not give effect to the Transaction other than the Liquidation Analysis.

     In connection with the preparation of this opinion, we contacted more than 70 parties to solicit their interest in acquiring or making an investment in the Company.

     In rendering our opinion, we have assumed, with your consent, and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including without limitation the Forecasts and the Liquidation Analysis. We have been advised by the senior management of the Company that the Forecasts and the Liquidation Analysis have each been reasonably prepared on good faith bases reflecting the best currently available estimates and judgments of the senior management of the Company. With regard to the Forecasts, we have further assumed, with your consent, that (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities
(contingent or otherwise) of the Company are as set forth in the Company's financial statements or other information made available to us. With regard to the Liquidation Analysis, we have further assumed, with your consent,that all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Liquidation Analysis. We thus express no opinion with respect to the Forecasts or the Liquidation Analysis or any of the assumptions, estimates or judgments upon which either was based. The Company has not requested that we evaluate the potential consideration to be received by the holders of the Company's common stock, no par value
(the "Common Stock"), in a liquidation scenario.

     We have not made or obtained an independent valuation or appraisal of the assets, liabilities, solvency or other issues relating to the solvency of the Company. We have further assumed, with your consent, that in all respects material to our analysis, the representations and warranties contained in the Securities Purchase Agreement are true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the Securities Purchase Agreement without any waiver of any material terms or conditions by the Company. We have further assumed, with your consent, that all material corporate, governmental, regulatory or other consents and approvals requisite to consummate the Transaction have been or will be obtained.

     Our opinion is limited to the matters expressly referred to in the last paragraph of this letter and does not address any other matters, including, but not limited to, the Company's ability to satisfy its obligations or the Company's ability to access the capital markets for financing requirements or solvency, in each case at any time, including presently and following consummation of the Transaction. Without limiting the foregoing, we are expressing no opinion (i) as to the price at which the Common Stock will trade at any future time or as to the effect of the Transaction on the trading price of the Common Stock; (ii) whether any alternative transaction might produce consideration for the Company in an amount in excess of that contemplated by the Transaction; or (iii) as to the fairness or any other aspect of any portion of the Transaction (including the voting rights associated with the Convertible Preferred Stock), other than the issuance and sale of the Convertible Preferred Stock for the Consideration.

     Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal matters on advice of counsel to the Company.

     We will receive a fee from the Company for our services in connection with the Transaction, a significant portion of which is payable contingent upon the consummation of the Transaction. We will also receive a fee from the Company for the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement. Rabobank International, New York Branch ("Rabobank International"), is the agent bank and lead credit under the Company's amended and restated credit agreement. In addition, an affiliate of Rabobank International holds approximately 8.4% of the Common Stock for the accounts of its customers.

     Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors in connection with its consideration of the Securities Purchase Agreement. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent. Our opinion does not address the merits of the underlying decision by the Company to enter into the Transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Transaction or any matter related thereto.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration the Company will receive pursuant to the Transaction is fair, from a financial point of view, to the Company.


                                          Very truly yours,


                                          -------------------------------
                                          RABOBANK INTERNATIONAL,
                                          NEW YORK BRANCH

                              ANNEX E



                       AG SERVICES OF AMERICA, INC.

                              EXHIBIT 13.1


                         FORM OF ANNUAL REPORT TO
                    SHAREHOLDERS FYE FEBRUARY 28, 2002

                                 FINANCIAL HIGHLIGHTS
                                ----------------------

                                             2002        2001        2000        1999        1998
                                          ----------  ----------  ----------  ----------  ----------
                                              (expressed in thousands, except per share amounts)
Earnings:
  Net revenues                             $387,356    $345,653    $294,584    $223,813    $186,001
  Net revenues increase                       12.1%       17.3%       31.6%       20.3%       26.0%
  Net income                                 $5,476      $7,453      $7,610      $6,493      $5,181
  Net income as a percentage of net revenues   1.4%        2.2%        2.6%        2.9%        2.8%
  Return on beginning stockholders' equity     8.3%       12.8%       15.1%       14.8%       13.6%

  Per share data:
      Net income:
          Basic                               $1.01       $1.41       $1.45       $1.25       $1.01
          Diluted                             $1.00       $1.36       $1.40       $1.20       $0.96
  Book value                                 $13.07      $12.53      $11.13       $9.70       $8.45

  Weighted average shares:
          Basic                               5,415       5,271       5,233       5,204       5,155
          Diluted                             5,490       5,490       5,453       5,431       5,425

Financial position:
  Working capital                           $19,138     $52,081     $45,139     $39,390     $33,806
  Total assets                             $273,801    $221,240    $164,328    $134,644     $93,248
  Stockholders' equity                      $71,467     $66,178     $58,436     $50,537     $43,756


Quarterly Common Stock Prices

                                       First     Second    Third    Fourth
                                      Quarter   Quarter   Quarter   Quarter
                                      -------   -------   -------   -------

2002
    High                              $15.70    $16.15    $13.27    $14.00
    Low                               $13.90    $12.70     $9.55    $10.00

2001
    High                              $31.56    $18.50    $19.94    $15.95
    Low                               $16.25    $14.38    $12.31    $10.44


       SIXTEEN-YEAR FINANCIAL SUMMARY
(Dollars in thousands, except per share amounts)
                               February February  February  February  February  February  February  February
                                 2002      2001      2000      1999      1998      1997      1996      1995
                              --------- --------- --------- --------- --------- --------- --------- ---------
Statement of Income Data:
Net revenues:
 Farm inputs                   $360,820  $313,792  $269,517  $204,133  $172,646  $137,443  $106,869   $81,936
 Financing income                26,536    31,861    25,067    19,680    13,355    10,204     7,817     5,395
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total net revenues             $387,356  $345,653  $294,584  $223,813  $186,001  $147,647  $114,686   $87,331
                              --------- --------- --------- --------- --------- --------- --------- ---------

Cost of revenues:
 Farm inputs                   $344,457  $297,489  $253,588  $191,648  $162,140  $127,698   $98,280   $75,247
 Financing expense               13,830    17,082    12,062     9,309     5,536     4,768     4,258     2,784
 Provision for doubtful notes     7,485     6,266     5,421     4,021     2,963     2,290     1,863     1,409
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total cost of revenues         $365,772  $320,837  $271,071  $204,978  $170,639  $134,756  $104,401   $79,440
                              --------- --------- --------- --------- --------- --------- --------- ---------

Income from continuing
  operations before operating
  expenses and income taxes     $21,584   $24,816   $23,513   $18,835   $15,362   $12,891   $10,285    $7,891
Operating expenses               12,679    12,799    10,556     8,374     7,200     6,216     5,422     4,128
                              --------- --------- --------- --------- --------- --------- --------- ---------
Income from continuing
  operations before income
  taxes                          $8,905   $12,017   $12,957   $10,461    $8,162    $6,675    $4,863    $3,763
 Fed and state income taxes       3,429     4,564     4,878     3,722     2,915     2,329     1,730     1,361
                              --------- --------- --------- --------- --------- --------- --------- ---------
Income from continuing
   operations                    $5,476    $7,453    $8,079    $6,739    $5,247    $4,346    $3,133    $2,402
   Discontinued operations           --        --      (469)     (246)      (66)       --        --        --
                              --------- --------- --------- --------- --------- --------- --------- ---------
Net Income                       $5,476    $7,453    $7,610    $6,493    $5,181    $4,346    $3,133    $2,402
                              ========= ========= ========= ========= ========= ========= ========= =========

Earnings per share - Basic:
 Income from continuing
   operations                     $1.01     $1.41     $1.54     $1.29     $1.02     $0.95     $0.89     $0.69
 Discontinued operations             --        --     (0.09)    (0.04)    (0.01)       --        --        --
                              --------- --------- --------- --------- --------- --------- --------- ---------
 Net income                       $1.01     $1.41     $1.45     $1.25     $1.01     $0.95     $0.89     $0.69
                              ========= ========= ========= ========= ========= ========= ========= =========

Earnings per share - Diluted:
 Income from continuing
   operations                     $1.00     $1.36     $1.48     $1.24     $0.97     $0.84     $0.73     $0.60
 Discontinued operations             --        --     (0.08)    (0.04)    (0.01)       --        --        --
                              --------- --------- --------- --------- --------- --------- --------- ---------
 Net income                       $1.00     $1.36     $1.40     $1.20     $0.96     $0.84     $0.73     $0.60
                              ========= ========= ========= ========= ========= ========= ========= =========

Cash dividends per share            $--       $--       $--       $--       $--       $--       $--       $--
                              ========= ========= ========= ========= ========= ========= ========= =========

Weighted average shares:
 Basic                        5,415,104 5,271,069 5,232,895 5,203,976 5,155,186 4,578,720 3,538,603 3,478,144
                              ========= ========= ========= ========= ========= ========= ========= =========
 Diluted                      5,489,755 5,490,109 5,453,478 5,430,781 5,424,977 5,352,257 5,201,231 5,150,556
                              ========= ========= ========= ========= ========= ========= ========= =========
                               February  February  February  February  February  February  February  February
                                 2002      2001      2000      1999      1998      1997      1996      1995
                              --------- --------- --------- --------- --------- --------- --------- ---------

Balance Sheet Data:
Working capital                 $19,138   $52,081   $45,139   $39,390   $33,806   $27,375   $23,611   $21,546
Total assets                    273,801   221,240   164,328   134,644    93,248    60,773    55,186    38,277
Total debt                      187,640   147,771    93,390    70,300    45,243    21,000    33,650    20,900
Stockholders' equity             71,467    66,178    58,436    50,537    43,756    38,216    20,421    16,660

       SIXTEEN-YEAR FINANCIAL SUMMARY
(Dollars in thousands, except per share amounts)
                               February  February  February  February  February  February  February February
                                 1994      1993      1992      1991      1990      1989      1988      1987
                              --------- --------- --------- --------- --------- --------- --------- ---------

Statement of Income Data:
Net revenues:
 Farm inputs                    $61,644   $51,088   $33,062   $27,443   $21,236   $9,451     $4,176     $2,833
 Financing income                 3,910     3,474     2,472     1,983     1,515      512        184        165
                              --------- --------- --------- --------- --------- --------- ---------- ---------
Total net revenues               65,554    54,562    35,534    29,426    22,751     9,963     4,360      2,998
                              --------- --------- --------- --------- --------- --------- ---------- ---------

Cost of revenues:
 Farm inputs                    $56,296   $46,447   $30,355   $25,131   $19,215    $8,541    $3,728     $2,441
 Financing expense                1,720     1,308       913     1,039     1,241       365       129        116
 Provision for doubtful notes     1,050       812       471       375       451        53        37         10
                              --------- --------- --------- --------- --------- --------- ---------- ---------
Total cost of revenues          $59,066   $48,567   $31,739   $26,545   $20,907    $8,959    $3,894     $2,567
                              --------- --------- --------- --------- --------- --------- ---------- ---------

Income from continuing
  operations before operating
  expenses and income taxes      $6,488    $5,995    $3,795    $2,881    $1,844    $1,004      $466       $431
Operating expenses                3,404     3,094     1,941     1,637     1,399       585       408        377
                              --------- --------- --------- --------- --------- --------- ---------- ---------

Income from continuing
  operations before income
  taxes                          $3,084    $2,901    $1,854    $1,244      $445      $419       $58        $54
 Fed and state income taxes       1,117     1,045       676       446       183       159        18          7
                              --------- --------- --------- --------- --------- --------- ---------- ---------
Income from continuing
  operations                     $1,967    $1,856    $1,178      $798      $262      $260       $40        $47
  Discontinued operations            --        --        --        --        --        --        --         --
                              --------- --------- --------- --------- --------- --------- ---------- ---------
  Net Income                     $1,967    $1,856    $1,178      $798      $262      $260       $40        $47
                              ========= ========= ========= ========= ========= ========= ========== =========

Earnings per share - Basic:
 Income from continuing
   operations                     $0.58     $0.55     $0.42     $0.42     $0.22     $0.22     $0.03     $0.04
 Discontinued operations             --        --        --        --        --        --        --        --
                              --------- --------- --------- --------- --------- --------- --------- ----------
 Net income                       $0.58     $0.55     $0.42     $0.42     $0.22     $0.22     $0.03     $0.04
                              ========= ========= ========= ========= ========= ========= ========= ==========

Earnings per share - Diluted:
 Income from continuing
   operations                     $0.52     $0.53     $0.42     $0.42     $0.22     $0.22     $0.03     $0.04
 Discontinued operations             --        --        --        --        --        --        --        --
                              --------- --------- --------- --------- --------- --------- --------- ----------
 Net income                       $0.52     $0.53     $0.42     $0.42     $0.22     $0.22     $0.03     $0.04
                              ========= ========= ========= ========= ========= ========= ========= ==========

Cash dividends per share            $--       $--       $--       $--       $--       $--       $--       $--
                              ========= ========= ========= ========= ========= ========= ========== =========
Weighted average shares:

 Basic                        3,408,192 3,360,542 2,784,864 1,910,116 1,179,802 1,179,802 1,179,802 1,179,802
                              ========= ========= ========= ========= ========= ========= ========== =========

 Diluted                      4,893,838 3,524,278 2,822,166 1,910,116 1,179,802 1,179,802 1,179,802 1,179,802
                              ========= ========= ========= ========= ========= ========= ========== =========

                              February  February  February  February  February  February  February  February
                                 1994      1993      1992      1991      1990      1989      1988       1987
                              --------- --------- --------- --------- --------- --------- ---------  ---------

Balance Sheet Data:
Working capital                 $23,034    $8,531    $7,908    $3,470      $358      $281       $36       $14
Total assets                     28,786    20,983    13,971     7,231     3,952     1,421       355       195
Total debt                       13,800     8,000     3,500     2,265       308       636       126        15
Stockholders' equity             14,198    11,760     9,839     4,001       588       326        66        26


           Management's Discussion and Analysis of Financial
                 Condition and Results of Operations

The following discussion should be read in conjunction with the Financial Statements of the Company, the related notes thereto and Selected
Financial Data included elsewhere in this Annual Report.

General

Fiscal 2002 marks the sixteenth consecutive year Ag Services has reached record levels of sales. Net revenues increased 12% to $387.4 million for Fiscal 2002 as compared to $345.7 million in Fiscal 2001. Net income decreased 27% to $5.5 million in 2002 from $7.5 million in 2001.
Revenue increases were mitigated by cool, wet weather conditions during the spring of 2001 and declining interest rates. The impact of reduced interest rates reduced the Company's pre-tax earnings by approximately $3.1 million. The Company reported basic and diluted earnings per share of $1.01 and $1.00 for Fiscal 2002, respectively, compared to $1.41 and $1.36 per share, respectively, in Fiscal 2001.

Results of Operations

Selected Operating Results

The following table sets forth the dollars and percentages of net revenues by the selected items in the Consolidated Statements of Income of the Company.

                      Dollars (in thousands) and Percentage of Total Net Revenue
                      -----------------------------------------------------------
                         Year Ended           Year Ended           Year Ended
                      February 28, 2002    February 28, 2001    February 29, 2000
                      -----------------    -----------------    -----------------
Net revenues:
 Farm inputs          $360,820    93.1%    $313,792    90.8%    $269,517    91.5%
 Financing income       26,536     6.9%      31,861     9.2%      25,067     8.5%
                      ---------  ------    ---------  ------    ---------  ------
Total net revenues    $387,356   100.0%    $345,653   100.0%    $294,584   100.0%
                      ---------  ------    ---------  ------    ---------  ------

Cost of revenues:
 Farm inputs          $344,457    88.9%    $297,489    86.1%    $253,588    86.1%
 Financing expense      13,830     3.6%      17,082     4.9%      12,062     4.1%
 Provision for
  doubtful notes         7,485     1.9%       6,266     1.8%       5,421     1.8%
                      ---------  ------    ---------  ------    ---------  ------
Total cost of
 revenues             $365,772    94.4%    $320,837    92.8%    $271,071    92.0%
                      ---------  ------    ---------  ------    ---------  ------
Income from continuing
  operations before
  operating expenses
  and income taxes     $21,584     5.6%     $24,816     7.2%     $23,513     8.0%
Operating expenses      12,679     3.3%      12,799     3.7%      10,556     3.6%
                      ---------  ------    ---------  ------    ---------  ------
Income from continuing
  operations before
  income taxes         $8,905      2.3%     $12,017     3.5%     $12,957     4.4%

Federal and state
 income taxes            3,429     0.9%       4,564     1.3%       4,878     1.7%
                      ---------  ------    ---------  ------    ---------  ------

Income from continuing
  operations            $5,476     1.4%      $7,453     2.2%      $8,079     2.7%

Discontinued
   operations               --     0.0%          --     0.0%        (469)   (0.2%)
                      ---------  ------    ---------  ------    ---------  ------

Net Income              $5,476     1.4%      $7,453     2.2%      $7,610     2.6%
                      =========  ======    =========  ======    =========  ======


Net Revenues

Net revenues in Fiscal 2002 increased 12% to $387.4 million, compared with $345.7 million in 2001, and $294.6 million in 2000. The Company reached record level of revenues in 2002 through greater volume under the Company's Agri-Flex Credit(R) Financing Program and increases in the Seed and Chemical Financing Program. Fiscal year revenue was impacted significantly by changes in crops planted by customers and reduced interest rates. Cool, wet weather last spring in many areas in North Dakota, South Dakota, Minnesota and portions of Iowa and Nebraska caused many producers to switch to a less favorable mix of crops and to leave a portion of their acres unplanted. This negatively impacted product sales by approximately $10-12 million. Financing income as a percentage of net revenues decreased to 6.9% in Fiscal
2002 from 9.2% in 2001 and 8.5% in 2000. The decrease in financing income as a percentage of net revenues for Fiscal 2002 was primarily a result of a decrease in the average prime lending rate over the prior year of approximately 300 basis points, which is the base rate used by the Company to charge interest on a variable rate basis to its customers. The increase in financing income as a percentage of net revenues for Fiscal 2001 over Fiscal 2000 was primarily a result of an increase in the prime-lending rate by approximately 120 basis points. For the last three fiscal years over 95% of the Company's customers have had variable rate notes, which allows the Company to pass interest rate risk onto its customers.

Cost of Revenues

The total cost of revenues was 94.4% of net revenues for Fiscal 2002, which increased from 92.8% of net revenues in 2001, which increased from 92.0% of net revenues in 2000. The increase in total cost of revenues as a percentage of net revenues in Fiscal 2002 was a result of a decrease in margin on the sale of farm inputs. The gross margin on farm inputs decreased to 4.5% in 2002 from 5.2% in 2001 and 6.0% in 2000. The decrease in gross margin on the sale of farm inputs was the result of a sales mix shift into lower margin inputs which was caused by the delay in spring crop planting described above that reduced seed, chemical and fertilizer sales. Gross margins on the sale of farm inputs were also reduced as a result of increasing the reserve for program discounts as discounts earned by customers have increased due to an improving customer portfolio and competitive influences. In Fiscal 2002, margin on financing decreased to $12.7 million from $14.8 million in 2001 and $13.0 million in 2000. The decrease in financing income is due to a decrease in the average prime lending rate by approximately 300 basis points. Financing expense, as a cost of revenue, is directly affected by changes in the prevailing prime, LIBOR and commercial paper interest rates under the Company's financing agreements. The Company establishes interest rates for customers each year based on the Company's anticipated financing expenses and competitive influences in the market. For Fiscal 2002, 2001 and 2000, the Company offered variable rate notes to customers ranging from prime to 4.0% above prime. Contributing to the decrease in financing margin was the impact of an interest rate swap agreement as discussed in Note 3. The provision for doubtful notes, as a percentage of net revenues, increased slightly to 1.9% in Fiscal 2002 from 1.8% in Fiscal 2001 and 2000.

Operating Expenses

Operating expenses decreased to 3.3% of net revenues in Fiscal 2002 as compared to 3.7% for Fiscal 2001, which increased from 3.6% for Fiscal 2000. The decrease in operating expenses, as a percentage of net revenues for Fiscal 2002, was a result of a decrease in the operating expenses associated with Powerfarm and reduced incentive compensation related to lower Company earnings. The increase in operating expenses as a percentage of net revenues for Fiscal 2001 is attributed to the Company's investment in the build-out of Powerfarm.com. Excluding the impact of Powerfarm, operating expenses for Fiscal 2001 increased only 8.1% from Fiscal 2000.

Manpower expenses increased to $8.6 million in Fiscal 2002 from $8.3 million in 2001 and $7.6 million in 2000. This is a result of the Company adding employees as well as general wage rate increases to existing employees. Although manpower expenses increased in Fiscal
2002, overall operating expenses were down, primarily due to the Company's decreased spending on the build-out of Powerfarm.com.


Discontinued Operations

During Fiscal 2000 the Company decided to discontinue the operations for the three retail service centers in Northwestern Illinois. The
Company began leasing the three retail service centers in May of 1997 as a pilot program to increase its customer base in Northwestern Illinois, as well as create synergies to improve margins on the sale of fertilizer and agricultural chemicals. Due to changes in market conditions at the retail level, the Company was not successful in developing a profitable customer base in the area. In addition, management's long-term strategies for continued growth and profitability are focused on services, information and technology.

Net revenue from the retail facilities for Fiscal 2000 was $1,376,000. Net operating (loss) from discontinued operations was ($176,000) for Fiscal 2000. Loss on disposal of discontinued operations for Fiscal 2000 was $293,000. There was no net revenue or net operating loss from discontinued operations in Fiscal 2002 and 2001.

Net Income

Net income decreased 27% to $5.5 million in Fiscal 2002, compared with $7.5 million in 2001, which decreased from $7.6 million in 2000. The decrease in net income is primarily attributable to the decrease in financing income resulting from the decrease in prime lending rate as discussed above. Also attributing to the decline in net income was the cool, wet weather conditions throughout the Company's primary market area during the first quarter of Fiscal 2002 which delayed the current crop growing season and reduced seed, chemical and fertilizer sales.

Powerfarm

The Company continues to leverage its business model and use of its credit products via the Internet through Powerfarm.com. The Powerfarm website offers growers one of the most comprehensive assortments of agricultural products, services and credit options available in the agricultural industry. The site highlights Ag Services credit programs and allows farmers to apply for credit lines electronically. In addition, existing customers have the ability to access detailed account information 24 hours a day through the site.

Seasonality

The Company's revenues and income are directly related to the growing cycle for crops. Accordingly, quarterly revenues and income vary during each fiscal year. The following table shows the Company's quarterly net revenues and net income for Fiscal 2002 and 2001. This information is derived from unaudited financial statements, which include, in the opinion of management, all normal and recurring adjustments which management considers necessary for a fair statement of results of those periods.
The operating results for any quarter are not necessarily indicative of the results for any future period.

                               Fiscal 2002 Quarter Ended
              -------------------------------------------------------------
                May 31        August 31      November 30      February 28
               --------       ---------      -----------      -----------
                                (Dollars in Thousands)
Net revenues    $164,160      $110,310        $25,104           $87,782

Net income        $1,834        $2,025         $1,297              $320


                               Fiscal 2001 Quarter Ended
              -------------------------------------------------------------
                May 31        August 31      November 30      February 28
               --------       ---------      -----------      -----------
                                (Dollars in Thousands)
Net revenues    $155,801      $103,530        $23,626           $62,696

Net income        $3,124        $2,733           $998              $598

Inflation

The Company does not believe the Company's net revenues and income from continuing operations were significantly impacted by inflation or changing prices in Fiscal 2002, 2001, or 2000.

Adoption of Financial Accounting Standard

Effective March 1, 2001, the Company adopted FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities"
("FAS 133"). FAS 133 requires that all derivative financial instruments that qualify for hedge accounting, such as interest rate swap contracts, be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in fair value of derivative financial instruments are either recognized periodically in income or stockholder's equity (as a component of comprehensive income), depending on whether the derivative is being used to hedge changes in fair value or cash flows. The adoption of FAS 133 did not have a material effect on the primary financial statements, but did reduce Fiscal 2002 comprehensive income by $1.4 million.

Pronouncements Issued Not Yet Adopted

In July 2001, the Financial Accounting Standards Board issued
SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". Statement 141 eliminates the pooling method for accounting for business combinations, requires intangible assets that meet certain criteria to be reported separately from goodwill and requires negative goodwill to be recorded as an extraordinary gain. Statement 142 eliminates the amortization of goodwill and other intangibles that are determined to have an indefinite life and requires annual impairment tests for those assets. The Company has completed its full assessment of the effects of these new pronouncements on its financial statements and has determined that there will be no impact on the financial statements upon adoption of these standards.

Liquidity and Capital Resources

Due to the seasonality of the Company's revenues and the terms of its customer notes receivable, the Company is required to finance the carrying of its revenues as customer notes receivable, for a majority of its fiscal year. As a result, the Company's need for capital has increased significantly due to its rapid growth. At February 28, 2002 and 2001, the Company had approximately $153 million and $120 million respectively, in commitments to supply farm inputs.

The Company has funded its operating requirements and growth through a combination of retained earnings, equity capital, trade credit and bank and commercial paper borrowings. For the Fiscal years ended
February 28, 2002, 2001 and 2000, the Company financed its purchase of farm inputs from the following sources in the respective percentages indicated: bank and commercial paper borrowings 78.6%, 79.2% and 78.3%; trade credit 3.3%, 4.3% and 4.5%; and equity 18.1%, 16.5% and 17.1%.
The increase in bank and commercial paper borrowings as a percentage of farm input purchases is a result of the Company's decision to finance more of its farm input purchases through the favorable terms of commercial paper borrowings. Capital expenditures have been financed through bank borrowings. The Company's principal source of working capital has been bank and commercial paper borrowings, retained earnings, a $2.5 million sale of common stock by the Company, the $4.7 million from its initial public offering of common stock in August 1991, and the $12.9 million from its convertible subordinated debenture offering in April 1993, which was converted to common stock in Fiscal 1997. In March 1997, the Company negotiated a $135 million asset backed securitized financing program through February 2002. This facility was increased to $325 million in June of 2000 and to $345 million in 2001 and is now extended through November 2002. The Company's asset backed securitized financing program can be drawn upon based on a percentage of customer notes receivable.
The Company has generally borrowed up to the full amount available on its commercial paper facility. The total outstanding under commercial paper borrowings as of February 28, 2002, 2001 and 2000, was $132.5 million, $110.0 million, and $75.5 million, respectively, with an additional maximum amount available of approximately $6.9 million, $2.5 million, and $0.4 million, respectively, based on a percentage of customer notes receivable as provided by the agreements. The agreements are collateralized by a lien on substantially all of the Company's assets. Under the terms of the five year asset backed securitized financing program, the Company sells and may continue to sell or contribute certain notes receivable to Ag Acceptance Corporation ("Ag Acceptance"), a wholly owned, special purpose subsidiary of the Company. Ag Acceptance pledges its interest in these notes receivable to a commercial-paper market conduit entity and incurs interest at variable rates in the commercial paper market (current effective rates range from 1.87% to 1.94% at February 28, 2002). The Company may make these interest rate elections at any time during each Fiscal year in which the agreement is in effect and for any amount. The Company's current financing program expires in November 2002 and several financing alternatives are presently being considered. The terms of the Company's trade credit vary for each supplier and type of crop input.

The Company also has a $30 million term note that matures in November of 2002. Additional terms of the agreement allow for two variable interest rate alternatives based on prime or LIBOR (current effective rates range from 3.90% to 5.25% at February 28, 2002). At February 28, 2002 the Company had $30 million outstanding under the term loan.

In conjunction with the securitized financing program and the term loan, Ag Services maintains a $15 million revolving bank line of credit through November 2002. The line of credit is accessible to cover any potential deficiencies in available funds financed through the securitization program. The terms of the agreement allow for two variable interest rate alternatives based on prime or LIBOR (current effective rates range from 3.90% to 5.25% at February 28, 2002). The total outstanding under the revolving line of credit at February 28, 2002 and 2001 was $15.0 million and $7.8 million, respectively.

All borrowings are collateralized by substantially all assets of the Company. The agreements as discussed above contain various restrictive covenants, including, among others, restrictions on mergers, issuance of stock, declaration or payment of dividends, transactions with affiliates, loans to stockholders, and requirements that the Company maintain certain levels of equity and pretax earnings. These restrictions are in effect unless written consent is obtained. Advances under the agreements are also subject to portfolio performance, financial covenant restrictions, and borrowing base calculations. The
Company was in violation of financial covenants at February 28, 2002, however, the note holders have waived these covenant violations.

The Company closed on a new financing agreement during December of 2001. Under the terms of the agreement, the Company may borrow up to $3.9 million, with a declining balance provision, on a revolving line of credit through April 2022. This credit agreement was used to finance construction costs of the Company's new corporate headquarters at a fixed interest rate of 5.74% for five years.
The total outstanding under the credit agreement was $3.5 million at February 28, 2002. The agreement also contains various restrictive financial covenants.

In February 2002, three executive officers of the Company, who are also the original founders of the Company, loaned an aggregate $4.4 million to the Company, due on March 31, 2003. The Company makes monthly interest payments to these officers at a variable interest rate of 0.5% below the prime rate (current effective rate is 4.25% at February 28, 2002). These notes are unsecured.

The Company maintains an interest-rate risk-management strategy that uses derivative instruments to minimize significant, unanticipated earnings fluctuations caused by interest-rate volatility. The Company's specific goal is to lower (where possible) the cost of its borrowed funds.

In July 2000, the Company entered into an interest rate swap agreement related to their $30 million term note. The swap is utilized to manage interest rate exposures and is designated as a highly effective cash flow hedge. The differential to be paid or received on the swap agreement is accrued as interest rates change and is recognized over the lives of the agreements in interest expense. The swap agreement is a variable receive/fixed pay swap which expires in July, 2005 and has the effect of converting the interest rate paid on the $30 million term note to a fixed rate of 9.78%. The notional amount at inception was $30 million and will decrease by $7.5 million annually in each July 2002, 2003, 2004 and 2005. Included in other comprehensive income is a loss of approximately $1.4 million relating to the fair value of this swap agreement as of February 28, 2002. As this instrument ages toward maturity and/or the interest rates increase, the loss will be reclassified from accumulated other comprehensive income into earnings.
As of February 28, 2002, the amount of net deferred losses in accumulated other comprehensive income which will be reclassified into earnings during the next twelve months is an amount which, when added to the cash interest payments on the $30 million term note, will result in interest expense on the term note of 9.78%.

The Company's current securitized financing program, term note and revolving line of credit, expire in November 2002. The Company is presently considering several financing alternatives and believes the options available to it will be sufficient to finance the Company and it's operations in the foreseeable future. Failure to obtain alternative financing resources would materially impair the Company's ability to finance sufficient sales of farm inputs in order to continue operations under the normal course of business.

Quantitative and Qualitative Disclosures About Market Risk

At February 28, 2002, the Company had $187.6 million outstanding in notes payable at an average variable interest rate of 3.64%.
The Company has an interest rate swap which effectively converts $30 million of this variable rate debt to a fixed rate instrument. The Company also has a building loan with a fixed rate of interest. After considering the effect of the swap and the building loan, the Company has floating rate debt of $151.9 million at a variable
interest rate of 2.38%.   A 10% increase in the average variable
interest rate would increase interest expense by approximately
24 basis points. Assuming similar average outstanding borrowings for Fiscal 2002 of $246 million, this would increase the Company's interest expense by approximately $591,000.

The above sensitivity analysis is to provide information about the Company's potential market risks as they pertain to an adverse change in interest rates. The above analysis excludes the positive impact that increased interest rates would have on financing income as more than 95% of the Company's notes receivable are variable rate notes.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Information contained in this report, other than historical information, should be considered forward looking, which reflect Management's current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following: general economic conditions within the agricultural industry; competitive factors and pricing pressures; changes in product mix; changes in the seasonality of demand patterns; changes in weather conditions; changes in agricultural regulations; and other risks detailed in the Company's Securities and Exchange Commission filings.

McGladrey & Pullen, LLP                                    RSM
 Certified Public Accountants and Consultants              international


                 INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Ag Services of America, Inc.
Cedar Falls, Iowa



We have audited the accompanying consolidated balance sheets of Ag
Services of America, Inc. and its subsidiary as of February 28, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended February 28, 2002, February 28, 2001 and February 29, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ag Services of America, Inc. as of February 28 2002 and 2001, and the results of their operations and their cash flows for the years ended February 28, 2002, February 28, 2001 and February 29, 2000 in conformity with accounting principles generally accepted in the United States of America.


                                   /s/ McGladrey & Pullen, LLP


Des Moines, Iowa
April 10, 2002, except for the fourth paragraph of Note 3 as to which the date is May 28, 2002

                AG SERVICES OF AMERICA, INC.

                CONSOLIDATED BALANCE SHEETS
           February 28, 2002 and February 28, 2001
                   (Dollars in Thousands)
  ASSETS (Note 3)                                  2002        2001
                                               ----------- -----------
CURRENT ASSETS
  Cash                                                $42         $61
  Customer notes receivable, less allowance for
    doubtful notes and reserve for discounts
    2002 $10,521; 2001 $7,960 (Notes 2 and 6)     202,981     167,554
  Inventory and other assets                        3,466       6,700
  Foreclosed assets held for sale                   2,314       1,881
  Prepaid income taxes                                735          --
  Deferred income taxes, net (Note 5)               4,030       2,780
                                               ----------- -----------
                 Total current assets            $213,568    $178,976
                                               ----------- -----------
LONG-TERM RECEIVABLES AND OTHER ASSETS
  Customer notes receivable, less allowance
    for doubtful notes 2002 $4,079; 2001 $3,490
    (Note 2)                                      $51,166     $37,844
  Loan origination fees, less accumulated
    amortization 2002 $513; 2001 $754                 598         917
  Deferred income taxes, net (Note 5)               2,335       1,290
                                               ----------- -----------
                                                  $54,099     $40,051
                                               ----------- -----------
PROPERTY AND EQUIPMENT
  Land and building                                $5,316        $938
  Equipment, less accumulated depreciation
  2002 $1675; 2001 $1,487                             818       1,275
                                               ----------- -----------
                                                   $6,134      $2,213
                                               ----------- -----------
                                                 $273,801    $221,240
                                               =========== ===========
  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable, inluding current maturities     $179,736    $119,604
     (Note 3)
  Outstanding checks in excess of bank balances    10,723       3,934
  Accounts payable                                  1,738         630
  Accrued expenses, including due to officers
       2002 $257; 2001 $591                         2,233       2,457
  Income taxes payable                                 --         270
                                               ----------- -----------
                 Total current liabilities       $194,430    $126,895
                                               ----------- -----------

LONG-TERM LIABILITIES (Note 3)                     $7,904     $28,167
                                               ----------- -----------

COMMITMENTS AND CONTINGENCIES (Notes 3, 4 and 7)

STOCKHOLDERS' EQUITY (Note 3)
  Capital stock, common, no par or stated value;
    authorized 10,000,000 shares; issued 2002
    5,468,864 shares; 2001 5,281,064 shares       $24,396     $23,173
    (Notes 6 and 8)
  Retained earnings                                48,481      43,005
  Accumulated other comprehensive income(loss)     (1,410)         --
                                               ----------- -----------
                                                  $71,467     $66,178
                                               ----------- -----------
                                                 $273,801    $221,240
                                               =========== ===========

See Notes to Consolidated Financial Statements.

                     AG SERVICES OF AMERICA, INC.

                  CONSOLIDATED STATEMENTS OF INCOME
  Years Ended February 28, 2002, February 28, 2001, and February 29, 2000
            (Dollars in Thousands, Except Per Share Amounts)

                                        2002        2001        2000
                                    ----------- ----------- -----------
Net revenues:
  Farm inputs                         $360,820    $313,792    $269,517
  Financing income                      26,536      31,861      25,067
                                    ----------- ----------- -----------
                                      $387,356    $345,653    $294,584
                                    ----------- ----------- -----------
Cost of revenues:
  Farm inputs                         $344,457    $297,489    $253,588
  Financing expense                     13,830      17,082      12,062
  Provision doubtful notes (Note 2)      7,485       6,266       5,421
                                    ----------- ----------- -----------
                                      $365,772    $320,837    $271,071
                                    ----------- ----------- -----------

                                       $21,584     $24,816     $23,513

Operating expenses (Notes 4 and 7)      12,679      12,799      10,556
                                    ----------- ----------- -----------
    Income from continuing
     operations before income taxes     $8,905     $12,017     $12,957

Income taxes (Note 5)                    3,429       4,564       4,878
                                    ----------- ----------- -----------
 Income from continuing operations      $5,476      $7,453      $8,079
                                    ----------- ----------- -----------
Discontinued operations (Note 10):
  (Loss) from operations, net              $--         $--       ($176)
  (Loss) on disposal of discontinued
        operations, net                     --          --        (293)
                                    ----------- ----------- -----------
                                           $--         $--       ($469)
                                    ----------- ----------- -----------
        Net income                      $5,476      $7,453      $7,610
                                    =========== =========== ===========

Earnings per share - Basic
  (Notes 6 and 8):
 Income from continuing operations       $1.01       $1.41       $1.54
 Discontinued operations                    --          --      ($0.09)
                                    ----------- ----------- -----------
 Net income                              $1.01       $1.41       $1.45
                                    =========== =========== ===========

Earnings per share - Diluted
  (Notes 6 and 8):
 Income from continuing operations       $1.00       $1.36       $1.48
 Discontinued operations                    --          --      ($0.08)
                                    ----------- ----------- -----------
 Net income                              $1.00       $1.36       $1.40
                                    =========== =========== ===========

Weighted average shares
  (Notes 6 and 8):
 Basic                               5,415,104   5,271,069   5,232,895
                                    =========== =========== ===========

 Diluted                             5,489,755   5,490,109   5,453,478
                                    =========== =========== ===========

See Notes to Consolidated Financial Statements.

                 AG SERVICES OF AMERICA, INC.

        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
   Years Ended February 28, 2002, February 28, 2001, and February 29, 2000
                  (Dollars in Thousands)
                                         Capital Stock
                                      -------------------
                                                                             Accumulated
                                                                                 Other
                                         Shares                   Retained   Comprehensive            Comprehensive
                                         Issued       Amount      Earnings   Income (Loss)   Total        Income
                                      ------------ ------------ ------------ ------------ ------------ ------------
Balance, February 28, 1999              5,212,604      $22,595      $27,942          $--      $50,537
  Comprehensive income:
    Net income                                 --           --        7,610           --        7,610       $7,610
                                                                                                       ============
  Issuance of capital stock
    upon the exercise of
    options (Note 6)                       35,225          270           --           --          270
  Issuance of capital stock
    under stock purchase plan
    (Note 6)                                1,210           19           --           --           19
                                      ------------ ------------ ------------ ------------ ------------
Balance, February 29, 2000              5,249,039      $22,884      $35,552          $--      $58,436
  Comprehensive income:
    Net income                                 --           --        7,453           --        7,453       $7,453
                                                                                                       ============
  Issuance of capital stock
    upon exercise of
    options (Note 6)                       31,525          278           --           --          278
  Issuance of capital stock
    under stock purchase plan
    (Note 6)                                  500           11           --           --           11
                                      ------------ ------------ ------------ ------------ ------------
Balance, February 28, 2001              5,281,064      $23,173      $43,005          $--      $66,178
  Comprehensive income:
    Net income                                 --           --        5,476           --        5,476        5,476
    Other comprehensive income
      (loss), net of tax
        Interest rate swap (Note 3):
          Cumulative effect of the
            change in accounting
            principle                          --           --           --       (1,313)      (1,313)      (1,313)
          Change for the year                  --           --           --          (97)         (97)         (97)
                                                                                                       ------------
  Total comprehensive income                                                                                $4,066
                                                                                                       ============
  Issuance of capital stock
    upon the exercise of
    options (Note 6)                      187,700          717           --           --          717
  Tax benefit from employee
    stock options exercised                    --          505           --           --          505
  Issuance of capital stock
    under stock purchass plan
    (Note 6)                                  100            1           --           --            1
                                      ------------ ------------ ------------ ------------ ------------
Balance, February 28, 2002              5,468,864      $24,396      $48,481      ($1,410)     $71,467
                                      ============ ============ ============ ============ ============


See Notes to Consolidated Financial Statements.

                AG SERVICES OF AMERICA, INC.

           CONSOLIDATED STATEMENTS OF CASH FLOWS
   Years Ended February 28, 2002, and February 28, 2001 and February 29, 2000
                  (Dollars in Thousands)
                                             2002         2001         2000
                                          -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                  $5,476       $7,453       $7,610
  Adjustments to reconcile net income to
   net cash (used in) operating activities:
    Depreciation                                 486          485          504
    Amortization                                 344          300          219
    Deferred income taxes                     (1,470)      (1,858)        (690)
    (Gain)loss on sale of equipment              149          (62)         (10)
    Loss on disposal of discontinued
        operations, net                           --           --          293
    Change in assets and liabilities:
       (Increase) in customer notes
         receivable                          (50,104)     (52,333)     (25,867)
       (Increase)decrease in inventory
           and other assets                    3,234       (1,837)       2,165
       (Increase)decrease in prepaid and
           income taxes payable                 (500)       1,192       (1,458)
       Increase (decrease) in accounts
           payable and accrued expenses          884         (456)        (323)
                                          -----------  -----------  -----------
         Net cash (used in) operating
             activities                     ($41,501)    ($47,116)    ($17,557)
                                          -----------  -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of equipment               $126         $224         $167
  Purchase of building and equipment          (4,682)        (778)        (726)
  Proceeds from sale of foreclosed assets
    held for sale                              1,916          296          237
  Purchase of foreclosed assets held
    for sale                                    (994)        (810)      (4,856)
                                          -----------  -----------  -----------
         Net cash (used in) investing
              activities                     ($3,634)     ($1,068)     ($5,178)
                                          -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from short-term borrowings         $4,404      $31,450      $42,325
  Principal payments on short-term
    borrowings                                    --      (49,350)     (42,325)
  Proceeds from long-term borrowings         362,572      288,663      231,556
  Principal payments on long-term
    borrowings                              (329,342)    (216,382)    (208,466)
  Increase (decrease) in excess of
    outstanding checks over bank balances      6,789       (5,900)        (152)
  Loan origination fees                          (25)        (570)        (514)
  Proceeds from issuance of
    capital stock, net (Note 6)                  718          289          289
                                          -----------  -----------  -----------
         Net cash provided by financing
               activities                    $45,116      $48,200      $22,713
                                          -----------  -----------  -----------
         Increase (decrease) in cash            ($19)         $16         ($22)

CASH
   Beginning                                      61           45           67
                                          -----------  -----------  -----------
   Ending                                        $42          $61          $45
                                          ===========  ===========  ===========

SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION
   Cash payments for:
      Interest                               $13,415      $16,635      $12,203
      Income taxes                            $5,399       $3,372       $6,760

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES
  Deferred revenue on donated land                --         $875           --
  Customer notes receivable transferred
    to foreclosed assets held for resale      $1,355         $292           --
  Foreclosed assets held for resale
    transferred to customer notes
    receivable                                    --           --       $4,380

See Notes to Consolidated Financial Statements.

                       AG SERVICES OF AMERICA, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   Nature of Business and Significant Accounting Policies

Nature of business:

The Company's operations consist primarily of the retail sale of farm inputs to agricultural producers located throughout the United States through direct financing of these farm inputs on credit terms that the Company establishes for its customers.

Basis of presentation:

The consolidated financial statements include the accounts of Ag Services of America, Inc. (the Company) and its subsidiaries,
Ag Acceptance Corporation and Powerfarm, Inc., which are wholly-owned. All material intercompany balances and transactions have been eliminated in consolidation.

Unless otherwise noted, all dollar amounts presented are in thousands except per share amounts.

Accounting estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for doubtful notes.

Significant accounting policies:

Revenue recognition and seasonal nature of business:

The Company recognizes revenue from the sales of farm inputs such as seed, fertilizer and agricultural chemicals upon delivery to the customers and for cash advances for other farm inputs such as cash rents, fuel, irrigation and custom application costs at the time cash is advanced. Revenue from services, primarily program fees, are recognized at estimated realizable amounts as the services are performed. Insurance brokerage revenues are recognized generally on the effective date of the policies or on the billing date, whichever is later. During the three years ended February 28, 2002, 2001 and February 29, 2000, the percentage of net revenues attributable to the sale of seed, fertilizer, agricultural chemicals and other farm inputs, including among others, cash rents, fuel, and irrigation was as follows.

                       2002       2001       2000
                    ---------- ---------- ----------
Seed                     14.8%      12.8%      13.7%
Fertilizer               11.3%      12.5%      12.9%
Chemicals                12.3%      14.0%      15.0%
Other farm inputs        54.8%      51.5%      50.0%
Financing                 6.8%       9.2%       8.4%
                    ---------- ---------- ----------
Total income            100.0%     100.0%     100.0%
                    ========== ========== ==========

Financing income on customer notes receivable is accrued based upon the principal amount of the underlying note. The Company does not accrue interest on notes where any portion is classified as doubtful.
An account is considered doubtful when the account may not be collected in full due to deficiencies regarding either the customer or the collateral. When previously accrued interest is deemed to be uncollectible, such amount is charged to the allowance for doubtful notes.

Due to the nature of the Company's operations, the majority of revenues are generated in the months of April through June of each fiscal year. The Company's debt financing requirements to fund operations corresponds with the revenue cycle. Historically, the percentage of net revenues recognized in each quarter has approximated the following:

     First quarter, March 1 to May 31                 44%
     Second quarter, June 1 to August 31              30%
     Third quarter, September 1 to November 30         8%
     Fourth quarter, December 1 to February 28        18%

Customer notes receivable and allowance for doubtful notes:

Customer notes receivable are stated at the principal amounts outstanding reduced by the reserve for unearned discounts and the allowance for doubtful notes. The reserve for unearned discounts is maintained at an amount considered to be adequate based on past experience of cash discounts granted. The reserve is increased by provisions recorded as a reduction of revenues and is reduced by cash discounts granted to customers. The allowance for doubtful notes is maintained at an amount considered adequate to provide for losses that reasonably can be anticipated. The allowance is increased by provisions charged to cost of revenues and recoveries of notes previously charged off and is reduced by charge-offs. Management determines the adequacy of the allowance based on an evaluation of the note portfolio, recent note loss experience and other pertinent factors.

Customer notes receivable are considered impaired when based on current information and events, it is probable the Company will not be able to collect all amounts due. The portion of the allowance for doubtful notes applicable to collateral dependent impaired (nonaccrual) customer notes receivable has been computed based on the fair value of the collateral. The entire change in the fair value of the collateral of a collateral dependent impaired (nonaccrual) customer note receivable is reported as a change in the provision for doubtful notes. Financing income is not recognized on impaired (nonaccrual) customer notes receivable until all principal has been collected.

Inventories:

Inventories, primarily chemicals, are valued at lower of cost
(first-in, first-out method) or market.

Foreclosed assets held for sale:

Foreclosed assets, primarily real estate, are valued at lower of cost or fair market value minus estimated costs to sell.

Property, equipment and depreciation:

Land, which is the land donated by the City of Cedar Falls, Iowa is carried at $875, which is the estimated fair market value of the land at the date of the grant. The corresponding deferred revenue associated with the land donated to the Company is included in accrued expenses and will be amortized by the straight-line method over the estimated life of the building placed into service on February 11, 2002. Building, primarily the office space constructed on the donated land is carried at cost and is being depreciated using the straight-line method over 40 years.

Equipment, primarily transportation and office equipment, is carried at cost and is depreciated using declining-balance methods over the estimated useful lives ranging from three to seven years.

Loan origination fees:

The Company pays loan origination fees to lenders in connection with its borrowing programs. These fees are deferred and amortized using the straight-line method over the life of the respective loan agreement.

Advertising costs:

The Company charges the costs of advertising to expense as incurred. Advertising expense for the years ended February 28, 2002, February 28, 2001 and February 29, 2000 was $663, $1,071 and $390,
respectively.

Income tax matters:

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock options issued to employees:

The Company has adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", which establishes a fair value based method for the financial reporting of its stock-based employee compensation plans. However, as allowed by the new standard, the Company has elected to continue to apply the intrinsic value based method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Under this method, compensation is measured as the difference between the market value of the stock on the grant date, less the amount required to be paid for the stock. The difference, if any, is charged to expense over the period of service.

Fair value of financial instruments:

The carrying amount of cash, current customer notes receivable and accounts payable approximates fair value because of the relative short maturity of these instruments. The carrying amount of non-current customer notes receivable and notes payable approximate fair value because these instruments bear interest at approximate current rates offered to credit customers and available to the Company for similar borrowings. The fair value of the interest rate swap agreement discussed in Note 3 is based on the market price provided by the commercial bank which is counterparty to the agreement, and represents the amount the Company would pay or receive to terminate the agreement.

Earnings per share:

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of shares outstanding. In computing diluted earnings per share, the dilutive effect of stock options during the periods presented increase the weighted average number of shares.

Reportable operating segments:

Effective March 1, 1998, the Company adopted SFAS No. 131,
"Disclosures about Segments of an Enterprise and Related
Information." The Company has only one operating segment that meets the quantitative thresholds of SFAS No. 131.

Adoption of FAS 133:

The Company adopted Statement of Financial Accounting Standards
No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities, on March 1, 2001. In accordance with the transition provisions of FAS 133, the Company recorded a net-of-tax cumulative-effect-type adjustment of $1,313 in accumulated other comprehensive income to recognize at fair value all derivatives that are designated as cash-flow hedging instruments.

Derivative instruments and hedging activities:

All derivatives are recognized on the balance sheet at their fair value. The Company uses derivative instruments solely in connection with borrowings on their term debt. On the date the derivative contract is entered into, the Company designates the derivative as a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized liability ("cash flow" hedge). Changes in the fair value of a derivative that is highly effective, and that is designated and qualifies as a cash-flow hedge, are recorded in other comprehensive income, until earnings are affected by the variability of cash flows (e.g., when periodic settlements on a variable-rate liability are recorded in earnings).

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedged transactions. This process includes linking all derivatives that are designated as cash-flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions.

The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

Note 2.   Customer Notes Receivable

Customer notes receivable consist of the following:

                                       As of           As of
                                    February 28,    February 28,
                                        2002            2001
                                    ------------    ------------

Prior years                             $850           $1,962
1998 spring accounts                   4,176            8,061
1999 spring accounts                  10,712           15,372
2000 spring accounts                  17,501           95,384
2001 spring accounts                 107,125           75,288
2002 spring accounts                  97,022               --
Intermediate accounts                 31,361           20,781
                                    --------         --------
                                    $268,747         $216,848
Less reserve for discounts             5,100            4,150
Less allowance for doubtful notes      9,500            7,300
                                    --------         --------
                                    $254,147         $205,398
                                    ========         ========

The amount of principal and accrued and unpaid interest applicable to the customer notes receivable were as follows:

                                   As of           As of
                                February 28,     February 28,
                                    2002             2001
                                ------------     -----------
Principal                         $263,928         $211,767
Accrued interest                     4,819            5,081
                                -----------      -----------
  Total                           $268,747         $216,848
                                ===========      ===========

Accrued interest is primarily included on the balance sheet with customer notes receivable.

Impaired (nonaccrual) customer notes receivable are summarized as follows:
                                    As of             As of
                                  February 28,     February 28,
                                     2002              2001
                                 ------------      -----------
 Principal                         $25,417           $21,689
 Accrued interest                      812               890
                                 -----------      ------------
 Total                             $26,229           $22,579
                                 ===========      ============

Allowance provided for impaired
 (nonaccrual) notes, included
 in allowance for doubtful
 notes                              $4,216            $2,626
                                 ===========      ============

Average balance of impaired
 (nonaccrual) customer notes
 receivable outstanding
 during fiscal year                $29,134           $16,285
                                 ===========      ============

Number of customers                    115                98



The Company collected and recorded $186, $118 and $91 of interest income on impaired (nonaccrual) notes receivable during Fiscal
2002, 2001 and 2000, respectively.

It is the Company's policy to obtain a lien on the customer's growing crop, along with an assignment of the customer's federal crop insurance and government farm program payments, if available. The Company extends discounts to customers paying their notes on or before January 15 for north accounts and January 31 for south accounts ranging from 1% to 3%. The notes bear interest from 8.0% to 10.5% for fixed rate notes and from prime to 4.0% above the prime rate as listed in the Wall Street Journal (currently 4.75% at February 28, 2002) for variable rate notes.

Due to the Company's customers' marketing strategies and the timing of their receiving payment on insurance claims and government subsidies, it is the Company's normal operating policy to carry customer notes receivable past their due date of January 15 for north accounts and January 31 for south accounts. The amount of customer notes receivable that was past due at February 28, 2002, 2001 and 2000 was $140,364, $120,779 and $84,046 respectively.

Changes in the allowance for doubtful notes are summarized as follows:

                             Year Ended   Year Ended   Year Ended
                            February 28, February 28, February 29,
                                2002         2001         2000
                            ------------ ------------ ------------
Balance, beginning             $7,300       $4,550       $3,695
 Provision charged to
  operating expense             7,485        6,266        5,432
 Recoveries of
  charged-off notes               756          515          155
 Notes charged-off             (6,041)      (4,031)      (4,732)
                            ----------    ---------    ---------
Balance, ending                $9,500       $7,300       $4,550
                            ==========    =========    =========

The following table shows the Company's classification of its customer notes receivable:

                                    February 28, 2002
              -----------------------------------------------------------------------------------
                                              Sub-
              Acceptable(1)    Watch(2)    standard(3)   Doubtful(4)     Loss(5)        Total
              ------------- ------------- ------------- ------------- ------------- -------------
Prior Years            $--          $164          $675           $11           $--          $850
1998 spring
   accounts             --         1,174         2,413           589            --         4,176
1999 spring
   accounts            198         1,806         7,256         1,452            --        10,712
2000 spring
   accounts          5,859         3,773         3,346         4,523            --        17,501
2001 spring
   accounts         86,656        13,397         6,000         1,072            --       107,125
              ------------- ------------- ------------- ------------- ------------- -------------
Total past
       due         $92,713       $20,314       $19,690        $7,647           $--      $140,364
              ------------- ------------- ------------- ------------- ------------- -------------
2002 spring
   accounts        $97,022           $--           $--           $--           $--       $97,022
Intermediate
   accounts         25,383         2,496         3,334           148            --        31,361
              ------------- ------------- ------------- ------------- ------------- -------------
                  $122,405        $2,496        $3,334          $148           $--      $128,383
              ------------- ------------- ------------- ------------- ------------- -------------
Total customer
 notes
 receivable       $215,118       $22,810       $23,024        $7,795           $--      $268,747
              ============= ============= ============= ============= ============= =============


                                     February 28, 2001
              -----------------------------------------------------------------------------------
                                              Sub-
              Acceptable(1)    Watch(2)    standard(3)   Doubtful(4)     Loss(5)        Total
              ------------- ------------- ------------- ------------- ------------- -------------
Prior Years            $--           $--          $697           $--           $--          $697
1997 spring
   accounts             --            28         1,033           204            --         1,265
1998 spring
   accounts             --         3,419         3,291         1,351            --         8,061
1999 spring
   accounts          2,294         4,553         8,259           266            --        15,372
2000 spring
   accounts         67,587        14,110        12,815           872            --        95,384
              ------------- ------------- ------------- ------------- ------------- -------------
Total past
       due         $69,881       $22,110       $26,095        $2,693           $--      $120,779
              ------------- ------------- ------------- ------------- ------------- -------------
2001 spring
   accounts        $75,288           $--           $--           $--           $--       $75,288
Intermediate
   accounts         15,546         1,340         3,895            --            --        20,781
              ------------- ------------- ------------- ------------- ------------- -------------
                   $90,834        $1,340        $3,895           $--           $--       $96,069
              ------------- ------------- ------------- ------------- ------------- -------------
Total customer
 notes
 receivable       $160,715       $23,450       $29,990        $2,693           $--      $216,848
              ============= ============= ============= ============= ============= =============

(1) A customer note receivable is classified by the Company as "acceptable" if a customer account does not display any deficiencies regarding either the customer or the collateral.

(2) A customer note receivable is classified by the Company as "watch" if a customer account is secured by adequate collateral which may possibly become impaired if not closely monitored by the Company. In addition, certian of these accounts, while adequately collateralized, have required an extended period of time to receivce payment in full.

(3) A customer note receivable is classified by the Company as "substandard" if a customer account displays limited deficiencies regarding either the customer or the collateral. Payment in full is still considered likely and will require more than normal servicing and monitoring. Some probability of loss potential, while existing in the aggregate amount of substandard notes receivable, does not have to exist in individual notes classified as substandard.

(4) A customer note receivable is classified by the Company as "doubtful" if a customer account displays significant deficiencies regarding either the customer or the collateral. The "doubtful" classification does not mean that the customer note receivable has no likelihood of payment. However, under this classification, the deficiencies may result in the Company receiving less than payment in full.

(5) A customer note receivable is classified by the Company as "loss" if a customer account is clearly not performing. The "loss" classification does not mean that the loan has absolutely no recovery value in the future, but that currently there is limited liquidation value.

When determining the amount of a customer's credit limit, the Company estimates the value of the collateral. If there are superior liens on the collateral, such as a landlord's lien on the crop, the Company will not include the value of the collateral, to the extent of the amount of the superior lien, when determining a customer's credit limit. In the opinion of management, superior liens are not material to the Company's operations and do not materially affect the Company's rights because the Company values its collateral net of any existing superior liens.

Note 3.   Pledged Assets and Related Debt

The Company entered into an asset backed securitized financing program through November 2002, with a maximum available borrowing amount of $375 million. Under the terms of the facility, the Company sells and may continue to sell or contribute certain notes receivable to Ag Acceptance Corporation ("Ag Acceptance", a wholly owned, special purpose subsidiary of the Company. Ag Acceptance pledges its interest in these notes receivable to a commercial paper market conduit entity with respect to $305 million of the facility that incurs interest at variable rates in the commercial paper market (current effective rates range from 1.87% to 1.94% at February 28, 2002) and the remaining $70 million is a three-year term note with interest at a variable cost of LIBOR plus 25 basis points (current effective rate is 2.10%). This program contains wind down provisions which call for an orderly collection of the notes receivable and pay down of the outstanding borrowings in the event the rogram is not fully paid prior to maturity. At February 28, 2002 and February 28, 2001, the
Company had a maximum amount available under the asset backed securitization financing program of approximately $6,933 and $2,506, respectively, based on a borrowing base computation as provided by the agreement. The total outstanding under the asset backed securitized financing program at February 28, 2002 and February 28, 2001 was $132,501 and $110,001, respectively.

The Company also has a $30 million term loan that matures in November of 2002. Additional terms of the agreement allow for two variable interest rate alternatives based on prime or LIBOR
(current effective rates range from 3.90% to 5.25% at February 28, 2002). At February 28, 2002 the Company had $30 million outstanding under the term loan.

In conjunction with the securitized financing program and the term loan, the Company maintains a $15 million revolving bank line of credit through November 2002. The line of credit is accessible to cover any potential deficiencies in available funds financed through the securitization program. The terms of the agreement allow for two variable interest rate alternatives based on prime or LIBOR (current effective rates range from 3.90% to 5.25% at February 28, 2002). The total outstanding under the revolving line of credit at February 28, 2002 was $15,000.

All borrowings are collateralized by substantially all assets of the Company. The agreements as discussed above contain various restrictive covenants, including, among others, restrictions on mergers, issuance of stock, declaration or payment of dividends, transactions with affiliates, loans to stockholders, and requirements that the Company maintain certain levels of equity and pretax earnings. These restrictions are in effect unless written consent is obtained. Advances under the agreements are also subject to portfolio performance, financial covenant restrictions, and borrowing base calculations. The Company was in violation of various covenants at February 28, 2002; however, the note holders, by notice dated
May 28, 2002, have waived these violations.

The Company closed on a new financing agreement during December of 2001. Under the terms of the agreement, the Company may borrow up to $3.9 million, with a declining balance provision, on a revolving line of credit through April 2022. This credit agreement was used to finance construction costs of the Company's new corporate headquarters at a fixed interest rate of 5.74% for five years. The agreement also contains various restrictive financial covenants.

In February 2002, three executive officers of the Company, who are also the original founders of the Company, loaned an aggregate $4,404 to the Company, due on March 31, 2003. The Company makes monthly interest payments to these officers at a variable interest rate of 0.5% below the prime rate (current effective rate is 4.25% at February 28, 2002). These notes are unsecured.

The Company maintains an interest-rate risk-management strategy that uses derivative instruments to minimize significant, unanticipated earnings fluctuations caused by interest-rate volatility. The Company's specific goal is to lower (where possible) the cost of its borrowed funds.

In July 2000, the Company entered into an interest rate swap agreement related to their $30 million term note. The swap is utilized to manage interest rate exposures and is designated as a highly effective cash flow hedge. The differential to be paid or received on the swap agreement is accrued as interest rates change and is recognized over the lives of the agreements in interest expense. The swap agreement is a variable receive/ fixed pay swap which expires in July, 2005 and has the effect of converting the interest rate paid on the $30 million term note to a fixed rate of 9.78%. The notional amount at inception was $30 million and will decrease by $7.5 million annually in each July 2002, 2003, 2004 and 2005. Included in other comprehensive income is a loss of approximately $1,410 relating to the fair value of the swap agreement as of February 28, 2002. As this instrument ages toward maturity and/or the interest rates increase, the loss will be reclassified from accumulated other comprehensive income into earnings. As of February 28, 2002, the amount of net deferred losses in accumulated other comprehensive income which will be reclassified into earnings during the next twelve months is an amount which, when added to the cash interest payments on the $30 million term note, will result in interest expense on the term note of 9.78%.

Total amounts outstanding under all above agreements are summarized below:

                                As of          As of
                             February 28,   February 28,
                                 2002           2001
                             ------------   ------------
Asset backed securitization
   financing program           $132,501       $110,001
$15 million revolving
   line of credit                15,000          7,770
$30 million term loan            30,000         30,000
Building line of credit           3,500             --
Loans from executive officers     4,404             --
Interest rate swap                2,235             --
                             ------------   ------------
  Total debt                   $187,640       $147,771
Less current maturities         179,736        119,604
                             ------------   ------------
  Long-term debt liabilities     $7,904        $28,167
                             ============   ============

The Company's current securitized financing program, term note and revolving line of credit expire in November 2002. The
Company is presently considering several financing alternatives and believes the options available to it will be sufficient to finance the Company and it's operations in the foreseeable future. Failure to obtain alternative financing resources would materially impair the Company's ability to finance sufficient sales of farm inputs in order to continue operations under the normal course of business.

Note 4.   Commitments and Contingencies

Commitments

In the normal course of business, the Company makes various commitments that are not reflected in the accompanying financial statements. These include various commitments to supply farm inputs to customers. At February 28, 2002, February 28, 2001 and February 29, 2000, the Company had approximately $152,763, $120,446 and $91,182 respectively, in commitments to supply farm inputs. No material losses or liquidity demands are anticipated as a result of these commitments.

Contingencies:

The Company is named in lawsuits in the ordinary course of business. Counsel for the Company have advised the Company, while the outcome of various legal proceedings is not certain, it is unlikely that these proceedings will result in any recovery which will materially affect the financial position or operating results of the Company.

The availability of lines of credit to finance operations and the existence of a multi-peril crop insurance program are essential to the Company's operations. If the federal multi-peril crop insurance program currently in existence was terminated or negatively modified and no comparable private or government program was established, this could have a material adverse effect on the Company's future operations. The government has from time to time evaluated the federal multi-peril crop insurance program and is likely to review the program in the future, but there can be no assurance of the outcome of such evaluations.

Note 5.   Income Taxes

Net deferred tax assets consist of the following components:

                                  As of         As of
                               February 28,  February 28,
                                   2002          2001
                               ------------  ------------
Deferred tax assets:
 Allowance for doubtful notes      $3,515        $2,700
 Deferred revenue                     324           324
 Reserve for discounts              1,887         1,535
 Interest rate swap contract          825            --
 Accrued vacations                    138           111
                               ------------  ------------
                                   $6,689        $4,670
                               ------------  ------------
Deferred tax liabilities:
 Property and equipment              $324          $324
 Customer notes receivable             --           276
                               ------------  ------------
                                     $324          $600
                               ------------  ------------
                                   $6,365        $4,070
                               ============  ============

The deferred tax amounts mentioned above have been classified on the accompanying balance sheet as follows:

                                 As of         As of
                              February 28,  February 28,
                                  2002          2001
                              ------------  ------------
Current assets                    $4,030        $2,780
Noncurrent assets                  2,335         1,290
                              ------------  ------------
                                  $6,365        $4,070
                              ============  ============

Income tax expense from continuing operations is made up of the following components:

                    Year Ended   Year Ended    Year Ended
                    February 28, February 28, February 29,
                        2002         2001         2000
                   ------------- ------------ ------------
Current tax expense:
 Federal               $4,328       $5,662       $4,876
 State                    571          760          692
                    -----------  -----------  -----------
                       $4,899       $6,422       $5,568
Deferred tax expense   (1,470)      (1,858)        (690)
                    -----------  -----------  -----------
                       $3,429       $4,564       $4,878
                    ===========  ===========  ===========

Total reported tax expense from continuing operations applicable to the Company's continuing operations varies from the amount that would have resulted by applying the effective federal income tax rate to income before income taxes for the following reasons:

                          Year Ended   Year Ended   Year Ended
                         February 28, February 28, February 29,
                             2002         2001         2000
                         ------------ ------------ ------------

Federal statutory rate       35.0%        35.0%        35.0%
State tax expense             5.0%         4.5%         5.3%
Other, net                   (1.2%)       (1.5%)       (2.7%)
                         -----------  -----------  -----------
Effective tax rate           38.5%        38.0%        37.6%
                         ===========  ===========  ===========

Note 6.   Employee Stock Plans and Capital Stock

At February 28, 2002, the Company has two stock-based compensation plans which are described below. As permitted under generally accepted accounting principles, grants under those plans are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, no compensation cost has been recognized for grants under the two fixed stock option plans.
Had compensation cost for the two stock based compensation plans been determined based on the grant date fair values of the awards (the method prescribed in SFAS No. 123), reported net income and earnings per common share would have been reduced to the pro forma amounts shown below:

                                  2002          2001          2000
                              ------------  ------------  ------------
Reported:
Net income
 Continuing operations             $5,476        $7,453        $8,079
 Discontinued operations               --            --          (469)
                              ------------  ------------  ------------
 Net income                        $5,476        $7,453        $7,610
                              ============  ============  ============
Basic earnings per share
 Continuing operations              $1.01         $1.41         $1.54
 Discontinued operations               --            --         (0.09)
                              ------------  ------------  ------------
 Net income                         $1.01         $1.41         $1.45
                              ============  ============  ============
Diluted earnings per share
 Continuing operations              $1.00         $1.36         $1.48
 Discontinued operations               --            --         (0.08)
                              ------------  ------------  ------------
 Net income                         $1.00         $1.36         $1.40
                              ============  ============  ============

Pro Forma:
Net income
 Continuing operations             $5,008        $7,021        $7,766
 Discontinued operations               --            --          (469)
                              ------------  ------------  ------------
 Net income                        $5,008        $7,021        $7,297
                              ============  ============  ============
Basic earnings per share
 Continuing operations              $0.92         $1.33         $1.48
 Discontinued operations               --            --         (0.09)
                              ------------  ------------  ------------
 Net income                         $0.92         $1.33         $1.39
                              ============  ============  ============
Diluted earnings per share
 Continuing operations              $0.91         $1.28         $1.42
 Discontinued operations               --            --         (0.08)
                              ------------  ------------  ------------
 Net income                         $0.91         $1.28         $1.34
                              ============  ============  ============

Stock options plans:

On May 30, 1991 the Company adopted its "1991 Stock Option Plan" which provides for the issuance of a maximum of 300,000 shares of common stock to directors, officers, employees or other persons. Options granted under the stock option plan may be either "incentive stock options" or "nonqualified stock options." As designated by the Board of Directors, the stock option plan is administered by the officers of the Company, who designate the type of option to be granted, the number of options to be granted, the number of shares of common stock to be covered by each option (subject to a specified maximum number of shares of common stock which may be purchased under all options granted), the exercise price, the period during which the options are exercisable, the method of payment and certain other terms.
The exercise price for each share of common stock covered by an option is determined by the Board of Directors or the committee, except (i) the exercise price for an incentive stock option may not be less than the fair market value, at the time the option is granted, of the stock subject to the option and (ii) the exercise price for a nonqualified stock option may not be less than 85% of the fair market value, at the time the option is granted, of the stock subject to the option. The exercise price for an incentive stock option granted to any individual who owns stock, at the time of the grant, possessing more than 10% of the voting power of the capital stock of the Company may not be less than 110% of such fair market value on the date of the grant. No more than $100,000 of stock vesting during any calendar year per person will qualify for incentive stock option treatment. Options are nontransferable, other than by will or the laws of descent and distribution, and may be exercised only by the optionee while employed by or providing services to the Company or within three months after termination of employment by reason of retirement or six months following termination of employment resulting from death or permanent disability. Options expire no later than ten years from the date of grant, provided that incentive stock options granted to employees owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries expire five or fewer years from the date of grant. No additional options may be granted under this plan subsequent to the plan's termination date of May 21, 2001. The termination does not effect any options outstanding on the termination date.

On August 3, 1993 the Stockholders of the Company adopted its
"1993 Stock Option Plan" which provides for the issuance of a maximum of 200,000 shares of common stock to directors, officers, employees or other persons. The other provisions of the 1993
Stock Option Plan are the same as provisions of the 1991 Stock Option Plan discussed above. On August 1, 1995 the stockholders of the Company approved a proposal to amend its "1993 Stock Option Plan" to increase the maximum number shares of common stock issuable to directors, officers, employees or other persons from 200,000 to 400,000 shares. On August 21, 2000, the stockholders of the Company approved a proposal to amend its "1993 Stock Option Plan" to increase the maximum number of shares issuable from 400,000 shares to 700,000 shares. The other provisions of the 1993
Stock Option Plan remained the same as previously discussed above. At February 28, 2002 and 2001, the total shares available for future grant under the 1991 and 1993 plans, combined, were 230,675 and 258,525 shares, respectively.

The fair value of each grant is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants in Fiscal 2002, 2001, and 2000, respectively: risk-free interest rates of 5.2%, 4.7%, and 6.2%; expected lives of 7 for all years; price volatility of 39.5%, 33.9%, and 27.1% and no expected dividends.

The following table summarizes the options to purchase shares of the Company's common stock under the two option plans combined:

                                        Stock Options
                                -------------------------------
                                                    Weighted
                                                    Average
                                  Outstanding    Exercise Price
                                --------------- ---------------
Balance at February 28, 1999        475,940           $8.58
  Granted                            34,500          $19.14
  Exercised                         (35,225)          $7.69
  Canceled                          (10,550)         $14.82
                                --------------- ---------------
Balance at February 29, 2000        464,665           $9.29
  Granted                            98,800          $16.02
  Excercised                        (31,525)          $8.83
  Canceled                          (22,750)         $17.85
                                --------------- ---------------
Balance at February 28, 2001        509,190          $10.24
  Granted                            20,200          $11.72
  Excercised                       (187,700)          $3.82
  Canceled                           (7,700)         $16.11
                                --------------- ---------------
Balance at February 28, 2002        333,990          $13.80
                                =============== ===============

                                   Number of Options
                           ---------------------------------
                             2002         2001        2000
                           --------     --------    --------

Exercisable, end of year    229,665      363,565     360,190
                           ========     ========    ========

Weighted-average fair value
  per option of options
  granted during the year     $5.86        $7.04       $8.54
                           ========     ========    ========

Options are exercisable over varying periods ending on February 28, 2012.

A further summary of the fixed options outstanding at February 28, 2002 is as follows:

                         Options Outstanding           Options Exercisable
                  ---------------------------------  ------------------------
                               Weighted
                                Average   Weighted                  Weighted
                               Remaining   Average                   Average
   Range of        Number     Contractual  Exercise    Number       Exercise
Exercise Prices  Outstanding     Life       Price    Exercisable      Price
---------------  -----------  ----------- ---------  -----------  -----------
$5.63 to $7.75       24,830        2.49      $6.71       24,830        $6.71
$8.75 to $9.88       79,260        2.46      $9.36       79,260        $9.36
$10.30 to $16.00     81,000        7.99     $13.07       29,854       $13.40
$16.31 to $24.75    148,900        7.20     $17.74       95,721       $17.66
                 -----------  ----------  ---------  -----------  -----------
                    333,990        5.92     $13.80      229,665       $13.06
                 ===========  ==========  =========  ===========  ===========

Capital stock:

In August 1995, the Company's Board of Directors approved the "1995 Stock Purchase Plan" which allows directors, officers and all other employees of the Company to purchase common stock directly from the Company, subject to certain restrictions.
Shares may be purchased at (i) the closing price of the stock on the trading day immediately preceding the purchase date or
(ii) the cost at which the shares may be purchased in the open market, exclusive of brokerage commissions and fees. An aggregate of 150,000 authorized but unissued shares are reserved for issuance under the plan. The stock purchase plan is administered by the Company and is subject to termination or amendment by the Board of Directors at any time. During the years ended February 28, 2002, 2001 and 2000, 100, 500, and 1,210 shares, respectively, were purchased under this plan.

In total, 478,780 shares of Common Stock are reserved for issuance under the plans discussed above.

Note 7.   Employee Benefits

The Company has contractual employment and noncompetition agreements through July 1, 2003 with its three top officers who are also directors of the Company. Each agreement provides for (i) a base salary adjustable annually, (ii) payment of an annual bonus based upon diluted EPS, (iii) $250 in life insurance coverage and (iv) receipt of other Company benefits including use of an automobile. The total amount of the annual bonus included as compensation expense for the years ended
February 28, 2002 and 2001 and February 29, 2000 was $75,
$375 and $620, respectively.

Effective June 1, 1992, the Company has established a Retirement and Savings Plan (the "401(k) Plan"). Currently, all employees of the Company, including officers, are eligible to participate in the 401(k) Plan. Benefits provided under the 401(k) Plan are funded by a qualified retirement trust administered by Wells Fargo Bank Iowa, N.A. as trustee.

Participants may contribute an amount of their compensation, including base salary and overtime, to the 401(k) Plan, which can not be more than the maximum dollar limit allowed by law on a pretax basis. The Company makes a matching contribution to the 401(k) Plan subject to certain limitations, equal to 40% of each participant's pretax contribution on an amount of up to 7% of such participant's compensation.

For the years ended February 28, 2002 and 2001 and February
29, 2000, $128, $129 and $110, respectively, was contributed to employee accounts including $35, $35 and $22, respectively, contributed to the accounts of the Company's executive officers.

Effective May 31, 2000, the Company established a Management Bonus Program. The Company pays bonuses to all eligible management employees based upon the diluted earnings per share growth of the Company. The total amount of bonus compensation charged to expense for the years ended February 28, 2002 and 2001 was none and $83, respectively.

The Company also has an Employee Incentive Compensation Program. The Company pays bonuses to all eligible employees based on the growth in net revenues and net income. The bonuses range from zero to 8% of all eligible employees calendar year compensation. The total amount of incentive compensation charged to expense for the years ended February 28, 2002 and 2001 and February
29, 2000 was none, none and $95, respectively, including none, none and $9, respectively, was paid to the Company's executive officers.

Note 8.   Earnings Per Share

Basic and diluted earnings per share are calculated as follows:

                                    Year Ended   Year Ended   Year Ended
                                    February 28, February 28, February 29,
                                        2002         2001         2000
                                    ------------ ------------ ------------
Net income available to
 shareholders:
  Income from continuing operations      $5,476       $7,453       $8,079
  Discontinued operations                    --           --         (469)
                                    ------------ ------------- -----------
  Net income available to
    stockholders                         $5,476       $7,453       $7,610
                                    ============ ============ ============
Earnings per share:
Weighted average shares
   outstanding - basic                5,415,104    5,271,069    5,232,895
                                    ============ ============ ============

Basic earnings per share:
  Income from continuing operations       $1.01        $1.41        $1.54
  Discontinued operations                    --           --        (0.09)
                                    ------------ ------------- -----------
  Basic earnings per share                $1.01        $1.41        $1.45
                                    ============ ============ ============

Diluted earnings per share:
Weighted average shares
   outstanding - basic                5,415,104    5,271,069    5,232,895
Effect of dilutive securities:
   Employee stock options                74,651      219,040      220,583
                                    ------------ ------------ ------------
Weighted average shares -
   diluted                            5,489,755    5,490,109    5,453,478
                                    ============ ============ ============

Diluted earnings per share:
  Income from continuing operations       $1.00        $1.36        $1.48
  Discontinued operations                    --           --        (0.08)
                                    ------------ ------------ ------------
  Diluted earnings per share              $1.00        $1.36        $1.40
                                    ============ ============ ============

At February 28, 2002, 2001 and 2000, respectively, 185,900, 31,300, and 103,000 employee stock options were outstanding but were not included in computation of diluted earnings per share because the exercise price was greater than the average market price of the common shares.

Note 9.   Customer Credit Operations

Customer credit operations were as follows:


                           Year Ended   Year Ended   Year Ended
                           February 28, February 28, February 29,
                               2002         2001         2000
                           ------------ ------------ ------------
Financing income               $26,536      $31,861      $25,067
                           ------------ ------------ ------------
Direct costs:
 Financing expense             $13,830      $17,082      $12,062
 Payroll and related costs       3,749        3,028        2,885
 Credit report services             50           52           62
 Legal fees                        898          944          481
 Provision for doubtful
  notes                          7,485        6,266        5,421
                           ------------- ------------ -----------
   Total direct costs          $26,012      $27,372      $20,911
                           ------------- ------------ -----------
Net financing income              $524       $4,489       $4,156
                           ============= ============ ===========

The above results do not reflect any allocation of corporate overhead expenses.

Note 10.   Discontinued Operations

During Fiscal 2000 the Company decided to discontinue operations for the three retail service centers in Northwestern Illinois. At February 29, 2000 the Company reduced the value of the assets of the retail service centers to their estimated fair market value.

Loss from discontinued operations:

                                    2002        2001        2000
                                 ----------  ----------  ----------

Net revenues                           $--         $--      $1,376
                                 ----------  ----------  ----------

Cost of revenues                       $--         $--      $1,185
Operating expenses                      --          --         633
Income taxes                            --          --        (266)
                                 ----------  ----------  ----------
                                       $--         $--      $1,522
                                 ----------  ----------  ----------

Loss from discontinued operations      $--         $--       ($176)
                                 ==========  ==========  ==========

Loss on disposal of discontinued
  operations, net                      $--         $--       ($293)
                                 ==========  ==========  ==========

Note 11.  Selected Quarterly Financial Data (Unaudited)

                                First        Second         Third        Fourth
Fiscal 2002                    Quarter       Quarter       Quarter       Quarter
----------------------------------------------------------------------------------

Net revenues                   $164,160      $110,310      $25,104       $87,782

Cost of revenue                $157,841      $103,699      $20,041       $84,191

Gross profit                     $6,319        $6,611       $5,063        $3,591

Net income                       $1,834        $2,025       $1,297          $320

Basic earnings per share          $0.35         $0.37        $0.24         $0.06

Diluted earnings per share        $0.34         $0.37        $0.24         $0.06


                                First        Second         Third        Fourth
Fiscal 2001                    Quarter       Quarter       Quarter       Quarter
----------------------------------------------------------------------------------

Net revenues                   $155,801      $103,530      $23,626       $62,696

Cost of revenue                $147,722       $96,045      $18,917       $58,153

Gross profit                     $8,080        $7,485       $4,709        $4,542

Net income                       $3,124        $2,733         $998          $598

Basic earnings per share          $0.59         $0.52        $0.19         $0.11

Diluted earnings per share        $0.57         $0.50        $0.18         $0.11


BOARD OF DIRECTORS

Gaylen D. Miller              Chairman of the Board
                              Ag Services of America, Inc.

Henry C. Jungling, Jr.        President and
                              Chief Executive Officer
                              Ag Services of America, Inc.

Kevin D. Schipper             Chief Operating Officer and
                              Secretary
                              Ag Services of America, Inc.

James D. Gerson               Senior Vice President
                              Fahnestock & Co., Inc.

Michael Lischin               Attorney at Law

Ervin J. Mellema              Operating Principal
                              Campbell Mellema Insurance, Inc.
                              and Campbell Mellema Realty, LLC


OFFICERS

Gaylen D. Miller              Chairman of the Board

Henry C. Jungling, Jr.        President and
                              Chief Executive Officer

Kevin D. Schipper             Chief Operating Officer and
                              Secretary

Shawn R. Smeins               Executive Vice President - Operations

John T. Roth                  Vice President Finance

Todd J. Ryan                  Vice President Sales and Marketing

Eunice M. Schipper            Vice President Account Management

Neil H. Stadlman              Vice President Credit Administration

Lisa Meester                  Vice President Information Systems

Bruce Nelson                  Vice President Collections

Jamey Ross                    Vice President Products and
                              Distribution

Linda Kobliska                General Counsel

Matt Cory                     Vice President Information Systems -
                              Powerfarm, Inc.

Tad Mozena                    Vice President Marketing and Public Relations -
                              Powerfarm, Inc.

CORPORATE DATA

Annual Meeting

All shareholders are welcome to attend our annual meeting, which will be held at 9:00 a.m. on Wednesday, July 31, 2002, at the Company's corporate headquarters. Any shareholders who will be unable to attend are encouraged to send questions and comments in writing, to John T. Roth, Vice President Finance, at our corporate headquarters.

Stock Market Information

The Company's common stock is traded on the New York Stock Exchange under the symbol ASV.

As of February 28, 2002, there were 5,468,864 shares of common stock outstanding. At that date, there were 127 shareholders of record and approximately 2,600 shareholders for whom securities firms acted as nominees.

Transfer Agent

Wells Fargo Bank Minnesota, N.A.
Stock Transfer Department
161 North Concord Exchange
P.O. Box 738
South St. Paul, MN 55075-0738
612/450-4064 or 800/468-9716

Form 10-K

Shareholders who wish to obtain, without charge, a copy of our annual report on form 10-K, filed with the Securities and Exchange Commission for the fiscal year ended February 28, 2002, may do so by writing John T. Roth, Vice President Finance, at our corporate headquarters.

Investor Relations Contact

Shareholders and prospective investors are welcome to call or write Ag Services with questions or requests for additional information. Inquiries should be directed to corporate headquarters to the attention of:

Gaylen Miller
Chairman of the Board
(319) 277-0261
E-mail:  gaylen.miller@agservices.com

Corporate Headquarters
1309 Technology Parkway
P.O. Box 668
Cedar Falls, IA 50613
(319) 277-0261

Independent Public Accountants

McGladrey & Pullen, LLP
400 Locust Street, Suite 640
Des Moines, IA 50309

Internet Address

Ag Services makes Company information available electronically via a site on the World Wide Web. This site is regularly updated and includes information on the Company's products and services, press releases, and key publications such as the annual report. The Company's Internet address is www.agservices.com.

                               ANNEX F




      UNITED STATES

	SECURITIES AND EXCHANGE COMMISSION

	Washington, DC 20549

	FORM 10-Q

	(Mark One)

[X]	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

For the quarterly period ended      November 30, 2002

	or

[ ]	Transition Report Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

For the transition period from               	   to

Commission File Number:       000-19320

                     Ag Services of America, Inc.
	(Exact name of registrant as specified in its charter)

             Iowa                              42-1264455
   (State or other jurisdiction of 		  (I.R.S. Employer
    incorporation or organization)		 Identification No.)

 1309 Technology Parkway, Cedar Falls, Iowa           50613
  (Address of principal executive offices)	  (Zip Code)

                      (319) 277-0261
	(Registrant's telephone number, including area code)

                             Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

  Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
							[X] Yes     [ ] No

5,479,514 common shares were outstanding as of January 10, 2003.

                     	AG SERVICES OF AMERICA, INC.

                               	INDEX

                                                                          Page
PART I.  FINANCIAL INFORMATION

  Item 1.  Financial statements:
    Consolidated condensed balance sheets, November 30, 2002
       (unaudited) and February 28, 2002                                    1
    Unaudited consolidated condensed statements of income,
        three months and nine months ended November 30, 2002 and 2001       2
    Unaudited consolidated condensed statements of cash flows,
        nine months ended November 30, 2002 and 2001                        3
    Unaudited consolidated statement of stockholders' equity,
        nine months ended November 30, 2002                                 4
    Notes to consolidated condensed financial statements
        (unaudited)                                                        5-10

  Item 2.  Management's discussion and analysis of
    financial condition and results of operations                         11-17

  Item 3.  Quantitative and qualitative disclosures
    about market risk                                                       17

  Item 4.  Controls and procedures                                          17

PART II.  OTHER INFORMATION

  Item 6.  Exhibits and reports on form 8-K:                                18

    Certifications                                                        19-22

    (a)  Exhibits
         (10.32) Amendment No. 7 To Master Trust Indenture
                    and Security Agreement                                23-37
         (10.33) Amendment No. 8 To Master Trust Indenture
                    and Security Agreement                                38-43
         (10.34) Amended and Restated Credit Agreement                    44-128


                   PART I.  FINANCIAL INFORMATION
                    ITEM 1. FINANCIAL STATEMENTS

                    AG SERVICES OF AMERICA, INC.
               CONSOLIDATED CONDENSED BALANCE SHEETS
                      (Dollars in thousands)


                                                November 30, February 28
   ASSETS                                          2002         2002*
                                                (Unaudited)
                                                 ---------- ----------
CURRENT ASSETS
   Cash                                              $2,646        $42
   Customer notes receivable, less allowance
      for doubtful notes and reserve for
      discounts November 30, 2002 $19,141;
      February 28, 2002 $10,521                     355,052    202,981
   Inventory and other assets                           546      3,466
   Foreclosed assets held for sale                    2,514      2,314
   Prepaid income taxes                                   -        735
   Deferred income taxes, net                         7,226      4,030
                                                 ---------- ----------
                   Total current assets            $367,984   $213,568
                                                 ---------- ----------

LONG-TERM RECEIVABLES AND OTHER ASSETS
   Customer notes receivable, less allowance
      for doubtful notes November 30, 2002 $5,425;
      February 28, 2002 $4,079;                     $68,054    $51,166
   Loan origination fees, less accumulated
      amortization November 30, 2002 $1,707;
      February 28, 2002 $513;                           100        598
   Deferred income taxes, net                         2,676      2,335
                                                 ---------- ----------
                                                    $70,830    $54,099
                                                 ---------- ----------
PROPERTY AND EQUIPMENT
   Land and building, less accumulated
      depreciation November 30, 2002 $102;
      February 28, 2002 None                         $5,420     $5,316
   Equipment, less accumulated depreciation
      November 30, 2002 $2,004; February 28, 2002
      $1,675                                          1,460        818
                                                 ---------- ----------
                                                     $6,880     $6,134
                                                 ---------- ----------
                                                   $445,694   $273,801
                                                 ========== ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable, including current maturities     $353,272   $179,736
   Outstanding checks in excess of
      bank balances                                       -     10,723
   Accounts payable                                   3,747      1,738
   Accrued expenses                                   3,813      2,233
   Income taxes payable                               3,447          -
                                                ----------- ----------
                   Total current liabilities       $364,279   $194,430
                                                ----------- ----------

LONG-TERM LIABILITIES
   Notes payable, less current maturities            $3,746     $7,904
                                                ----------- ----------
STOCKHOLDERS' EQUITY
   Capital stock                                    $24,477    $24,396
   Retained earnings                                 54,494     48,481
   Accumulated other comprehensive income (loss)     (1,302)    (1,410)
                                                ----------- ----------
                                                    $77,669    $71,467
                                                ----------- ----------
                                                   $445,694   $273,801
                                                =========== ==========
*Condensed from Audited Financial Statements.

See Notes to Consolidated Financial Statements.

                     AG SERVICES OF AMERICA, INC.
         UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
     Three Months and Nine Months Ended November 30, 2002 and 2001
           (Dollars in Thousands, Except Per Share Amounts)

                                               Three Months Ended      Nine Months Ended
                                                   November 30,            November 30,
                                             ----------------------  ----------------------
                                                2002        2001        2002        2001
                                             ----------  ----------  ----------  ----------

Net revenues:
   Farm inputs                                  $21,744     $17,656    $366,832    $277,156
   Financing income                               8,874       7,448      24,277      22,417
                                             ----------  ----------  ----------  ----------
                                                $30,618     $25,104    $391,109    $299,573
                                             ----------  ----------  ----------  ----------
Cost of revenues:
   Farm inputs                                  $19,600     $15,816    $349,948    $264,497
   Financing expense                              4,419       3,741      12,268      11,648
   Provision for doubtful notes                     711         484       7,616       5,435
                                             ----------  ----------  ----------  ----------
                                                $24,730     $20,041    $369,832    $281,580
                                             ----------  ----------  ----------  ----------
      Income before operating
         expenses and income taxes               $5,888      $5,063     $21,277     $17,993

Operating expenses                                3,694       3,078      11,508       9,601
                                             ----------  ----------  ----------  ----------
      Income before income taxes                 $2,194      $1,985      $9,769      $8,392

Income taxes                                        840         688       3,756       3,237
                                             ----------  ----------  ----------  ----------
      Net income                                 $1,354      $1,297      $6,013      $5,155
                                             ==========  ==========  ==========  ==========

Earnings per share:
   Basic                                          $0.25       $0.24       $1.10       $0.95
                                             ==========  ==========  ==========  ==========
   Diluted                                        $0.25       $0.24       $1.09       $0.94
                                             ==========  ==========  ==========  ==========
Weighted average shares:
   Basic                                      5,479,514   5,458,490   5,476,577   5,398,336
                                             ==========  ==========  ==========  ==========
   Diluted                                    5,489,903   5,487,455   5,502,488   5,487,956
                                             ==========  ==========  ==========  ==========

See Notes to Consolidated Financial Statements.

                      AG SERVICES OF AMERICA, INC.
         UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
              Nine Months Ended November 30, 2002 and 2001
                       (Dollars in Thousands)

                                                    2002       2001
                                                 ---------- ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                        $6,013     $5,155
   Adjustments to reconcile net income to
      net cash (used in) operating activities:
      Depreciation                                      507        498
      Amortization                                    1,194        306
      Deferred income taxes                          (3,597)         -
      (Increase) in customer notes receivable      (168,959)  (103,674)
      Changes in assets and liabilities              10,691     15,675
                                                 ---------- ----------
      Net cash (used in) operating activities     ($154,151)  ($82,040)
                                                 ---------- ----------

CASH FLOWS FROM INVESTING ACTIVITIES
   (Purchases) of building and
      equipment,net                                 ($1,254)   ($2,989)
   (Purchases) of foreclosed assets
      held for sale, net                               (200)    (1,442)
                                                 ---------- ----------
      Net cash (used in) investing activities       ($1,454)   ($4,431)
                                                 ---------- ----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from borrowings                        $366,253   $302,556
   Principal payments on borrowings                (196,706)  (205,324)
   (Decrease) in excess of outstanding
     checks over bank balances                      (10,723)    (3,934)
   (Increase) in loan origination fees                 (696)       (76)
   Proceeds from issuance of capital stock,
      net                                                81        685
                                                 ---------- ----------
      Net cash provided by financing
         activities                                $158,209    $93,907
                                                 ---------- ----------

          Increase in cash                           $2,604     $7,436

CASH
   Beginning                                             42         61
                                                 ---------- ----------
   Ending                                            $2,646     $7,497
                                                 ========== ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash payments for:
      Interest                                      $10,422    $10,371
      Income taxes                                   $3,171     $4,342


See Notes to Consolidated Financial Statements


                    AG SERVICES OF AMERICA, INC.
       UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 Nine Months Ended November 30, 2002
                       (Dollars in thousands)
                                 Capital Stock
                           --------------------------
                                                                      Accumulated
                                                                         Other
                              Shares                     Retained    Comprehensive               Comprehensive
                              Issued        Amount       Earnings    Income (Loss)     Total        Income
                           ------------  ------------  ------------  ------------  ------------  ------------
Balance,
  February 28, 2002           5,468,864       $24,396       $48,481       ($1,410)      $71,467
  Comprehensive income:
    Net income                        -             -         6,013             -         6,013        $6,013
    Other comprehensive
      income, net of tax              -             -             -           108           108           108
                                                                                                 ------------
  Total comprehensive income                                                                           $6,121
                                                                                                 ============
  Issuance of capital stock
      upon the exercise
      of options                 10,550            80             -             -            80
  Issuance of captial stock
      under the stock
      purchase plan                 100             1             -             -             1
                           ------------  ------------  ------------  ------------  ------------
Balance, November 30, 2002    5,479,514       $24,477       $54,494       ($1,302)      $77,669
                           ============  ============  ============  ============  ============

See Notes to Consolidated Financial Statements

                     	AG SERVICES OF AMERICA, INC.
         	NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            	(UNAUDITED)

Note 1.  Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions of Form 10-Q and Rule 10-01 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested these interim consolidated condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report for the year ended February 28, 2002 ("Fiscal 2002"). In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented have been made. Operating results for the nine month period ended November 30, 2002 are not necessarily indicative of the results that may be expected for the year ending February 28, 2003 ("Fiscal 2003").

Principles of Consolidation

The consolidated financial statements include the accounts of Ag Services of America, Inc. (the Company) and its wholly owned subsidiaries, Ag Acceptance Corporation and Powerfarm, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

According to the terms related to the asset backed securitized financing program as described in Note 3 of the consolidated condensed financial statements, the Company formed Ag Acceptance Corporation, a wholly owned, special purpose corporation.

In conjunction with the Company's e-commerce initiative, the Company created Powerfarm, Inc. a wholly owned subsidiary which operates and manages the Company's website Powerfarm.com.

Revenue Recognition

The Company has decided that effective the fourth quarter of the current fiscal year, the Company will present revenues associated with the cash advances for fuel, irrigation, land rents and other farm inputs and revenues associated with the input only program on a net reporting basis in contrast to the current gross reporting basis. The input only program is a financing program provided by the Company for various suppliers and manufacturers. The Company has decided to report its revenue in this manner because it believes this will be a preferable presentation under current generally accepted accounting principles. This presentation would have the impact of reducing farm input revenues and cost of farm input revenues for the nine month periods ended November 30, 2002 and 2001 by approximately $217 million and $162 million, respectively. For the three months ended November 30, 2002 and 2001 the impact would have reduced farm input revenues and cost of farm input revenues by approximately $12 million and $9 million, respectively. This presentation will have no impact on future or past earnings of the Company.

Note 2.  Financing Agreements

The availability of lines of credit is essential to the Company's operations. As of January 14, 2003, the Company has not yet arranged for financing for 2003 crop year loans in an amount sufficient to allow the Company to meet expected demand. The Company's total projected financing needs are approximately $425 million for the 2003 crop year. Financing is currently in place for $100 million and the Company continues to pursue other alternatives for the remaining needs. Additionally, the Company's existing securitized financing program and $75 million revolving credit facility (which finance 2002 crop loans and can not be used to fund 2003 crop year loans) expire in June 2003 and March 31, 2003, respectively. The
Company has a short period of time in which to arrange the required financing because the timing of loan commitments to its customers takes place largely in January through April of each year. There can be no assurance the Company will be successful in securing financing and, if financing is secured, it may be on terms less favorable than current terms.

The Company is taking action in order to secure financing. As described in Note 3, the Company has entered into a letter of intent with American Securities Capital Partners, L.P. (ASCP) whereby ASCP has agreed to inject up to $70 million in capital in the Company, of which $35 million would be immediately available. The Company believes this transaction will assist in arranging for the needed financing. However, the letter of intent is not binding (see Note 3) and finalization of this transaction is not assured.

In the event the ASCP transaction does not close and alternative financing cannot be arranged, the Company may be left with limited options. Failure to obtain adequate 2003 crop year financing would materially impair the Company's ability to finance sufficient sales of farm inputs in order to continue operations under the normal course of business and would have a material adverse impact upon the Company.

Note 3.  Anticipated Equity Infusion

The Company signed a letter of intent during November 2002 with ASCP, a New York private-equity investment firm, under which ASCP has agreed to invest up to $70 million in Ag Services in exchange for preferred stock. The letter of intent contemplates that ASCP will contribute up to $70 million in three annual installments; the first payment of $35 million is subject, among other things, to satisfactory completion of due diligence, Ag Services arranging for long-term financing and shareholder approval. The second and third payments are conditional upon Ag Services achieving certain economic thresholds. ASCP will have voting control of Ag Services after the initial funding.

The parties are presently conducting due diligence, negotiating final terms and documentation. If the transaction is consummated, current shareholders will incur dilution. There can be no assurance at this time that this investment will be consummated. The Company is considering various alternatives in the event the transaction is not completed.

Note 4.  Pledged Assets and Related Debt

During November 2002, the Company negotiated amendments to its Commercial Paper credit facility and $75 million revolving line of credit. The Commercial Paper facility was amended to extend its due date to June 2003. This facility does not allow for the financing of 2003 Crop Year receivables. The Company's $75 million revolving line of credit was amended to extend its due date to March 31, 2003. This facility also does not allow for the financing of 2003 Crop Year receivables.

The Company has an asset backed securitized financing program through June 2003, with a maximum available borrowing amount of $262 million.
Under the agreement, as amended, the maximum available borrowing amount declines at each month end as follows: December 2002, $175 million;
January 2003, $118 million, February 2003, $77 million; March 2003,
$47 million; April 2003, $29 million; and May 2003, $5 million). Under the terms of the facility, the Company sells or contributes certain notes receivable to Ag Acceptance Corporation ("Ag Acceptance"), a wholly owned, special purpose subsidiary of the Company. Ag Acceptance pledges its interest in these notes receivable to a commercial paper market conduit entity on $205 million of the facility which incurs interest at variable rates in the commercial paper market (current effective rates range from 1.36% to 1.62% at November 30, 2002) and the remaining $57 million is a term note with interest at a variable cost of LIBOR plus 50 basis points (current effective rate is 2.07% at November 30, 2002). The agreement contains various restrictive covenants, including, among others, restrictions on mergers, issuance of stock, declaration or payment of dividends, transactions with affiliates, and requires the Company to maintain certain levels of equity and pretax earnings. Advances under the facility are made subject to portfolio performance, financial covenant restrictions and borrowing base calculations. At November 30, 2002, the Company had approximately $257 million outstanding under the asset backed securitized financing program and had a maximum additional amount available of approximately $3.5 million, based on borrowing base computations as provided by the agreement.

As previously described, the Company also has a $75 million revolving credit facility that matures March 31, 2003. Additional terms of the agreement allow a variable interest rate based on prime (current effective rate is 7.25% at November 30, 2002). The agreement also contains various restrictive covenants, including, among others, restrictions on mergers, issuance of stock, declaration or payment of dividends and loans to stockholders, and requires the Company to maintain certain levels of equity and pretax earnings. Advances under the line of credit agreement are also subject to portfolio performance, financial covenant restrictions, and borrowing base calculations. At November 30, 2002 the Company had $75.0 million outstanding under the agreement.

Subsequent to the end of the quarter, the Company negotiated a $100 million revolving line of credit for the 2003 crop year that expires in November 2003. The agreement allows a variable interest rate based on LIBOR or prime and contains restrictions similar to the $75 million facility.

The Company has a credit agreement whereby the Company may borrow up to $3.9 million, with a declining balance provision, on a revolving line of credit through April 2022. This credit agreement is used to finance the Company's corporate headquarters at a fixed interest rate of 5.74% through November, 2006. The Company had $3.8 million outstanding under the credit agreement at November 30, 2002. The agreement also contains various restrictive financial covenants.

In February 2002, three executive officers of the Company, who are also the original founders of the Company, loaned an aggregate of $4.4 million to the Company, due on March 31, 2003. The Company makes monthly interest payments to these officers at a variable interest rate of 0.5% below the prime rate (current effective rate is 3.75% at November 30, 2002). These notes are unsecured.

In June 2002, the Company negotiated a credit facility with a financial institution whereby the Company has the ability to borrow up to $19.2 million effective through July 2003. Advances and repayments under this credit agreement are based on and secured by the performance of certain customer notes receivable of the Company. This agreement accrues interest based on the variable interest rates of the underlying customer notes receivables ranging from 0.5% below prime to 2.0% over prime (current effective rates range from 3.75% to 6.25%). At November 30, 2002 the Company had $15.1 million outstanding under the agreement.

The Company maintains an interest-rate risk-management strategy that uses derivative instruments to minimize significant, unanticipated earnings fluctuations caused by interest-rate volatility. The Company's specific goal is to lower (where possible) the cost of its borrowed funds.

In July 2000, the Company entered into an interest rate swap agreement with an original notional amount of $30 million. The current notional amount of $22.5 million decreases by $7.5 million annually in each July 2003, 2004 and 2005. The swap is utilized to manage interest rate exposures and is designated as a cash flow hedge. The swap agreement is a variable receive/fixed pay swap which expires in July 2005 and has the effect of converting the interest rate paid on the notional amount of the Company's variable rate debt to a fixed rate of 9.78%. The differential to be paid or received on the swap agreement is recognized and accrued over the life of the agreement as other comprehensive income based on the remaining outstanding notional amount or changes in interest rates.
The difference between the Company's actual variable interest expense and 9.78% on the notional amount for the next twelve months is reclassified from other comprehensive income and recognized as interest expense.

Note 5.  Commitments and Contingencies

Commitments:

In the normal course of business, the Company makes various commitments that are not reflected in the accompanying consolidated condensed financial statements. These include various commitments to extend credit to customers. At November 30, 2002 and February 28, 2002 the Company had approximately $12 million and $153 million, respectively, in commitments to supply farm inputs. No material losses or liquidity demands are anticipated as a result of these commitments.

Contingencies:

The Company is named in lawsuits in the ordinary course of business. Counsel for the Company has advised the Company, while the outcome of various legal proceedings is not certain, it is unlikely that these proceedings will result in any liability which will materially affect the financial position or operating results of the Company.

If the federal multi-peril crop insurance program currently in existence was terminated or negatively modified and no comparable private or government program was established, this would have a material adverse effect on the Company's future operations. The federal government has from time to time evaluated the federal multi-peril insurance program and is likely to review the program in the future, and there can be no assurance of the outcome of such evaluations.

Note 6.  Earnings Per Share

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of shares outstanding. In computing diluted earnings per share, the dilutive effect of stock options during the periods presented increase the weighted average number of shares.

Presented below is the computation of earnings per share for the periods indicated:



                                             Three Months Ended       Nine Months Ended
                                                November 30	             November 30,
                                            ----------------------  ----------------------
                                               2002        2001        2002        2001
                                            ----------  ----------  ----------  ----------
Computation of weighted average number
   of basic shares:
Basic:
   Common shares outstanding at
     beginning of the period                 5,479,514   5,451,864   5,468,864   5,281,064
   Weighted average number of shares
     issued during the period                        0       6,626       7,713     117,272
                                            ----------  ----------  ----------  ----------
Weighted average shares outstanding
     (basic)                                 5,479,514   5,458,490   5,476,577   5,398,336
                                            ==========  ==========  ==========  ==========

Net income available to stockholders:       $1,353,824  $1,296,761  $6,013,195  $5,155,290
                                            ==========  ==========  ==========  ==========

Basic earnings per share:                        $0.25       $0.24       $1.10       $0.95
                                            ==========  ==========  ==========  ==========
Diluted:
   Common shares outstanding at
     beginning of the period                 5,479,514   5,451,864   5,468,864   5,281,064
   Weighted average number of shares
     issued during the period                        0       6,626       7,713     117,272
   Weighted average of potential dilutive
     shares computed using the treasury
     stock method using the average market
     price during the period:
           Options (1)                          10,389      28,965      25,911      89,620
                                            ----------  ----------  ----------  ----------
Weighted average shares outstanding
     (diluted)                               5,489,903   5,487,455   5,502,488   5,487,956
                                            ==========  ==========  ==========  ==========

Net income available to stockholders:       $1,353,824  $1,296,761  $6,013,195  $5,155,290
                                            ==========  ==========  ==========  ==========

Diluted earnings per share:                      $0.25       $0.24       $1.09       $0.94
                                            ==========  ==========  ==========  ==========
(1) Some of the stock options have been excluded because they are antidilutive.

                     AG SERVICES OF AMERICA, INC.
           	ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
	       FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS


Results of Operations

The following table sets forth percentages of net revenues represented by the selected items in the unaudited condensed statements of income of the Company for the three and nine months ended November 30, 2002 and 2001.
In the opinion of management, all normal and recurring adjustments necessary for a fair statement of the results for such periods have been included.
The operating results for any period are not necessarily indicative of results for any future period.

                                               	     Percentage          Percentage
	                                            of Net Revenues     of Net Revenues
                                                 ------------------  ------------------
                                                 Three Months Ended  Nine Months Ended
                                                     November 30,       November 30
                                                 ------------------  ------------------
                                                   2002      2001      2002      2001
                                                 --------  --------  --------  --------
Net Revenues:
 Farm inputs                                        71.0%     70.3%     93.8%     92.5%
 Financing income                                   29.0%     29.7%      6.2%      7.5%
                                                 --------  --------  --------  --------
                                                   100.0%    100.0%    100.0%    100.0%
                                                 --------  --------  --------  --------
Cost of Revenues:
 Farm inputs                                        64.0%     63.0%     89.5%     88.3%
 Financing expense                                  14.4%     14.9%      3.1%      3.9%
 Provision for doubtful notes                        2.3%      1.9%      1.9%      1.8%
                                                 --------  --------  --------  --------
                                                    80.7%     79.8%     94.5%     94.0%
                                                 --------  --------  --------  --------
Income before operating expenses
      and income taxes                              19.3%     20.2%      5.5%      6.0%

Operating expenses     	                            12.1%     12.3%      2.9%      3.2%
                                                 --------  --------  --------  --------

Income before income taxes                           7.2%      7.9%      2.6%      2.8%

Federal and state income taxes                       2.8%      2.7%      1.1%      1.1%
                                                 --------  --------  --------  --------

Net income                                           4.4%      5.2%      1.5%      1.7%
                                                 ========  ========  ========  ========


Net Revenues

Net revenues increased $6 million or 22% during the three months ended November 30, 2002, compared with the three months ended November 30, 2001. Net revenues increased $92 million or 31% during the nine months ended November 30, 2002, compared with the nine months ended November 30, 2001. The increase in net revenues was primarily the result of strong demand for the Company's AgriFlex Credit(R) Financing Program and an excellent spring planting season in its primary market area. Financing income as a percentage of net revenues decreased to 29.0% and 6.2% for the three and nine months ended November 30, 2002, respectively, from 29.7% and 7.5% for the same periods of the previous year. The decrease in financing margin was primarily the result of a decrease in the prime lending rate by approximately 100 and 200 basis points, over the three and nine months ended November 30, 2002 as compared to the same period one year ago.

Revenues primarily consist of farm inputs, including seed, fertilizer, agricultural chemicals, other services (which includes crop insurance commissions, fees charged to customers and other income) and other farm inputs including cash advances for land rental, fuel, irrigation, product application fees and other farm related expenses. Typically, the Company does not realize any farm input margin on "other farm inputs" revenue. The Company has decided to prospectively change its revenue recognition policy effective the fourth quarter of Fiscal 2003 (see Note 1). Farm input revenue for the three and nine months ended November 30, 2002 and 2001 are summarized below.

Three Months Ended                     November 30, 2002 November 30, 2001
                                        ----------------  ----------------
Farm input revenue (Dollars in thousands)
Input only program                         $647    3.0%        $76   0.4%
Seeds                                     2,042    9.4%      2,254  12.8%
Chemicals                                 4,372   20.1%      4,027  22.8%
Fertilizer                                1,675    7.7%      1,172   6.6%
Other farm inputs
  (cash rents, irrigation,etc.)          11,523   53.0%      8,622  48.8%
Other services (insurance, fees, etc.)    1,485    6.8%      1,505   8.6%
                                      -----------------  ----------------
   Total farm input revenue             $21,744  100.0%    $17,656 100.0%
                                      =================  ================


Nine Months Ended                      November 30, 2002 November 30, 2001
                                        ----------------  ----------------
Farm input revenue (Dollars in thousands)
Input only program                      $27,765    7.6%     $9,797   3.5%
Seeds                                   $46,955   12.8%    $32,302  11.6%
Chemicals                               $54,425   14.8%    $43,167  15.6%
Fertilizer                              $42,510   11.6%    $35,674  12.9%
Other farm inputs
  (cash rents, irrigation,etc.)        $190,693   52.0%   $152,595  55.1%
Other services (insurance, fees, etc.)   $4,484    1.2%     $3,621   1.3%
                                      -----------------  ----------------
   Total farm input revenue            $366,832  100.0%   $277,156 100.0%
                                      =================  ================

Cost of Revenues

The total cost of revenues increased slightly to 80.7% and 94.5% for the three and nine months ended November 30, 2002, as compared to 79.8% and 94.0% for the three and nine months ended November 30, 2001. The gross margin on the sale of farm inputs as a percentage of net revenues decreased slightly to 9.9% for the three months ended November 30, 2002 compared to 10.4% for the three months ended November 30, 2001 and remained constant at 4.3% for the nine months ended November 30, 2002 and 2001. Gross margin on financing income decreased to 3.1% and 14.5% of net revenues for the three and nine months ended November 30, 2002, from 3.6% and 14.8% for the three and nine months ended November 30, 2001. This decrease in financing margin was primarily the result of a reduction in the prime lending rate of 100 and 200 basis points for the three and nine months ended November 30, 2002 as compared to a year ago. The provision for doubtful notes increased slightly to 2.3% of net revenues for the three months ended November 30, 2002 as compared to 1.9% for the three months ended November 30, 2001 and remained relatively constant at 1.9% and 1.8% of net revenues, respectively, for the nine months ended November 30, 2002 and 2001.

Operating Expenses

Operating expenses decreased, as a result of management's efforts to control costs, to 12.1% and 2.9% of net revenues for the three and nine months ended November 30, 2002, as compared to 12.3% and 3.2% for the three and nine months ended November 30, 2001. The increase in the dollar amount of operating expenses is attributed to the Company's growth. Payroll and payroll related expenses increased to $2.6 and $8.1 million for the three and nine months ended November 30, 2002 from $2.2 and $6.6 million for the three and nine months ended November 30, 2001.

Net Income

Net income increased 4.4% to $1.4 million for the three months ended November 30, 2002 from $1.3 million for the three months ended
November 30, 2001 and increased 16.6% to $6.0 million for the nine months ended November 30, 2002 from $5.2 million for the nine months ended November 30, 2001. The increase in net income is primarily attributable to the increase in volume of the Company's AgriFlex Credit(R) program.

Powerfarm

The Company continues to leverage its business model and use of its credit products via the Internet through Powerfarm.com. The Powerfarm website offers growers one of the most comprehensive assortments of credit options available in the agricultural industry. The site highlights Ag Services credit programs and allows farmers to apply for credit lines electronically. In addition, existing customers have the ability to access detailed account information 24 hours a day through the site.

Inflation

The Company does not believe the Company's net revenues and net income were significantly impacted by inflation or changing prices in Fiscal 2002 or the first nine months of Fiscal 2003.

Seasonality

The Company's revenues and income are directly related to the growing cycle for crops. Accordingly, quarterly revenues and income vary during each fiscal year. The following tables show the Company's quarterly net revenues and net income for Fiscal 2002 and the first three quarters of Fiscal 2003. This information is derived from unaudited consolidated financial statements, which include, in the opinion of management, all normal and recurring adjustments which management consider necessary for a fair statement of results of those periods. The operating results for any quarter are not necessarily indicative of the results for any future period.


               		          Fiscal 2003 Quarter Ended
                      May 31      August 31    November 30   February 28
                   -----------   -----------   -----------   -----------
                                   (Dollars in thousands)
Net revenues          $212,007      $148,484       $30,618

Net income              $2,157        $2,502        $1,354


                                  Fiscal 2002 Quarter Ended
                      May 31      August 31    November 30   February 28
                   -----------   -----------   -----------   -----------
                                   (Dollars in thousands)
Net revenues          $164,160      $110,310       $25,104       $87,782

Net income              $1,834        $2,025        $1,297          $320


Liquidity and Capital Resources

The availability of lines of credit is essential to the Company's operations. As of January 14, 2003, the Company has not yet arranged for financing for 2003 crop year loans in an amount sufficient to allow the Company to meet expected demand. The Company's total projected financing needs are approximately $425 million for the 2003 crop year. Financing is currently in place for $100 million and the Company continues to pursue other alternatives for the remaining needs. Additionally, the Company's existing securitized financing program and $75 million revolving credit facility (which finance 2002 crop loans and can not be used to fund 2003 crop year loans) expire in June 2003 and March 31, 2003, respectively. The Company has a short period of time in which to arrange the required financing because the time of loan commitments to its customers takes place largely in January through April of each year. There can be no assurance the Company will be successful in securing financing and, if financing is secured, it may be on terms less favorable than current terms.

The Company is taking action in order to secure financing. As described in Note 3, the Company has entered into a letter of intent with American Securities Capital Partners, L.P. (ASCP) whereby ASCP has agreed to inject up to $70 million in capital in the Company, of which $35 million would be immediately available. ASCP will have voting control of Ag Services after the initial funding. The Company believes this transaction will assist in arranging for the needed financing. However, the letter of intent is not binding (see Note 3) and finalization of this transaction is not assured.

In the event the ASCP transaction does not close and alternative financing cannot be arranged, the Company may be left with limited options. Failure to obtain adequate 2003 crop year financing would materially impair the Company's ability to finance sufficient sales of farm inputs in order to continue operations under the normal course of business and would have a material adverse impact upon the Company.

The parties are presently conducting due diligence, negotiating final terms and documentation. If the transaction is consummated, current shareholders will incur dilution. There can be no assurance at this time that this investment will be consummated. The Company is considering various alternatives in the event the transaction is not completed.

At November 30, 2002 the Company had working capital of $3.7 million, a decrease of $50.1 million over a year ago and a decrease of $15.4 million since February 28, 2002. The decrease in working capital was due to the restructuring of the Company's debt as the Company's current securitized financing program and revolving $75 million credit line expire June 2003 and March 31, 2003, respectively. As a result of the expiration of these credit facilities within the next twelve months, all debts associated with these facilities are classified as current liabilities on the Company's balance sheet. The Company is presently considering several financing alternatives. Assuming the new financing program is in place, working capital is expected to return to a more normalized, historical amount.

The components of this net decrease, since February 28, 2002, were
(i) $15.4 million decrease resulting from operating activities, consisting of approximately $6.0 million in net income, $0.5 million in depreciation, $1.2 million in amortization, and the remainder from a net change in other working capital items, (ii) capital expenditures of approximately
$1.3 million related to the acquisition of equipment and furniture and offset by (iii) net proceeds of $0.1 million from the issuance of common stock upon exercise of options.

During November 2002, the Company negotiated amendments to its Commercial Paper credit facility and $75 million revolving line of credit. The Commercial Paper facility was amended to extend its due date to June 2003. This facility does not allow for the financing of 2003 Crop Year receivables. The Company's $75 million revolving line of credit was amended to extend its due date to March 31, 2003. This facility also does not allow for the financing of 2003 Crop Year receivables.

The Company has an asset backed securitized financing program through June 2003, with a maximum available borrowing amount of $262 million.
Under the agreement, as amended, the maximum available borrowing amount declined at each month end as follows: December 2002, $175 million;
January 2003, $118 million, February 2003, $77 million; March 2003,
$47 million; April 2003, $29 million; and May 2003, 5 million). Under the terms of the facility, the Company sells or contributes certain notes receivable to Ag Acceptance Corporation ("Ag Acceptance"), a wholly owned, special purpose subsidiary of the Company. Ag Acceptance pledges its interest in these notes receivable to a commercial paper market conduit entity on $205 million of the facility which incurs interest at variable rates in the commercial paper market (current effective rates range from 1.36% to 1.62% at November 30, 2002) and the remaining
$57 million is a term note with interest at a variable cost of LIBOR plus 50 basis points (current effective rate is 2.07% at November 30, 2002). The agreement contains various restrictive covenants, including, among others, restrictions on mergers, issuance of stock, declaration or payment of dividends, transactions with affiliates, and requires the Company to maintain certain levels of equity and pretax earnings. Advances under the facility are made subject to portfolio performance, financial covenant restrictions and borrowing base calculations. At November 30, 2002, the Company had approximately $257 million outstanding under the asset backed securitized financing program and had a maximum additional amount available of approximately $3.5 million, based on borrowing base computations as provided by the agreement.

As previously described, the Company also has a $75 million revolving credit facility that matures March 31, 2003. Additional terms of the agreement allow a variable interest rate based on prime (current effective rate is 7.25% at November 30, 2002). The agreement also contains various restrictive covenants, including, among others, restrictions on mergers, issuance of stock, declaration or payment of dividends and loans to stockholders, and requires the Company to maintain certain levels of equity and pretax earnings. Advances under the line of credit agreement are also subject to portfolio performance, financial covenant restrictions, and borrowing base calculations. At November 30, 2002 the Company had $75.0 million outstanding under the agreement.

Subsequent to the end of the quarter, the Company negotiated a $100 million revolving line of credit for the 2003 crop year that expires in November 2003. The agreement allows a variable interest rate based on LIBOR or prime and contains restrictions similar to the $75 million facility.

The Company has a credit agreement whereby the Company may borrow up to $3.9 million, with a declining balance provision, on a revolving line of credit through April 2022. This credit agreement is used to finance the Company's corporate headquarters at a fixed interest rate of 5.74% through November, 2006. The Company had $3.8 million outstanding under the credit agreement at November 30, 2002. The agreement also contains various restrictive financial covenants.

In February 2002, three executive officers of the Company, who are also the original founders of the Company, loaned an aggregate of $4.4 million to the Company, due on March 31, 2003. The Company makes monthly interest payments to these officers at a variable interest rate of 0.5% below the prime rate (current effective rate is 3.75% at November 30, 2002).
These notes are unsecured.

In June 2002, the Company negotiated a credit facility with a financial institution whereby the Company has the ability to borrow up to $19.2 million effective through July 2003. Advances and repayments under this credit agreement are based on and secured by the performance of certain customer notes receivable of the Company. This agreement accrues interest based on the variable interest rates of the underlying customer notes receivables ranging from 0.5% below prime to 2.0% over prime (current effective rates range from 3.75% to 6.25%). At November 30, 2002 the Company had $15.1 million outstanding under the agreement.

The Company maintains an interest-rate risk-management strategy that uses derivative instruments to minimize significant, unanticipated earnings fluctuations caused by interest-rate volatility. The Company's specific goal is to lower (where possible) the cost of its borrowed funds.

In July 2000, the Company entered into an interest rate swap agreement with an original notional amount of $30 million. The current notional amount of $22.5 million decreases by $7.5 million annually in each July 2003, 2004 and 2005. The swap is utilized to manage interest rate exposures and is designated as a cash flow hedge. The swap agreement is a variable receive/fixed pay swap which expires in July, 2005 and has the effect of converting the interest rate paid on the notional amount of the Company's variable rate debt to a fixed rate of 9.78%.
The differential to be paid or received on the swap agreement is recognized and accrued over the life of the agreement as other comprehensive income based on the remaining outstanding notional amount or changes in interest rates. The difference between the Company's actual variable interest expense and 9.78% on the notional amount for the next twelve months is reclassified from other comprehensive income and recognized as interest expense.


"Safe Harbor" Statement under the Private Securities Litigation Reform
 Act of 1995

Information contained in this report, other than historical information, should be considered forward looking, which reflect Management's current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following: general economic conditions within the agriculture industry; competitive factors and pricing pressures; changes in product mix; changes in the seasonality of demand patterns; changes in weather conditions; changes in agricultural regulations; technological problems; the amount and availability under its asset backed securitization program; unknown risks; and other risks detailed in the Company's Securities and Exchange Commission filings.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

At November 30, 2002 the Company had $355 million outstanding in notes
payable at an average variable interest rate of 2.87%.    The Company has
an interest rate swap that effectively converts $22.5 million of this variable rate debt to a fixed rate instrument. After considering the effect of this swap, the Company has floating rate debt of $329 million at a variable interest rate of 2.36%. A 10% increase in the average variable interest rate would increase interest expense by approximately 24 basis points. Assuming similar average outstanding borrowings as Fiscal 2002 of $246 million, this would increase the Company's interest expense by approximately $0.6 million.

The above sensitivity analysis is to provide information about the Company's potential market risks as they pertain to an adverse change in interest rates. The above analysis excludes the positive impact that increased interest rates would have on financing income as approximately 95% of the Company's notes receivable are variable rate notes.

ITEM 4.   CONTROLS AND PROCEDURES

Based on their most recent review, which was completed within 90 days of the filing of this report, the Company's principal executive officer and principal financial officer have concluded that the Company's disclosure of controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended, is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure and are effective to ensure that such information is recorded, processed, summarized and reported in the time periods specified in the rules of the Securities and Exchange Commission. Since the date of the evaluation described above, there have not been any significant changes in the Company's internal controls or other factors that could significantly affect those controls.

                      AG SERVICES OF AMERICA, INC.
                      PART II.  OTHER INFORMATION

Item 6.  Exhibits and Reports on Form 8-K

	   (a) Exhibits

             No exhibits were filed during the period covered by this report.

         (b) Reports on Form 8-K

             A Form 8-K was filed by the Company on November 27, 2002 disclosing Ag Services' press release regarding the signing of a letter of intent with American Securities Capital Partners, L.P. and a planned equity infusion.


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  AG SERVICES OF AMERICA, INC.
                                  ----------------------------
                                         (Registrant)

                                   /s/ John T. Roth
                                  ----------------------------
                                  John T. Roth
                                  Vice President Finance and Treasurer
                                 (Principal Financial and Accounting Officer)

Date: January 14, 2003

                            CERTIFICATIONS

     I,  Kevin D. Schipper, certify that:

         1. I have reviewed this quarterly report on Form 10-Q of Ag Services of America, Inc.;

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

         4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Securities Exhange Act Rules 13a-14 and 15d-14) for the registrant and we have:

         a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

         b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing of this quarterly report (the "Evaluation Date"); and

         c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

         5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

         a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditor any material weaknesses in internal controls; and

         b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

         6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:  January 14, 2003            /s/ Kevin D. Schipper
                                   -----------------------
                                   Kevin D. Schipper
                                   Chief Executive Officer

     I, John T. Roth, certify that:

        1. I have reviewed this quarterly report on Form 10-Q of Ag Services of America, Inc.;

        2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

        3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

        4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Securities Exhange Act Rules 13a-14 and 15d-14) for the registrant and we have:

        a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

        b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing of this quarterly report(the "Evaluation Date"); and

        c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

        5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

        a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditor any material weaknesses in internal controls; and

        b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

        6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:  January 14, 2003             /s/ John T. Roth
                                    -----------------------
                                    John T. Roth
                                    Vice President Finance and Treasurer

                          COMMON STOCK
                   AG SERVICES OF AMERICA, INC

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  OF THE CORPORATION FOR THE SPECIAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Henry C. Jungling and Kevn D. Schipper, and each of them his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Ag Services of America, Inc, (the "Company") which the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held on [Date] at the corporate headquarters of Ag Services of America, Inc., 1309 Technology Parkeway, Cedar Falls, Iowa 50613, at [Time], Central Standard Time, and at any adjournment or adjournments thereof, upon the following proposal more fully described in the Notice of Special Meeting of shareholders and proxy statement for the special meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal.

          (continued and to be signed on reverse side)

        Please Detach and Mail in the Envelope Provided

A [X] Please mark your votes as indicated in this example.

1.  APPROVAL OF THE SECURITIES PURCHASE AGREEMENT

    FOR      AGAINST     ABSTAIN
    [  ]       [  ]        [  ]

2.  ELECTION OF DIRECTORS

    FOR ALL     WITHHOLD ALL     FOR ALL EXCEPT
     [  ]           [  ]             [  ]

Nominess:  [Insert names of director nominees]

----------------------------------------------
     (Except nominee(s) written above)

3. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the special meeting.


I will attend the special meeting.  [  ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Common shareholder                         Dated:
                               -------------------------      ----------
Signature of Common shareholder
   (IF HELD JOINTLY)           -------------------------

     Note: This proxy must be signed exactly as the name appears heron. When shares are held by joint tenants, both should sign. If the signer is a coporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnerhip, please sign in partnership name by authorized person.